                                                                    Exhibit 10.9


                               AGREEMENT OF LEASE


                                     BETWEEN


                            55 BROAD STREET COMPANY,



                                      OWNER



                                       AND



                                    N2K INC.,



                                     TENANT



                                    PREMISES


                PORTIONS TENTH AND ELEVENTH (10TH & 11TH) FLOORS

                     NEW YORK INFORMATION TECHNOLOGY CENTER

                                 55 BROAD STREET
                               NEW YORK, NEW YORK


                             DATED SEPTEMBER 7, 1995
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
                                TABLE OF CONTENTS

ARTICLE 1     Demised Premises, Term, Rents
ARTICLE 2     Use and Occupancy
ARTICLE 3     Alterations
ARTICLE 4     Ownership of Improvements
ARTICLE 5     Repairs
ARTICLE 6     Compliance With Laws
ARTICLE 7     Subordination Attornment, Etc.
ARTICLE 8     Property Loss, Etc.
ARTICLE 9     Destruction-Fire or Other Casualty
ARTICLE 10    Eminent Domain
ARTICLE 11    Assignment and Subletting
ARTICLE 12    Owner's Initial Construction
                 [Alt.-- Existing Conditions/Owner's Initial Work]
ARTICLE 13    Access to Demised Premises
ARTICLE 14    Vault Space
ARTICLE 15    Certificate of Occupancy
ARTICLE 16    Default
ARTICLE 17    Remedies
ARTICLE 18    Damages
ARTICLE 19    Fees and Expenses; Indemnity
ARTICLE 20    Entire Agreement
ARTICLE 21    End Of Term
ARTICLE 22    Quiet Enjoyment
ARTICLE 23    Escalation
ARTICLE 24    No Waiver
ARTICLE 25    Mutual Waiver of Trial by Jury
ARTICLE 26    Inability to Perform
ARTICLE 27    Notices
ARTICLE 28    Partnership Tenant
ARTICLE 29    Utilities and Services
ARTICLE 30    Table of Contents, Etc.
ARTICLE 31    Miscellaneous Definitions, Severability and Interpretation Provisions
ARTICLE 32    Adjacent Excavation
ARTICLE 33    Building Rules
ARTICLE 34    Broker
ARTICLE 35    Security
ARTICLE 36    Arbitration, Etc.
ARTICLE 37    Parties Bound
ARTICLE 38    Deleted
ARTICLE 39    Renewal Option
ARTICLE 40    Tenant's Right of First Offer for Additional Space
ARTICLE 41    Tenant's Single Termination Option
ARTICLE 42    Satellite Dish
SCHEDULE A    Building Rules
ADDENDUM A    Owner's Initial Construction

                   LEASE dated as of the 7th day of September, 1995, between 55 BROAD STREET COMPANY, a New York partnership having its principal office at 345 Park Avenue, Borough of Manhattan, City, County, and State of New York, as landlord (referred to as "Owner"), and N2K Inc., a New York corporation having its principal office at c/o Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, Borough of Manhattan, City, County and State of New York 10022, as tenant (referred to as "Tenant").

                              W I T N E S S E T H:

Owner and Tenant hereby covenant and agree as follows:


                                    ARTICLE 1

                          DEMISED PREMISES, TERM, RENTS

                   SECTION 1.01. DEMISED PREMISES: Owner hereby leases to Tenant and Tenant hereby hires from Owner those portions of the tenth (10th) and eleventh (11th) floors indicated by outlining and diagonal markings on the floor plans initialled by the parties and annexed hereto as Exhibit "1" and Exhibit "2", respectively, in the building known as 55 Broad Street, in the Borough of Manhattan, City of New York (said building is referred to as the "Building", and the Building together with the plot of land upon which it stands is referred to as the "Real Property"), at the annual rental rate or rates set forth in Section 1.03, and upon and subject to all of the terms, covenants and conditions contained in this Lease. The premises leased to Tenant, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of, or at any time during, the term of this Lease, other than Tenant's Personal Property (as defined in Article
4), are referred to, collectively, as the "Demised Premises".

                   SECTION 1.02. DEMISED TERM: A. The Demised Premises are leased for a term (referred to as the "Demised Term") to commence on October 1, 1995 and to end on February 28, 2001 (subject to the provisions of Subsection B of this Section 1.02), unless the Demised Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.

                        B. Notwithstanding anything in Subsection A of this
Section 1.02 to the contrary, if, on or prior to the date set forth in said Subsection A for the commencement of the Demised Term, Owner shall have failed substantially to complete Owner's Initial Construction (as defined in Article
12), then: (a) the Demised Term shall not commence on the date set forth in said Subsection A but shall, instead, commence on a date, fixed by Owner in a notice to Tenant, not sooner than ten (10) days next following the date of the giving of such notice, which notice shall state that Owner has, or prior to the commencement date fixed in said notice will have, substantially completed Owner's Initial Construction; and (b) the Demised Term shall end on the last day of the calendar month in which the day immediately preceding the date which is five (5) months next following the fifth (5th) anniversary date of the commencement of the Demised Term shall occur, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law; and (c) except as aforesaid, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby. The date upon which the Demised Term shall commence pursuant to

Subsection A of this Section or pursuant to this Subsection B is referred to as the "Commencement Date", and the date fixed pursuant to said Subsection A or this Subsection B as the date upon which the Demised Term shall end is referred to as the "Expiration Date".

                        C. Tenant waives any right to rescind this Lease under
Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Owner's failure to deliver possession of the Demised Premises on the date set forth in Subsection A of this Section, or in any given pursuant to Subsection B of this Section, for the commencement of the Demised Term.

                        D. After the determination of the Commencement Date, each party agrees, upon demand of the other, to execute, acknowledge and deliver to each other, an instrument, in form reasonably satisfactory to Owner, setting forth said Commencement Date and the Expiration Date.

                   SECTION 1.03. FIXED RENT: A. This Lease is made at the annual rental rates (referred to as "Fixed Rent") of ONE HUNDRED EIGHT THOUSAND SEVEN HUNDRED SEVENTY-ONE and 85/100 ($108,771.85) DOLLARS with respect to the period ("First Rent Period") from the Commencement Date to the date three hundred sixty-five days next following the Commencement Date, ONE HUNDRED EIGHTY-SIX THOUSAND FOUR HUNDRED SIXTY-SIX and 00/100 ($186,466.00) DOLLARS with respect to the period ("Second Rent Period") from the date next following the expiration of the First Rent Period to the last day of the calendar month in which the day immediately preceding the second anniversary of the Commencement Date shall occur, and TWO HUNDRED THIRTEEN THOUSAND ONE HUNDRED FOUR and 00/100 ($213,104.00) DOLLARS with respect to the remainder of the Demised Term ("The Third Rent Period").

                        B. The Fixed Rent, any increases in the Fixed Rent and any additional rent payable pursuant to the provisions of this Lease shall be payable by Tenant to Owner at its office (or at such other place as Owner may designate in a notice to Tenant) in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment or by Tenant's good check drawn on a bank or trust company whose principal office is located in New York City and which is a member of the New York Clearinghouse Association, without prior demand therefor and without any offset or deduction whatsoever except as otherwise specifically provided in this Lease. The Fixed Rent shall be payable in equal monthly installments of NINE THOUSAND SIXTY-FOUR and 32/100 ($9,064.32) DOLLARS with respect to the First Rent Period, FIFTEEN THOUSAND FIVE HUNDRED THIRTY-EIGHT and 83/100 ($15,538.83) DOLLARS with respect to the Second Rent Period and SEVENTEEN THOUSAND SEVEN HUNDRED FIFTY-EIGHT and 67/100 ($17,758.67) DOLLARS with respect to the Third Rent Period and shall be payable, in advance, on the first (1st) day of each month during the Demised Term (except as otherwise provided in Subsection C of this Section).

                        C. The sum of NINE THOUSAND SIXTY-FOUR and 32/100 ($9,064.32) DOLLARS, representing the installment of Fixed Rent for the first
(1st) full calendar month of the Demised Term, is due and payable at the time of the execution and delivery of this Lease. In the event that the Commencement Date shall occur on a date other than the first (1st) day of any calendar month, Tenant shall pay to Owner, on the first (1st) day of the month next succeeding the month during which the Commencement Date shall occur, a sum equal to THREE HUNDRED TWO and 14/100 ($302.14) DOLLARS, multiplied by the number of calendar days in the period from the Commencement Date to the last day of the month in which the Commencement Date shall occur, both inclusive. Such payment, together with the sum paid by Tenant upon the execution of this Lease, shall constitute payment of the Fixed Rent for the period from the Commencement Date to and including the last day of the next succeeding calendar month.

                   SECTION 1.04. TENANT'S GENERAL COVENANT: Tenant covenants (i) to pay the Fixed Rent, any increases in the Fixed Rent, and any additional rent payable pursuant to the provisions of this Lease, and (ii) to observe and perform, and to permit no violation of, the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed. Owner covenants to observe and perform and to permit no violation of, the terms, covenants and conditions of this Lease on Owner's part to be observed and performed.


                                    ARTICLE 2

                                USE AND OCCUPANCY

                   SECTION 2.01. GENERAL COVENANT OF USE: Tenant shall use and occupy the Demised Premises for the following purpose: Executive and general offices of Tenant for Tenant's information technology and related media business and executive and general offices for information technology and related media business of any permitted subtenants and occupants.

                   SECTION 2.02. NO ADVERSE USE: Tenant shall not use or occupy, or permit the use or occupancy of, the Demised Premises or any part thereof, for any purpose other than the purpose specifically set form in Section 2.01, or in any manner which, (a) shall adversely affect or interfere with (i) any services required to be furnished by Owner to Tenant or to any other tenant or occupant of the Building, or (ii) the proper and economical rendition of any such service, or (iii) the use or enjoyment of any part of the Building by any other tenant or occupant, or (b) shall tend to impair the character or dignity of the Building.


                                    ARTICLE 3

                                   ALTERATIONS

                   SECTION 3.01. GENERAL ALTERATION COVENANTS: Tenant shall not make or perform, or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the Demised Premises (referred to collectively, as "Alterations" and individually as an "Alteration") without Owner's prior consent in each instance. Owner agrees not unreasonably to withhold its consent to any non-structural Alterations proposed to be made by Tenant to adapt the Demised Premises for Tenant's business purposes. Owner agrees that Tenant may, without Owner's prior consent, make any merely decorative changes and other non-structural Alterations in the Demised Premises the estimated cost of which constituting a single project shall not exceed ONE HUNDRED THOUSAND and 00/100 ($100,000.00) DOLLARS and which shall not affect the electrical, plumbing and heating, ventilation and air conditioning systems in the Building or any portion of the Building outside the Demised Premises; such sum of ONE HUNDRED THOUSAND and 00/100 ($100,000.00) DOLLARS set forth in this sentence shall be deemed increased annually by the percentage increase in the Consumer Price index (as hereinafter defined) for the month in which the first anniversary of the Commencement Date, and each subsequent anniversary date thereof, occurs over the Consumer Price Index for the month in which the Commencement Date shall occur. The Consumer Price Index set forth in the immediately preceding sentence shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers based upon the New York-Northern New Jersey area for All Group Commodities and Items, published by the United States Department of Labor, Bureau of Labor Statistics, or a successor substitute index; if in any year the 1982-84 average of one hundred (100) is no longer used as the basis of calculation, then, for the purposes of this Article, the Consumer Price Index for such year shall be recalculated as though such 1982-84 average of one hundred (100) were still the basis of calculation of the Consumer Price Index for such year; in the event such Consumer Price Index (or a successor substitute index) is not available, a reliable government or other non-partisan publication evaluating the information theretofore used in determining the Consumer Price Index shall be used to reflect the increase in the national cost of living. Notwithstanding the foregoing provisions of this Section or Owner's consent to any Alterations, all Alterations and decorations shall be made and performed in conformity with and subject to the following provisions:

                        A. All Alterations and decorations shall be made and performed at Tenant's sole cost and expense and at such time and in such manner as Owner may, from time to time, reasonably designate;

                        B. No Alteration shall adversely affect the structural integrity of the Building;

                        C. Alterations and decorations shall be made only by contractors or mechanics approved by Owner, such approval not unreasonably to be withheld (notwithstanding the foregoing, all Alterations requiring mechanics in heating, ventilation, air conditioning, electrical, plumbing, sprinklers and other mechanical trades with respect to which Owner has adopted or may hereafter adopt a list or lists of approved contractors shall be made only by contractors selected by Tenant from such list or lists provided there are at least three [3] contractors on each such list and the prices charged by such contractors are competitive for similar work in the Borough of Manhattan in comparable first class office buildings);

                        D. No Alteration or decoration shall affect any part of the Building other than the Demised Premises or adversely affect any service required to be furnished by Owner to Tenant or to any other tenant or occupant of the Building (including, without limitation, the Building-wide standard systems required to provide elevator, heat, ventilation, air-conditioning and electrical and plumbing services in the Building);

                        E. No Alteration shall reduce the value or utility of the Building or any portion thereof;

                        F. No Alteration shall affect the Certificate of Occupancy for the Building or the Demised Premises;

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                        G. No Alteration or decoration shall affect the outside
appearance of the Building or the color or style of any venetian blinds (except that Tenant may remove any venetian blinds provided that they are promptly replaced by Tenant with blinds of a similar type, material and color);

                        H. All business machines and mechanical equipment shall be placed and maintained by Tenant in settings sufficient, in Owner's reasonable judgment, to absorb and prevent vibration, noise and annoyance to other tenants or occupants of the Building;

                        I. Tenant shall submit to Owner detailed plans and specifications stamped by Tenant's architect (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Owner's approval of such plans and specifications, such approval not unreasonably to be withheld or delayed. Notwithstanding the foregoing, Tenant shall not be required to submit any detailed plans and specifications for any Alterations unless such plans and specifications are, in the ordinary course, prepared for such Alterations or are required to be prepared in connection with any filings or other applicable requirements of any law, order, rule or regulation of any federal, state, county or municipality, including but not limited to, the Department of Buildings of the City of New York, and in those cases where Tenant shall not be required to submit such detailed plans and specifications, Tenant shall submit to Owner, in lieu thereof, information with respect to such Alterations in reasonably sufficient detail so as to enable Owner to determine the nature and extent of the work to be performed, and following the completion of each Alteration, Tenant shall submit to Owner a computerized "as built" drawing file for the Demised Premises (or if the Demised Premises comprise more than one (1) floor, for each floor of the Demised Premises being altered) and in those cases where Tenant shall not be so required to submit such detailed plans and specifications, Tenant shall submit to Owner, in lieu thereof, information with respect to such Alterations in reasonably sufficient detail so as to enable Owner to determine the nature and extent of the work to be performed; such file will be in DXF format and contain, on a separate layer, all ceiling-height partitions and doors within the Demised Premises (or if the Demised Premises comprise more than one (1) floor, within each floor of the Demised Premises being altered);

                        J. Prior to the commencement of each proposed Alteration, Tenant shall have procured and paid for and exhibited to Owner, so far as the same may be required from time to time, all permits, approvals and authorizations of all Governmental Authorities (as defined in Section 6.01.) having or claiming jurisdiction;

                        K. Prior the commencement of each proposed Alteration and decoration, Tenant shall furnish to Owner duplicate original policies of workmen's compensation insurance covering all persons to be employed in connection with such Alteration or decoration, including those to be employed by all contractors and subcontractors, and of comprehensive public liability insurance (including property damage coverage) in which Owner, its agents, the holder of any Mortgage (as defined in Section 7.01.) and any lessor under any Superior Lease (as defined in Section 7.01.) shall be named as parties insured, which policies shall be issued by companies, and shall be in form and amounts, satisfactory to Owner and shall be maintained by Tenant until the completion of such Alteration;

                        L. In the event Owner or its agents employ any independent architect or engineer to examine any plans or specifications submitted by Tenant to Owner in connection with any proposed major Alteration and it is reasonable for Owner to so employ such architect or engineer in the circumstances, Tenant agrees to pay to Owner a sum equal to any reasonable out-of-pocket fees incurred by Owner in connection therewith.

                        M. All fireproof wood test reports, electrical and air conditioning certificates if any are required by law, and all other permits, approvals and certificates required by all Governmental Authorities shall be timely obtained by Tenant and submitted to Owner;

                        N. All Alterations and decorations, once commenced, shall be made reasonably promptly and in a good and workmanlike manner;

                        O. Notwithstanding Owner's approval of plans and specifications for any Alteration, all Alterations and decorations shall be made and performed in full compliance with all Legal Requirements (as defined in Section 6.01.) and with all applicable rules, orders, regulations and requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body;

                        P. All Alterations and decorations shall be made and performed in accordance with the Building Rules and Building Rules for Alterations;

                        Q. All materials and equipment to be installed, incorporated or located in the Demised Premises as a result of all Alterations shall be in good condition;

                        R. No materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement of any kind;

                        S. Tenant, before commencement of each Alteration, the estimated cost of which constituting a single project shall exceed ONE MILLION and 00/100 ($1,000,000.00) DOLLARS, shall furnish to Owner a performance bond or other security satisfactory to Owner, in an amount at least equal to the estimated cost of such Alteration, guaranteeing the performance and payment thereof. Such sum of ONE MILLION and 00/100 ($1,000,000.00) DOLLARS set forth in this subsection shall be deemed increased annually by the percentage increase in the Consumer Price Index for the month in which the first anniversary of the Commencement Date and each subsequent anniversary date thereof occurs over the Consumer Price Index in the month in which the Commencement Date shall occur;

                        T. Following the completion of each Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any Governmental Authority and shall furnish Owner with copies thereof;

                        U. Tenant agrees Tenant will not install, affix, add or paint in or on, nor permit, any work of visual art (as defined in the Federal Visual Artists' Rights Act of 1990 or any successor law of similar import) or other Alteration to be installed in or on, or affixed, added to, or painted on, the interior or exterior of the Demised Premises, or any part thereof, including, but not limited to, the walls, floors, ceilings, doors, windows, fixtures and on land included as part of the Demised Premises, which work of visual art or other Alteration would, under the provisions of the Federal Visual Artists' Rights Act of 1990, or any successor law of similar import, require the consent of the author or artist of such work or Alteration before the same could be removed, modified, destroyed or demolished;

                           V. Under no circumstances shall Tenant be permitted
to locate any telecommunications facilities in the telecommunications closets of the Building. With respect to Tenant's telecommunications facilities, Tenant shall use, exclusively, the telecommunications cable distribution system in the Building designated by Owner and shall contract separately with the company providing cable distribution service in the Building (referred to as the "Telecommunications Cable Distribution Company") for the supply and maintenance of Tenant's cables, and Tenant shall pay the Telecommunications Cable Distribution Company for the services provided by it at the rates established by it from time to time. Such rates shall be reasonably competitive with rates charged by available alternative telecommunications cable distribution systems in the area in which the Building is located. Tenant shall comply with all reasonable rules and regulations adopted by Owner and the Telecommunications Cable Distribution Company. Owner shall not be liable to Tenant or anyone claiming through or under Tenant for any damages, including, but not limited to, incidental, remote or consequential damages, including, without limitation, lost revenue, lost profits and additional operating or personnel expenses Arising from any acts, omissions or negligence of the Provider and the Telecommunications Cable Distribution Company.

                  SECTION 3.02. NO CONSENT TO CONTRACTOR/NO MECHANICS LIEN:
Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Owner, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen, for the performance of any labor or the furnishing of any material for any specific Alteration to, or repair of, the Demised Premises, the Building, or any part of either. Any mechanic's or other lien filed against the Demised Premises or the Building or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or any person claiming through or under Tenant or based upon any act or omission or alleged act or omission of Tenant or any such person shall be discharged by Tenant, at Tenant's sole cost and expense, within thirty (30) days after Tenant's receipt of notice of the filing of such lien by bonding or otherwise.

                  SECTION 3.03. LABOR HARMONY: Tenant shall not, at any time prior to or during the Demised Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Demised Premises. whether in connection with any Alteration or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Owner, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Owner, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

                  SECTION 3.04. COMPLIANCE WITH FIRE SAFETY: Without in any way limiting the generality of the provisions of Section 3.01, all Alterations shall be made and performed in full compliance with all standards and practices adopted by Owner for fire safety in the Building. No Alteration shall affect all or any part of any Class E Fire Alarm and Communication system installed in the Demised Premises, except that in connection with any such Alteration Tenant may relocate certain components of such system, provided (i) such relocation shall be performed in a manner first approved by Owner such approval not to be unreasonably withheld or delayed, (ii) the new location of any such component shall be first approved by Owner such approval not to be unreasonably withheld or delayed,
(iii) prior to any such relocation Tenant shall submit to Owner detailed plans and specifications therefor which shall be first approved by Owner such approval not to be unreasonably withheld or delayed and (iv) Owner shall have the election of relocating such components either by itself or by its contractors, in which event all reasonable expenses incurred by Owner shall be reimbursed by Tenant upon demand of Owner, as additional rent. Owner represents that the Demised Premises will be in compliance with Local Law #5 of 1973, Local Law #16 of 1984 and Local Law #58 and the Americans With Disabilities Act on the Commencement Date, and as Owner completes Alterations in the public portions of the Building such public portions of the Building will by completed in compliance with Local Law #5 of 1973, Local Law #16 of 1984 and Local Law #58 and the Americans With Disabilities Act.

                  SECTION 3.05. SPRINKLERS: The Demised Premises shall contain a sprinkler system and notwithstanding anything to the contrary set forth in Sections 5.01 and 6.01, Owner, at Owner's expense, shall perform routine maintenance of, and shall repair and replace if necessary, said sprinkler system and any replacements thereof, unless such repair or replacement is due to Tenant's acts, omissions or negligence, in which event Owner shall repair or replace same, at Tenant's sole cost and expense. Owner shall also perform controlled inspections of said sprinkler system as and when required by law and Tenant shall give Owner reasonable access to perform such repairs, maintenance and inspections upon reasonable prior notice. Any sprinkler system and any replacements thereof whether made at Tenant's expense or Owner's expense, shall be deemed the property of Owner.

                  SECTION 3.06. ASBESTOS OR OTHER HAZARDOUS MATERIAL: If any Legal Requirement or any Governmental Authority requires that any asbestos or other hazardous material contained in or about the Demised Premises and installed therein by Tenant or any person claiming through or under Tenant be removed or dealt with in any particular manner in connection with any Alterations of the Demised Premises or otherwise, then it shall be Tenant's obligation, at Tenant's expense, to remove or so deal with such asbestos or other hazardous material in accordance with all such laws, orders, rules and regulations. In the event Tenant is required to remove or so deal with such asbestos or other hazardous material in accordance with the provisions of the foregoing sentence then, notwithstanding anything to the contrary contained herein, Owner, at Owner's election, shall have the option to itself remove or so deal with such asbestos or other hazardous material and, in such event, Tenant shall pay to Owner all of Owner's reasonable costs in connection therewith within ten (10) days next following the rendition of a statement thereof by Owner to Tenant.

                  SECTION 3.07. DISPUTE RESOLUTION: Any dispute with respect to the reasonability of any failure or refusal of Owner to grant its consent or approval to any request for such consent or approval pursuant to the provisions of Section 3.01 with respect to which request Owner has agreed, in such Section not unreasonably to withhold such consent or approval, shall be determined by arbitration in accordance with the provisions of Article 36.

                  SECTION 3.08. FIRE ALARM AND COMMUNICATION SYSTEM CONNECTION
FEES: In the event that Tenant, pursuant to the provisions of this Lease, including, but not limited to, the provisions of this Article 3 and Article 6, connects any of the following equipment to any Class E Fire Alarm and Communication system installed in the Demised Premises, Tenant shall pay to Owner as a one (1) time connection fee the following sums set forth opposite the equipment listed below (which sums shall be subject to increases due to increases in the cost to Owner of operating and maintaining such Class E Fire Alarm and Communication system over such costs on the date of this Lease):


A.       Speakers in excess of 4 per floor of the
         Demised Premises (or if the Demised
         Premises contain less than one (1)
         floor, in excess of four in the Demised
         Premises)                                                  $500.00 per device

B.       Strobe Lights (single unit)                                $100.00 per device

C.       Combination Speaker/Strobe light                           $250.00 per device

D.       Duct Detectors (supplementary air conditioning
         systems)                                                   $500.00 per point

E.       Smoke Detectors (multi-purpose)                            $500.00 per point

F.       Preaction Sprinkler System:
                                                        waterflow   $500.00 per point
                                                        tamper      $500.00 per point

G.       Warden Phone (additional)                                  $1,000.00 per unit

H.       Fail Safe Door Release                                     $250.00 per connection


                  SECTION 3.09. A. In the event that, at any time during the Demised Term, in connection with any Alterations proposed to be performed by Tenant in the Demised Premises Tenant is unable to obtain a New York City Department of Environmental Protection Form ACP5 dated 10/88 (or any successor form), signed by a certified asbestos investigator, or any other form or approval required by Federal, State, County or Municipal authorities, indicating that said Alterations do not constitute an asbestos project, Owner agrees, upon notice from Tenant to such effect, to perform such work as shall be required to enable Tenant to obtain any such form or approval.

                           B. If any laws, orders, rules or regulations of any
Federal, State, County or Municipal authority require that any asbestos or other hazardous material contained in or about the Demised Premises be removed or dealt with in any particular manner, then it shall be Owner's obligation, at Owner's expense, to remove or so deal with such asbestos or other hazardous material in accordance with such laws, orders, rules and regulations.

                           C. Notwithstanding the provisions of subsections A
and B of this Section, in the event any work performed by Owner pursuant to the provisions of either or both of such subsections is in any way disturbed or damaged by Tenant or any person claiming through or under Tenant, or asbestos or other hazardous material is installed in the Demised Premises by or on behalf of Tenant, or any person claiming through or under Tenant, Owner shall have no responsibility in connection with the disturbed or damaged work or the asbestos or other hazardous material so installed by Tenant or any person claiming through or under Tenant and no obligation to perform any work with respect to the disturbed or damaged work or the asbestos or other hazardous material so installed by Tenant or any person claiming through or under Tenant, but it shall be Tenant's obligation, at Tenant's expense, to (i) perform such work with respect to such disturbed or damaged work or the asbestos or other hazardous material so installed by Tenant or any person claiming through or under Tenant as shall be required to enable Tenant to obtain any form or approval referred to in subsection A, and (ii) remove or so deal with such asbestos or other hazardous material in accordance with all such laws, orders, rules and regulations referred to in subsection B.


                                    ARTICLE 4

                            OWNERSHIP OF IMPROVEMENTS

                  SECTION 4.01. GENERAL RIGHTS OF OWNER AND TENANT: All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Demised Premises, whether by Owner or Tenant or others, and whether at Owner's expense, or Tenant's expense, or the joint expense of Owner and Tenant, shall be and remain the property of Owner, except that any such fixtures, improvements, additions and other property installed at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Owner, whether pursuant to Addendum A or otherwise, and which are removable without material damage to the Demised Premises shall be and remain the property of Tenant and are referred to as "Tenant's Personal Property". Any replacements of any property of Owner, whether made at Tenant's expense or otherwise, shall be and remain the property of Owner. Notwithstanding anything to the contrary set forth in the foregoing provisions of this Section, Tenant may remove from the Demised Premises at any time during the Demised Term or on the Expiration Date or sooner termination of the Demised Term the following: any non-structural Alterations performed by Tenant which do not affect any Building systems, provided that Tenant shall make all repairs to the Demised Premises and the Building occasioned by such removal.


                                    ARTICLE 5

                                     REPAIRS

                  SECTION 5.01. TENANT'S REPAIR OBLIGATIONS: Tenant shall take good care of the Demised Premises (including, but not limited to, any Class E Fire Alarm and Communication system and any sprinkler system installed therein and any installations made or equipment installed therein as a result of any requirement of New York City Local Law #16 of 1984 or any successor law of like import) and, at Tenant's sole Cost and expense, shall make all repairs and replacements, structural and otherwise, ordinary and extraordinary, foreseen and unforeseen as and when needed to preserve the Demised Premises (including, but not limited to, any Class E Fire Alarm and Communication system and any installations made or equipment installed therein as a result of any requirement of New York City Local Law #16 of 1984 or any successor law of like import) in good and safe working order and in first class repair and condition, except that Tenant shall not be required to make any repairs or replacements to the Demised Premises unless necessitated or occasioned by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant or any of their servants, employees, contractors, agents, visitors or licensees, or by the manner of use or occupancy of the Demised Premises by Tenant or any such person (in contradistinction to the mere use or occupancy of the Demised Premises for the purposes set forth in Section 2.01).

For the purposes of this Article, any repairs or work involving asbestos or other hazardous materials or involving compliance with Local Laws #5 of 1973, #16 of 1984, #58 of 1987 and the Americans With Disabilities Act and any successor laws of like import shall be deemed to be non-structural repairs or replacements. Without affecting Tenant's obligations set forth in the preceding sentence, Tenant, at Tenant's sole Cost and expanse, shall also (i) make all repairs and replacements, and perform all maintenance as and when necessary, to the lamps, tubes, ballasts, and starters in the lighting fixtures installed in the Demised Premises, (ii) make all repairs and replacements, as and when necessary, to Tenant's Personal Property and to any Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant, and (iii) if the Demised Premises shall include any space on any ground, street, mezzanine or basement floor in the Building, make all replacements, as and when necessary, to all windows and plate and other glass in, on or about such space, and obtain and maintain, throughout the Demised Term, plate glass insurance policies issued by companies, and in form and amounts, satisfactory to Owner, in which Owner, its agents and any lessor under any ground or underlying lease shall be named as parties insured, and (iv) perform all maintenance and make all repairs and replacements, as and when necessary, to any air conditioning equipment, private elevators, escalators, conveyors or mechanical systems (other than the Building's standard equipment and systems) which may be installed in the Demised Premises by Owner, Tenant or others. However, the provisions of the foregoing sentence shall not be deemed to give to Tenant any right to install air conditioning equipment, elevators, escalators, conveyors or mechanical systems. All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed in conformity with, and subject to the provisions of Article 3 and shall be at least equal in quality and class to the original work or installation. The necessity for, and adequacy of, repairs and replacements pursuant to this
Article 5 shall be measured by the standard which is appropriate for first class office buildings of similar construction and class in the Borough of Manhattan, City of New York.

                  SECTION 5.02. Supplementing the provisions of Section 5.01, Owner, at Owner's sole cost and expense, shall timely make (i) all structural repairs to the Demised Premises as and when required, (ii) all repairs necessary to furnish the plumbing, electrical, air conditioning, ventilating, heating and elevator services required to be furnished by Owner to Tenant under the provisions of Article 29, and (iii) all necessary repairs to the public portions of the Building which affect Tenant's use and enjoyment of the Demised Premises, except that Owner shall not be required to make any of the repairs referred to in subdivision (i), (ii) or (iii) of this sentence if Tenant is obligated to make such repairs pursuant to the provisions of Section 5.01. Notwithstanding the foregoing provisions of this Section, Owner shall have no obligation to make any repairs unless and until specific actual notice or the necessity therefor shall have been given to Owner.


                                    ARTICLE 6

                              COMPLIANCE WITH LAWS

                  SECTION 6.01. GENERAL COVENANTS: Tenant, at Tenant's sole cost and expense, shall comply with all Legal Requirements (hereinafter defined) which shall impose any duty upon Owner or Tenant with respect to the Demised Premises or the use or occupation thereof, including, but not limited to, any requirement that asbestos or other hazardous material installed in the Demised Premises by Tenant or any person claiming through or under Tenant be removed or dealt with in any particular manner, except that Tenant shall not be required to make any Alterations in order so to comply unless such Alterations shall be necessitated or occasioned, in whole or in part, by the acts, omissions, or negligence of Tenant or any person claiming through or under Tenant or any of their servants, employees, contractors, agents, visitors or licensees, or by the manner of use or occupancy of the Demised Premises by Tenant or by any such person (in contradistinction to the mere use or occupancy of the Demised Premises for the purposes set forth in
Section 2.01). For all purposes of this Lease the term "Legal Requirements" shall mean all present and future laws, codes, ordinances, statutes, requirements, orders and regulations, ordinary and extraordinary, foreseen and unforeseen (including, but not limited to, the New York State Energy Conservation Construction Code, New York City Local Laws #5 of 1973, #16 of 1984 and #58 of 1987 and the Americans with Disabilities Act, and any successor laws of like import) of any Governmental Authority (hereinafter defined) and all directions, requirements, orders and notices of violations thereof. For all purposes of this Lease, the term "Governmental Authority" shall mean the United States of America, the State of New York, the County of New York, the Borough of Manhattan, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over Owner, Tenant, this Lease or the Real Property or any portion thereof. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to the provisions of this Article shall be made in conformity with, and subject to the provisions of Article 3. Compliance with any requirement regarding asbestos or other hazardous material shall be made in conformity with the provisions of Section 3.06.

                  SECTION 6.02. TENANT'S COMPLIANCE WITH OWNER'S FIRE INSURANCE:
Tenant shall not do anything, or permit anything to be done, in or about the Demised Premises which shall (i) invalidate or be in conflict with the provisions of any fire and/or other insurance policies covering the Building or any property located therein, or (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Owner, or (iii) subject Owner to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Demised Premises, or (iv) cause any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Demised Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all present and future rules, orders, regulations and/or requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body and the issuer of any insurance obtained by Owner covering the Building and/or the Real Property, whether ordinary or extraordinary, foreseen or unforeseen, including, but not limited to, any requirement that asbestos or other hazardous material installed in the Demised Premises by Tenant or any person claiming through or under Tenant be removed or dealt with in any particular manner and any requirement of New York City Local Law #5 of 1973, #16 of 1984, #58 of 1987 and the Americans With Disabilities Act or any successor laws of like import.

                  SECTION 6.03. FIRE INSURANCE RATES: In any action or proceeding wherein Owned and Tenant are parties, a schedule or "make up" of rates applicable to the Building or property located therein issued by the New York Fire Insurance Rating Organization, or other similar body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building or property located therein.

                  SECTION 6.04. Notwithstanding anything contained in Sections 6.01, 6.02 or 6.03 to the contrary, Tenant shall not be deemed to have caused any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Demised Term or at any time thereafter, nor shall Tenant be required to make any Alterations in order to comply with any rules, orders, regulations or requirements of the New York Board Organization or any similar body, unless such rates are increased, or such Alterations shall be necessitated or occasioned, in whole or in part, by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by the manner of use or occupancy of the Demised Premises by Tenant or any such persons (in contradistinction to the mere use or occupancy of the Demised Premises for the purposes set forth in Section 2.01).

                  SECTION 6.05. Owner agrees solely to the extent that non-compliance by Owner prevents Tenant from using the Demised Premises for its normal business operations, Owner, at Owner's sole cost and expense, shall comply with all Legal Requirements and with all rules, orders, regulations and requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body and the issuer of any insurance obtained by Owner covering the Building and/or the Real Property, which shall impose any duty upon Owner or Tenant with respect to the Demised Premises or the use or occupation thereof, or any public portion of the Building which affects Tenant's use of the Demised Premises, all of which are of Building-wide application and with which Tenant is not required to comply pursuant to the provisions of Sections 6.01 or Section 6.02; provided, however, Owner shall not be required to so comply unless and until Owner shall have received notice of the necessity therefor from Tenant

                  SECTION 6.06. Owner shall have the right to contest, by appropriate legal proceedings diligently conducted in good faith, at its own cost and expense, the validity or application of any Legal Requirement with which Owner is required to comply under the provisions of Section 6.05 provided that such contest shall not subject Tenant to any criminal penalty or place Tenant in imminent danger of being required to vacate the Demised Premises.


                                    ARTICLE 7

                         SUBORDINATION ATTORNMENT, ETC.

                  SECTION 7.01. LEASE SUBORDINATION: This Lease and all rights of Tenant under this Lease are, and shall remain, unconditionally subject and subordinate in all respects to all ground and underlying leases now or hereafter in effect affecting the Real Property or any portion thereof, and to all mortgages which may now or hereafter affect such leases or the Real Property, and to all advances made or hereafter to be made under such mortgages, and to all renewals, modifications, consolidations, correlations, replacements and extensions of, and substitutions for, such leases and mortgages (such leases as above described are referred to herein collectively as the "Superior Lease" and such mortgages as above described are referred to herein collectively as the "Mortgage"). The foregoing provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate or other instrument which Owner, or any lessor under any Superior Lease, or any holder of any Mortgage may request, and Tenant hereby, irrevocably constitutes and appoints Owner and all such lessors and holders, acting jointly or severally, as Tenant's agent and attorney-in-fact to execute any such certificate or other instrument for or on behalf of Tenant. If, in connection with obtaining financing with respect to the Building, the Real Property, or the interest of the lessee under any Superior Lease, any recognized lending institution shall request reasonable modifications of this Lease as a condition of such financing, Tenant covenants not unreasonably to withhold or delay its agreement to such modifications, provided that such modifications do not materially increase the obligations, or materially and adversely affect the rights, of Tenant under this Lease. No act or failure to act on the part of Owner which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Owner's act or failure to act to the holder or holders of any Mortgage and/or the lessor under any Superior Lease of whom Tenant has been given written notice, specifying the act or failure to act on the part of Owner which could or would give basis to Tenant's rights; and (ii) the holder or holders of such Mortgage and/or the lessors under any Superior Lease, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this sentence shall be deemed to impose any obligation on any such holder or lessor to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Building if any such holder or lessor elects to do so (provided such holder or lessor institutes proceedings to obtain possession within a reasonable time after notice from Tenant pursuant to the foregoing provisions and conducts such proceedings with reasonable diligence) and a reasonable time after so obtaining possession to correct or cure the condition if such condition is determined to exist (provided such holder or lessor commences said cure within ten (10) days after obtaining possession and prosecutes the work required to cure with reasonable diligence).

                  SECTION 7.02. TENANT ATTORNMENT: If, at any time prior to the expiration of the Demised Term, any Superior Lease under which Owner then shall be the lessee shall terminate or be terminated for any reason, or the holder of any Mortgage comes into possession of the Real Property or the Building or the estate created by any Superior Lease by a receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property, or of the holder of any Mortgage so in possession, or of any lessee under any Superior Lease covering the premises which include the Demised Premises, to attorn, from time to time, to any such owner, holder, or lessee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, holder or lessee, as the case may be, shall then be entitled to possession of the Demised Premises. The provisions of this Section shall inure to the benefit of any such owner, holder, or lessee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, holder, or lessee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section, satisfactory to any such owner, holder, or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder, or lessee.

Notwithstanding anything to the contrary set forth in this Article no such owner, holder or lessee shall be bound by (i) any payment of any instalment of Fixed Rent or increases therein or any additional rent which may have been made more than thirty (30) days before the due date of such instalment (except prepayments in the nature of security for the performance of Tenant's obligation under this Lease), or (ii) any amendment or modification to this Lease which is made without its consent.

                  SECTION 7.03. TENANT ESTOPPEL CERTIFICATE: From time to time, within ten (10) days next following Owner's request, Tenant shall deliver to Owner a written statement executed and acknowledged by Tenant, in form satisfactory to Owner, (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth the specific nature of all modifications), and (ii) setting forth the date to which the Fixed Rent has been paid, and (iii) stating whether or not, to the best knowledge of Tenant, Owner is in default under this Lease, and, if Owner is in default, setting forth the specific nature of all such defaults and (iv) stating that Tenant has accepted and occupied the Demised Premises and all improvements required to be made by Owner pursuant to the provisions of this Lease, have been made, if such be the case. Tenant acknowledges that any statement delivered pursuant to this Section may be relied upon by any purchaser or owner of the Building, or of the Real Property, or any part thereof, or of Owner's interest in the Building or the Real Property or any Superior Lease, or by the holder of any Mortgage, or by any assignee of the holder of any Mortgage, or by any lessor under any Superior Lease.

                  SECTION 7.04. OWNER ASSIGNMENT OF LEASE AND RENTS: If Owner assigns its interest in this Lease, or the rents payable hereunder, to the holder of any Mortgage or the lessor under any Superior Lease, whether the assignment shall be conditional in nature or otherwise, Tenant agrees that (a) the execution thereof by Owner and the acceptance by such holder or lessor shall not be deemed an assumption by such holder or lessor of any of the obligations of the Owner under this Lease unless such holder or lessor shall, by written notice sent to Tenant, specifically otherwise elect; and (b) except as aforesaid, such holder or lessor shall be treated as having assumed Owner's obligations hereunder only upon the foreclosure of such holder's Mortgage or the termination of such lessor's Superior Lease and the taking of possession of the Demised Premises by such holder or lessor, as the case may be.

                  SECTION 7.05. OWNER'S ESTOPPEL CERTIFICATE: From time to time, within ten (10) days next following Tenant's request, Owner shall deliver to Tenant a written statement executed and acknowledged by Owner, in form satisfactory to Tenant, (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth the specific nature of all modifications), and (ii) setting forth the date to which the Fixed Rent has been paid, and (iii) stating whether or not, to the best knowledge of Owner, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults and (iv) stating that Tenant has accepted and occupied the Demised Premises and all improvements required to be made by Owner pursuant to the provisions of this Lease, have been made, if such be the case.

                  SECTION 7.06. Owner agrees within a reasonable time after the execution and delivery of this Lease to request the then holder or holders of the existing Mortgage to enter into an agreement substantially to the effect that in the event of any foreclosure of the existing Mortgage, such holder or holders will not make Tenant a party-defendant to such foreclosure (unless required by law in order to obtain jurisdiction, but in such event, no judgment foreclosing this Lease will be sought) nor disturb its possession under this Lease so long as there shall be no default by Tenant under this Lease beyond applicable grace periods (any such agreement, or any agreement of similar import, is referred to as a "Non-Disturbance Agreement" and any provisions in any Mortgage substantially to the same effect as those contained in a Non-Disturbance Agreement are referred to as "Non-Disturbance Provisions"). At or about the time that Owner executes any future Mortgage, Owner agrees to request the then holder or holders of such future Mortgage to enter into a Non-Disturbance Agreement or include Non-Disturbance Provisions in such future Mortgage. At or about the time that Owner executes any future Superior Lease of the Real Property or the Building, Owner shall request the lessor thereof to enter into an agreement substantially to the effect that in the event of the termination of such Superior Lease by reason of the default or insolvency of the lessee thereunder, such lessor will permit Tenant to attorn to such lessor and will not disturb its possession under this Lease so long as there shall be no default by Tenant under this Lease beyond applicable grace periods (any such agreement, or any agreement of similar import, is referred to as a "Tenant Recognition Agreement" and any provisions in any such Superior Lease substantially to the same effect as those contained in a Tenant Recognition Agreement are referred to as "Tenant Recognition Provisions"). If Owner is unable in good faith to obtain any such Non-Disturbance Agreement, Non-Disturbance Provisions, Tenant Recognition Agreement or Tenant Recognition Provisions, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby and Owner shall not be liable to Tenant for its failure to obtain any such Non-Disturbance Agreement, Non-Disturbance Provisions, Tenant Recognition Agreement or Tenant Recognition Provisions, it being intended that Owner's sole obligation with respect to any Non-Disturbance Agreement, Non-Disturbance Provisions, Tenant Recognition Agreement or Tenant Recognition Provisions, shall be to request, in good faith,
(a) within a reasonable time after the execution and delivery of this Lease (with respect to the existing Mortgage) and (b) at or about the date of execution of any future Mortgage or Superior Lease (with respect to any future Mortgage or Superior Lease) the then holders of any Mortgage or the then lessor under the Superior Lease, as the case may be, to enter into such Non-Disturbance Agreement (with respect to the existing Mortgage) or enter into such Non-Disturbance Agreement or include Non-Disturbance Provisions in any future Mortgage or enter into such Tenant Recognition Agreement or include Tenant Recognition Provisions in any future Superior Lease, as the case may be. If required by the holder of any Mortgage or by the lessor under any Superior Lease, Tenant shall promptly join in any commercially reasonable Non-Disturbance Agreement or Tenant Recognition Agreement to indicate its concurrence with the provisions thereof. Owner will pay any commercially reasonable fee charged by any holder or lessor for preparing such Agreement or Provisions.


                                    ARTICLE 8

                               PROPERTY LOSS, ETC.

                  SECTION 8.01. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Owner nor Owner's agents shall be liable for any loss of or damage to any such property by theft or otherwise. Except as otherwise expressly set forth in this Lease, neither (i) the performance by Owner, Tenant or others of any decorations, repairs, alterations, additions or improvements in or to the Building or the Demised Premises, nor
(ii) the failure of Owner or others to make any such decorations, repairs, alterations, additions or improvements, nor (iii) any damage to the Demised Premises or to the property of Tenant, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (iv) any latent defect in the Building or in the Demised Premises, nor (v) any temporary (i.e., six [6] months or less) or permanent closing, darkening or bricking up of any windows of the Demised Premises for any reason whatsoever beyond Owner's reasonable control, nor any permanent closing, darkening or bricking up of any such windows if required by law or in connection with any construction upon adjacent property, nor (vi) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (i) through (v), shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, or any lessor under any Superior Lease, other than such liability as may be imposed upon Owner by law for Owner's negligence or the negligence of Owner's agents, servants or employees in the operation or maintenance of the Building or for the breach by Owner of any express covenant of this Lease on Owner's part to be performed. Tenant's taking possession of the Demised Premises shall be conclusive evidence, as against Tenant, that, at the time such possession was so taken, the Demised Premises and the Building were in good and satisfactory condition and Owner's Initial Construction was substantially completed.


                                    ARTICLE 9

                       DESTRUCTION-FIRE OR OTHER CASUALTY

                  SECTION 9.01. OWNER'S REPAIR OBLIGATIONS: If the Demised Premises shall be damaged by fire or other casualty and if Tenant shall give prompt notice to Owner of such damage, Owner, at Owner's expense, shall repair such damage. However, Owner shall have no obligation to repair any damage to, or to replace, Tenant's Personal Property or any other property or effects of Tenant. Except as otherwise provided in Section 9.03, if the entire Demised Premises shall be rendered untenantable by reason of any such damage, the Fixed Rent shall abate for the period from the date of such damage to the earlier of
(x) the date ten (10) days next following the date when such damage shall have been repaired or (y) the date upon which Tenant shall have completed its repairs thereto and commenced the conduct of its business therein, and if only a part of the Demised Premises shall be so rendered untenantable, the Fixed Rent shall abate for such period in the proportion which the area of the part of the Demised Premises so rendered untenantable bears to the total area of the Demised Premises. However, if, prior to the date when all of such damage shall have been repaired, any part of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, then the amount by which the Fixed Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shah have been repaired. Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law, and of any successor law of like import then in force, and Tenant agrees that the provisions of this Article shall govern and control in lieu thereof. Notwithstanding the foregoing provisions of this Section, if, prior to or during the Demised Term, (i) the Demised Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Owner shall decide not to restore the Demised Premises, or (ii) the Building shall be so damaged by (ire or other casualty that, in Owner's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Demised Premises shall have been damaged or rendered untenantable), then, in any of such events, Owner, at Owner's option, may give to Tenant, within ninety (90) days after such fire or other casualty, a five (5) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, the Fixed Rent shall be apportioned as of such date or as of any earlier date upon which the Fixed Rent shall have abated as hereinabove provided in this Section and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Owner to Tenant.

                  SECTION 9.02. OWNER'S SUBROGATION WAIVER PROVISIONS: Owner shall attempt to obtain and maintain, throughout the Demised Term, in Owner's fire insurance policies covering the Building, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occurring to the Building. In the event that at any time Owner's fire insurance carriers shall exact an additional premium for the inclusion of such or similar provisions, Owner shall give Tenant notice thereof. In such event, if Tenant agrees, in writing, to reimburse Owner for such additional premium for the remainder of the Demised Term, Owner shall require the inclusion of such or similar provisions by Owner's fire insurance carriers. As long as such or similar provisions are included in Owner's fire insurance policies then in force, Owner hereby waives (i) any obligation on the part of Tenant to make repairs to the Demised Premises necessitated or occasioned by fire or other casualty that is an insured risk under such policies, and (ii) any right of recovery against Tenant, any other permitted occupant of the Demised Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time Owner's fire insurance carriers shall not include such or similar provisions in Owner's fire insurance policies, the waivers set forth in the foregoing sentence shall, upon notice given by Owner to Tenant, be deemed of no further force or effect.

                  SECTION 9.03. TENANT NEGLIGENCE: Except to the extent expressly provided in Section 9.02, nothing contained in this Lease shall relieve Tenant of any liability to Owner or to its insurance carriers which Tenant may have under law or the provisions of this lease in connection with any damage to the Demised Premises or the Building caused by fire or other casualty. Notwithstanding the provisions of Section 9.01, if any such damage, occurring after any date when the waivers set forth in Section 9.02 are no longer in force and effect, is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their servants, employees, agents, contractors, visitors or licensees, then there shall be no abatement of Fixed Rent by reason of such damage.

                  SECTION 9.04. TENANT SUBROGATION WAIVER PROVISIONS: Tenant acknowledges that it has been advised that Owner's insurance policies do not cover Tenant's Personal Property or any other property of Tenant in the Demised Premises; accordingly, it shall be Tenant's obligation to obtain and maintain insurance covering its property in the Demised Premises and loss of profits including, but not limited to, water damage coverage and business interruption insurance. Tenant shall attempt to obtain and maintain, throughout the Demised Term, in Tenant's fire and other insurance policies covering Tenant's Personal

Property and other property of Tenant in the Demised Premises, and Tenant's use and occupancy of the Demised Premises, and/or Tenants profits (and shall cause any other permitted occupants of the Demised Premises to attempt to obtain and maintain, in similar policies), provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time the fire insurance carriers issuing such policies shall exact an additional premium for the inclusion of such or similar provisions, Tenant shall give Owner notice thereof. In such event, if Owner agrees, in writing, to reimburse Tenant or any person claiming through or under Tenant, as the case may be, for such additional premium for the remainder of the Demised Term. Tenant shall require the inclusion of such or similar provisions by such insurance carriers. As long as such or similar provisions are included in such insurance policies then in force, Tenant hereby waives (and agrees to cause any other permitted occupants of the Demised Premises to execute and deliver to Owner written instruments waiving) any right of recovery against Owner, any lessors under any Superior Leases, the holders of any Mortgage, and all other tenants or occupants of the Building, and any servants, employees, agents or contractors of Owner, or of any such lessor, or holder or any such other tenants or occupants, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time such insurance carriers shall not include such or similar provisions in any such insurance policy, the waiver set forth in the foregoing sentence (or in any written instrument executed by any other permitted occupant of the Demised Premises) shall, upon notice given by Tenant to Owner, be deemed of no further force or effect with respect to any insured risks under such policy from and after the giving of such notice. During any period while any such waiver of right of recovery is in effect, Tenant, or any other permitted occupant of the Demised Premises, as the case may be, shall look solely to the proceeds of such policies to compensate Tenant or such other permitted occupant for any loss occasioned by fire or other casualty which is an insured risk under such policies.

                  SECTION 9.05. Owner agrees, during the Demised Term, to obtain and keep in full force and effect insurance against loss or damage by fire or other casualty to the Building and to all of Owner's property referred to in
Article 4 as may be insurable under then obtainable standard forms of "all-risk" insurance policies in an amount equal to not less than (i) the amount sufficient to avoid coinsurance or (ii) eighty (80%) percent of the replacement value of the Building and such property exclusive of footings and foundations, whichever is greater.


                                   ARTICLE 10

                                 EMINENT DOMAIN

                  SECTION 10.01. TAKING OF THE DEMISED PREMISES: If the whole of the Demised Premises shall be acquired for any public or quasi-public use or purpose, whether by condemnation or by deed in lieu of condemnation, this Lease and the Demised Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Demised Premises shall be so acquired or condemned then, except as otherwise provided in this Section, this Lease and the Demised Term shall continue in force and effect but, from and after the date of the vesting of title, the Fixed Rent shall be reduced in the proportion which the area of the part of the Demised Premises so acquired or condemned bears to the total area of the Demised Premises immediately prior to such acquisition or condemnation. If only a part of the Real Property shawl be so acquired or condemned, then (i) whether or not the Demised Premises shall be affected thereby, Owner, at Owner's option, may give to Tenant, within sixty
(60) days next following the date upon which Owner shall have received notice of vesting of title, a five (5) days' notice of termination of this Lease, and (ii) if the part of the Real Property so acquired or condemned shall contain more than ten (10%) percent of the total area of the Demised Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Demised Premises, Tenant, at Tenant's option, may give to Owner, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a five (5) days' notice of termination of this Lease. In the event any such five (5) days' notice of termination is given, by Owner or Tenant, this Lease and the Demised Term shall come to an end and expire upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date. If a part of the Demised Premises shall be so acquired or condemned and this Lease and the Demised Term shall not be terminated pursuant to the foregoing provisions of this Section. Owner, at Owner's expense, shall restore that part of the Demised Premises not so acquired or condemned to a self-contained rental unit. In the event of any termination of this Lease and the Demised Term pursuant to the provisions of this Section, the Fixed Rent shall be apportioned as of the date of such termination and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Owner to Tenant.

                  SECTION 10.02. CONDEMNATION AWARD OR CLAIMS: In the event of any such acquisition or condemnation of all or any part of the Real Property, Owner shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Owner or the condemning authority for the value of any unexpired portion of the Demised Term and Tenant hereby expressly assigns to Owner all of its right in and to any such award. Nothing contained in this Section shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for the value of any items of Tenant's Personal Property which are compensable, in law, as trade fixtures, or for Tenant's moving expenses.


                                   ARTICLE 11

                            ASSIGNMENT AND SUBLETTING

                  SECTION 11.01. GENERAL COVENANT: Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants that, without the prior consent of Owner in each instance, it shall not (i) assign whether by merger, consolidation or otherwise, mortgage or encumber its interest in this Lease, in whole or in part, or (ii) sublet, or permit the subletting of, the Demised Premises or any part thereof, or (iii) permit the Demised Premises or any part thereof to be occupied, or used for desk space (other than by affiliates), mailing privileges or otherwise, by any person other than Tenant. The sale, pledge, transfer or other alienation of (a) any of the issued and outstanding capital stock of any corporate Tenant (unless such stock is publicly traded on a recognized security exchange or over-the counter market) or (b) any interest in any partnership or joint venture

Tenant, however accomplished, and whether in a single transaction or in a series of related and/or unrelated transactions, shall be deemed for the purposes of this Section as an assignment of this Lease which shall require the prior consent of Owner in each instance.

                  SECTION 11.02. OWNER'S RIGHTS UPON ASSIGNMENT: If Tenant's interest in this Lease is assigned, whether or not in violation of the provisions of this Article, Owner may collect rent from the assignee; if the Demised Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article, Owner, after default by Tenant under tints Lease, may collect rent from the subtenant, user or occupant. In either case, Owner shall apply the net amount collected to the rents reserved in this Lease, but neither any such assignment, subletting, occupancy, or use, whether with or without Owner's prior consent, nor any such collection or application, shall be deemed a waiver of any term, covenant or condition of this Lease or the acceptance by Owner of such assignee, subtenant, occupant or user as tenant. The consent by Owner to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Owner to any further assignment, subletting, occupancy or use. If this Lease is assigned to any person or entity pursuant to any proceeding of the type referred to in Subsections 16.01(c) and 16.01(d), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Owner, shall be and remain the exclusive property of Owner and shall not constitute property of Tenant or of the estate of Tenant within the meaning of any proceeding of the type referred to in Subsections 16.01(c) and 16.01(d). Any and all monies or other considerations constituting Owner's property under the preceding sentence nor paid or delivered to Owner shall be held in trust for the benefit of Owner add shall be promptly paid to or turned over to Owner. Any person or entity to which this Lease is assigned pursuant to any proceeding of the type referred to in Subsections 16.01(c) and 16.01 (d) shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Owner upon demand an instrument confirming such assumption. The listing of any name other than that of Tenant on any door of the Demised Premises or on any directory or in any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or in the Demised Premises, or the Building, or be deemed to constitute, or serve as a substitute for, any prior consent of Owner required under this Article, and it is understood that any such listing shall constitute a privilege extended by Owner which shall be revocable at Owner's will by notice to Tenant. Tenant agrees to pay to Owner reasonable counsel fees incurred by Owner in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Demised Premises or any part thereof. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Tenant, nor any collection of rent by Owner from any person other than Tenant as provided in this Section, nor any application of any such rent as provided in this Section shall, in any circumstances, relieve Tenant of its obligation fully to observe and perform the terms, covenants and conditions of this Lease on Tenant is part to be observed or performed.

                  SECTION 11.03. SUBLET RIGHTS: A. As long as Tenant is not in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed after notice and beyond the expiration of any applicable grace and cure periods, Tenant shall have the right to give notice to Owner (referred to as a "Tenant's Section 11.03 Sublet Notice") of Tenant's intention to sublet all or any part of the Demised Premises (the space which Tenant intends to sublet is referred to in this Section as the "Section 11.03 Sublet Space"), which notice shall set forth the proposed commencement and expiration dates of the term of such intended subletting (and, if the Section 11.03 Sublet Space, or any portion thereof, shall constitute less than an entire floor, such notice shall be accompanied by a floor plan delineating such Section 11.03 Sublet Space or portion thereof).

                           B. Within a period of thirty (30) days after the
giving of Tenant's Section 11.03 Sublet Notice, if the Section 11.03 Sublet Space shall contain all or substantially all of the Demised Premises and the proposed subletting shall be for all or substantially all of the remainder of the Demised Term, Owner, at Owner's option, may give to Tenant, a notice terminating this Lease on the date (referred to as the "Earlier Termination Date") immediately prior to the proposed commencement date set forth in Tenant's
Section 11.03 Sublet Notice but in no event shall the Earlier Termination Date occur prior to the expiration of the thirty (30) day period set forth above, and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire on the Earlier Termination Date with the same effect as if it were the Expiration Date, the Fixed Rent shall be apportioned as of the Earlier Termination Date and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Owner to Tenant. Within a period of thirty
(30) days after the giving of Tenant's Section 11.03 Sublet Notice, Owner, at Owner's option, may give to Tenant a notice (referred to as a "Section 11.03 Elimination Notice") electing to eliminate the Section 11.03 Sublet Space (after the giving of such notice, such Space is referred to as the "Eliminated Space") from the Demised Premises during the period (referred to as the "Elimination Period") commencing on the date (referred to as the "Elimination Date") which is the proposed commencement date set forth in Tenant's Section 11.03 Sublet Notice, but, in any event, not earlier than the date next following the expiration of the thirty (30) day period set forth above, and ending on the proposed expiration date set forth in Tenant's Section 11.03 Sublet Notice. In the event any Section 11.03 Elimination Notice shall be given, the provisions of
Section 11.04 shall apply to the Eliminated Space.

                           C. If, at the expiration of the thirty (30) day
period set forth in subsection B of this Section 11.03, (1) Owner shall not have given a notice terminating this Lease or a Section 11.03 Elimination Notice, and
(2) Tenant is not in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed after notice and beyond the expiration of any applicably grace and cure periods, Owner agrees thereafter not unreasonably to withhold its prior consent to a subletting by Tenant of the
Section 11.03 Sublet Space. Without Owner's prior consent, Tenant shall not publicly advertise the Demised Premises or any part thereof for subletting at a rental lower than the rental at which Owner is then offering to rent comparable space in the Building. Any such subletting shall be (a) for substantially the same term set forth in Tenant's Section 11.03 Sublet Notice, (b) for undivided occupancy by the subtenant of that part of the Demised Premises affected thereby, and (c) for the use permitted in this Lease, and at no time shall there be more than three (3) occupants in addition to Tenant and its subsidiaries and affiliates, on any one (1) floor. At least fifteen (15) days prior to any such proposed subletting, Tenant shall submit to Owner a statement (referred to as the "Proposed Sublet Statement") containing the name and address of the proposed subtenant, the nature of the proposed subtenant's business and its current financial status, if such status is obtained or obtainable by Tenant, and all of the principal terms and conditions of the proposed subletting, including, but not limited to, the proposed commencement and expiration dates of the term thereof, and unless the Section 11.03 Sublet Space shall constitute an entire floor or floors, the Proposed Sublet

Statement shall be accompanied by a floor plan delineating the Section 11.03 Sublet Space. Owner may, however, withhold such consent if, in Owner's reasonable judgment, the occupancy of the proposed subtenant will tend to impair the character or dignity of the Building or impose any additional burden upon Owner in the operation of the Building or the proposed subtenant shall be a person or entity with whom Owner is then actively negotiating to lease space in the Building or in Owner's reasonable judgment the occupancy of the proposed subtenant will tend to impair the reputation of (x) the Building as an information technology center or (y) the door on which the Section 11.03 Sublet Space is located as a floor for information technology tenants or if Owner has any other reasonable objections to such subletting. In the event of any dispute between Owner and Tenant as to the reasonableness of Owner's refusal to consent to any such proposed subletting, such dispute shall be determined by arbitration in the City of New York in accordance with the provisions of subsection 11.03E. Any such determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. If the determination of any such arbitration shall be adverse to Owner, Owner, nevertheless, shall not be liable to Tenant for a breach of Owner's covenant not unreasonably to withhold such consent, and Tenant's sole remedy in such event shall be to enter into the proposed subletting.

                           D. The covenant of Owner contained in Subsection C of
this Section 11.03 not unreasonably to withhold its consent to a proposed subletting by Tenant of the Section 11.03 Sublet Space shall apply only for a period of three hundred sixty-five (365) days next following the expiration of the thirty (30) day period set forth in Subsection B of this Section 11.03 and shall not apply after the expiration of such three hundred sixty-five (365) day period subject, however, to Tenant's right to give to Owner another Tenant's
Section 11.03 Sublet Notice pursuant to the provisions of subsection A of this
Section 11.03.

                           E. If Tenant desires to determine any dispute between
Owner and Tenant as to (a) the reasonableness of Owner's decision to refuse to consent to any subletting in accordance with the provisions of this Section 11.03, or (b) the validity of any assignment of Tenant's interest in this Lease in accordance with the provisions of Section 11.08 dispute shall be settled and finally determined by arbitration in the City of New York in accordance with the following provisions of this Section. Within five (5) business days next following the giving of any notice by Tenant to Owner stating that it wishes such dispute to be so determined, Owner and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said five (5) business days, then the arbitrator chosen by the other side shall make the determination alone. The two arbitrators shall designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) business days after the designation of the second arbitrator, then either party may apply to the Supreme County of the State of New York, New York County, or to any other court having jurisdiction, for the designation of such arbitrator. All arbitrators shall be persons who shall have had at least ten (10) years continuous experience in the business of appraising or managing real estate or acting as real estate agents or brokers in the Borough of Manhattan. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Owner and Tenant of their determination as soon as practicable, and if possible, within five (5) business days after the designation of the third arbitrator; the concurrence of any two of said arbitrators shall be binding upon Owner and Tenant, or, in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated shall be binding upon Owner and Tenant. Any award rendered in any arbitration held pursuant to this Section shall be final and binding upon Owner and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section, and the parties shall otherwise share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.



                  SECTION 11.04. ELIMINATED SPACE: A. In the event any Section
11.03 Elimination Notice shall be given by Owner (i) the Eliminated Space shall be eliminated from the Demised Premises during the Elimination Period; (ii) Tenant shall surrender the Eliminated Space to Owner on or prior to the Elimination Date in the same manner as if said Date were the Expiration Date;
(iii) if the Eliminated Space shall constitute less than an entire floor, (a) Owner, at Owner's expense, shall have the right to make any alterations and installations in the Demised Premises required, in Owner's judgment, reasonably exercised, to make the Eliminated Space a self-contained rental unit with access through corridors to the elevators and core toilets serving the Eliminated Space, and if the Demised Premises shall contain any core toilets (for the purposes of this Article, core toilets shall be deemed to include any unisex toilets) or any corridors (including any corridors proposed to be constructed by Owner pursuant to this subdivision [iii]), providing access from the Eliminated Space to the core area, (b) Owner and any tenant or other occupant of the Eliminated Space shall have the right to use such toilets and corridors in common with Tenant and any other permitted occupants of the Demised Premises, and the right to install signs and directional indicators in or about such corridors indicating the name and location of such tenant or other occupant;
(iv) during the Elimination Period, the Fixed Rent and the Demised Premises Area (as defined in Article 23) shall each be reduced in the proportion which the area of the Eliminated Space bears to the total area of the Demised Premises immediately prior to the Elimination Date and the applicable Tenant's Electrical Share (as defined in Section 29.05) shall be reduced in the proportion which the area of the Eliminated Space bears to the total area of that portion of the Demised Premises on the floor on which the Eliminated Space is located (including an equitable portion of the area of any corridors referred to in subdivision (iii) of this sentence as part of the area of the Eliminated Space for the purpose of computing all such reductions), and any prepaid portion of Fixed Rent for any period after the Elimination Date allocable to the Eliminated Space shall be refunded by Owner to Tenant and in the event that the Eliminated Space shall be the entire Demised Premises, during the Elimination Period, Tenant shall have no rights with respect to the Demised Premises nor any obligations with respect to the Demised Premises, including, but not limited to, any obligations to pay Fixed Rent or any increases therein or any additional rent, (v) there shall be an equitable apportionment of any increase in the Fixed Rent pursuant to Article 23 for the Escalation Year and Tax Escalation Year (as defined in Article 23) in which said Elimination Date shall occur; (vi) if the Elimination Period shall end prior to the Expiration Date, the Eliminated Space, in its then existing condition, (provided it is usable for general offices as an information technology and related media business [or is put in such condition by Owner at Owner's expense prior to the Restoration Period]) shall be deemed restored to and once again a part of the Demised Premises during the period Referred to as the "Restoration Period") commencing an the date next following the expiration of the Elimination Period and ending on the Expiration Date;
(vii) during the Restoration Period, if any, the Fixed Rent and the Demised Premises Area, shall each be increased in the proportion which the area of the Eliminated Space bears to the total area of the Demised Premises immediately prior to the commencement of the Restoration Period and the applicable Tenant's Electrical Share shall be increased in the proportion which the area of the Eliminated Space bears to the total area of that portion of the Demised Premises on the floor on which the Eliminated Space is located (including an equitable portion of the area of any corridors referred to in subdivision (iii) of this sentence as a part of the area of the Eliminated Space for the purpose of computing all such increases) and in the event that the Eliminated Space shall be the entire Demised Demises, during the Restoration Period, the Demised Premises, in its then existing condition, (provided it is usable for general offices as an information technology and related media business [or is put in such condition by Owner at Owner's expense prior to the Restoration Period]) shall be deemed restored to Tenant and Tenant shall have all rights with respect to the Demised Premises which are set forth in this Lease and all obligations with respect to the Demised Premises which are set forth in this Lease, including, but not limited to, the obligations for the payment of Fixed Rent and any increases therein and any additional rent (as they would have been adjusted if Tenant occupied the Demised Premises during the Elimination Period); and (viii) there shall be an equitable apportionment of any increase in the Fixed Rent pursuant to Article 23 for the Escalation Year and Tax Escalation Year in which the Restoration Period, if any, shall commence; however, notwithstanding the foregoing, Owner and Tenant acknowledge the possibility that all or any of the tenants or occupants of the Eliminated Space may not have vacated and surrendered all or any portions of the Eliminated Space to Owner by the Commencement of the Restoration Period; accordingly, notwithstanding anything to the contrary contained in the foregoing provisions of this Section, (1) the Restoration Period applicable to the Eliminated Space shall not commence until the date upon which Owner shall give Tenant possession of the Eliminated Space vacant and free of any occupancies and
(2) except as set forth in this sentence, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby and (3) Tenant waives any right to rescind this Lease and to recover any damages from Owner which may result from the failure of Owner to deliver possession of all or any portions of the Eliminated Space on the commencement of she Restoration Period and Owner shall institute, within thirty (30) days after the commencement of the Restoration Period, possession proceedings against any tenants and occupants who have not so vacated and surrendered all or any portions of the Eliminated Space, and shall prosecute such proceedings with reasonable diligence.

                           B. At the request of Owner, Tenant shall execute and
deliver an instrument or instruments, in form reasonably satisfactory to Owner, setting forth any modifications to this Lease contemplated in or resulting from the operation of the provisions of this Section and Section 11.03; however, neither Owner's failure to request any such instrument nor Tenant's failure to execute or deliver any such instrument stall vitiate the effect of the provisions of this Section and Section 11.03. The failure by Owner to exercise its option under Section 11.03 with respect to any subletting shall not be deemed a waiver of such option with respect to any extension of such subletting or any subsequent subletting of the premises affected thereby or any other portion of the Demised Premises. If (a) Owner shall (i) fail or refuse to consent to any proposed subletting, or (ii) exercise any of its options under this Section 11.03, or (b) any proposed subletting shall fail to be consummated for any reason whatsoever, Tenant shall indemnify Owner from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees and disbursements, arising from any claims against Owner by any broker or other person, for a brokerage commission or other similar compensation in connection with any such proposed subletting.

                           C. Tenant agrees that (1) one-half (1/2) of any
increase in the rental value of the Demised Premises over and above the Fixed Rent payable pursuant to the provisions of this Lease, as such Fixed Rent may be increased from time to time pursuant to the provisions of this Lease, and (2) any consideration paid to Tenant or any subtenant or other person claiming through or under Tenant in connection with an assignment of Tenant's interest in this Lease or the interest of any subtenant or other person claiming through or under Tenant under any sublease whether or not such assignment shall be effected with court approval in a proceeding of the types described in Subsection 16.01(c) or (d), or in any similar proceeding, or otherwise, shall accrue to the benefit of Owner and not to the benefit of Tenant, or of any subtenant or other person claiming through or under Tenant, or of the creditors of Tenant or of any such subtenant or other person claiming through or under Tenant. Accordingly, Tenant agrees that if Owner shall fail to exercise its option to sooner terminate this Lease in connection with any proposed subletting by Tenant of all or substantially all of the Demised Premises, or its option to eliminate the Demised Premises or to eliminate from the Demised Premises any portion thereof, in connection with any proposed subletting by Tenant of the entire Demised Premises or any portion thereof, or if any subtenant or other person claiming through or under Tenant shall sublet all or any portion of the Demised Premises, Tenant shall pay to Owner a sum equal to one-half (1/2) of any Subletting Profit, as such term is hereinafter defined. All rentals and other sums (including, but not limited to, sums payable for the sale or rental of any fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized [on a straight-line basis over the term of this Lease or, in the event of a further subletting; over the term of the initial sublease, as the case may be] cost thereof, which were provided and installed in the sublet premises at the sole cost and expense of Tenant or such subtenant or other person claiming through or under Tenant and for which no allowance or other credit has been given by Owner) paid by any subtenant to Tenant or to any subtenant or other person claiming through or under Tenant in connection with (i) any subletting of the entire Demised Premises in excess of the Fixed Rent then payable by Tenant to Owner under this Lease, or (ii) any subletting of a portion of the Demised Premises in excess of that proportion of the Fixed Rent payable by Tenant to Owner under this Lease which the area of the portion Demised Premises so sublet bears to the total area of the Demised Premises, are referred to, in the aggregate, as "Subletting Profit"; provided, however, in computing any Subletting Profit there shall first be deducted from such excess a reasonable brokerage commission reasonable counsel fees, the reasonable cost of altering the sublet space, any reasonable rental concessions and so-called takeover obligations and other reasonable expenses incurred in connection with such subletting. Tenant agrees that if Tenant, or any subtenant or other person claiming through or under Tenant, shall assign or have assigned its interest as Tenant under this Lease or its interest as subtenant under any sublease, as the case may be, whether or not such assignment shall be effected with court approval in a proceeding of the types described in Subsections 16.01(c) or (d), or in any similar proceeding, or otherwise. Tenant shall pay to Owner a sum equal to any consideration payable to Tenant or any subtenant or other person claiming through or under Tenant for such assignment. All sums payable hereunder to Tenant shall be paid to Owner as additional rent immediately upon such sums being paid to Tenant or to any subtenant or other person claiming through or under Tenant and, if requested by Owner, Tenant shall promptly enter into a written agreement with Owner setting forth the amount of such sums to be paid to Owner, however, neither Owner's failure to request the execution of such agreement nor Tenant's failure to execute such agreement shall vitiate the provisions of this Section. For the purposes of this Article, a trustee, receiver or other representative of the Tenant's or any subtenant's estate under any federal or state bankruptcy act shall be deemed a person claiming through or under Tenant.

                           D. Neither Owner's consent to any subletting nor
anything contained in this Section shall be deemed to grant to any subtenant or other person claiming through or under Tenant the right to sublet all or any portion of the Demised Premises or to permit the occupancy of all or any portion of the Demised Premises by others. Neither any subtenant referred to in this Section nor its heirs, distributees, executors, administrators, legal representatives, successors nor assigns, without the prior consent of Owner in each instance, shall (i) assign, whether by merger, consolidation or otherwise, mortgage or encumber its interest in any sublease, in whole or in part, or (ii) sublet, or permit the subletting of, that part of the Demised Premises affected by such subletting or any portion thereof, or (iii) permit such part of the Demised Premises affected by such subletting or any portion thereof to be occupied or used for desk space, mailing privileges or otherwise, by any person other than such subtenant and any sublease shall provide that any violation of the foregoing provisions of this sentence shall be an event of default thereunder. The sale, pledge, transfer or other alienation of (a) any of the issued and outstanding capital stock of any corporate subtenant (unless such stock is publicly traded on any recognized security exchange or over-the-counter market) or (b) any interest in any partnership or joint venture subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed for the purposes of this Section to be an assignment of such sublease which shall require the prior consent of Owner in each instance and any sublease shall so provide.

         SECTION 11.05. OWNER'S RIGHTS UPON LEASE DISAFFIRMANCE: A. In the event that, at any time after Tenant may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in Subsections 16.01(c) and (d), or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to
Section 16.01 based upon any of the Events of Default set forth in said Subsections, Tenant, upon request of Owner given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Owner in the event of a disaffirmance or rejection or in the event of termination other than by act of Owner), shall (i) pay to Owner all Fixed Rent, additional rent and other charges due and owing by the assignee to Owner under this Lease to and including the date of such disaffirmance, rejection or termination, and (ii) as "tenant", enter into a new lease with Owner of the Demised Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date unless sooner terminated as in such lease provided, at the same Fixed Rent and then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, and (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (c) such new lease shall require Tenant to pay all increases in the Fixed Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of Article 23 of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. In the event Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Owner's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Owner shall have the same rights and remedies against Tenant as if Tenant had entered into such new lease and such new lease had thereafter been terminated as at the commencement date thereof by reason of Tenant's default thereunder. Nothing contained in this Section shall be deemed to grant to Tenant any right to assign Tenant's interest in this Lease.

                  SECTION 11.06. Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that the stock of Tenant shall not be sold, pledged, transferred or otherwise alienated except to or among David Gruson, Larry Rosen and John Diamond or any spouse of David Gruson, Larry Rosen and John Diamond or any of the lineal descendants of David Gruson, Larry Rosen and John Diamond or their spouses.

                  SECTION 11.07. Notwithstanding anything to the contrary contained in the foregoing provisions of this Lease, including, but not limited to, the provisions of this Article, a public offering of the stock or interest of Tenant named herein on a recognized security exchange or over-the-counter market shall not be considered an assignment of this lease requiring the prior approval of Owner.

                  SECTION 11.08. Supplementing the provisions of Article 11, as long as Tenant is not then in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, after notice and expiration of applicable cure periods, Owner's consent shall not be required to an assignment of Tenant's interest in this Lease to any person, corporation, partnership, or other business entity which is a successor of Tenant, either by merger or consolidation or the purchase of all or substantially all of the assets, business and goodwill of N2K Inc., Tenant named herein, provided that said person, corporation, partnership or other business entity shall have a net worth, as determined in accordance with generally accepted accounting principles consistently applied, at least equal to that of Tenant named herein as of the date of this Lease, and provided further that such successor, person, corporation, partnership or other business entity shall continue to operate Tenant's present business in the Demised Premises and the interest of Tenant named herein in this Lease is not the sole or principal asset of Tenant named herein and such assignment is made for a good business purpose. At the time of said proposed assignment, Tenant shall deliver to Owner a reasonably detailed statement of the financial condition of the aforesaid proposed assignee, prepared in accordance with generally accepted accounting principles applied on a consistent basis, sworn to by an executive officer of Tenant and the proposed Assignee, which statement shall rented the financial condition of the aforesaid proposed assignee at that time. Notwithstanding anything contained in this Section to the contrary, such assignment shall not be valid if the aforesaid proposed assignee shall not have a net worth, at least equal to that of Tenant as of the date of this Lease or the interest of Tenant named herein in this Lease is the sole or principal asset of Tenant named herein or such assignment is not made for a good business purpose. In the event of any dispute between Owner and Tenant as to the validity of any such assignment such dispute shall be determined by arbitration in the City of New York in accordance with the provisions of Subsection 11.03E. Any such determination shall be final and binding upon the parties whether or not a judgment shall be entered in any court. If the determination of any such arbitration shall be adverse to Owner, Owner, nevertheless, shall not be liable to Tenant and Tenant's sole remedy in such event shall be to have the proposed assignment deemed valid. No such assignment shall be valid, unless, within ten (10) days after the execution thereof, Tenant shall deliver to Owner (I) a duplicate original instrument of assignment in form and substance reasonably satisfactory to

Owner duly executed by Tenant, acknowledged before a notary public, in customary and reasonable form and substance in which Tenant shall (a) waive all notices of default given to the assignee and ail other notices of every kind or description, now or hereafter provided in this Lease, by statute or by rule of law; (b) acknowledge that Tenant's obligations with respect to this Lease shall not be discharged, released or impaired by (i) such assignment; (ii) any amendment or modification of this Lease (whether or not the obligations of Tenant are increased thereby); (iii) any further assignment or transfer of Tenant's interest in this Lease; (iv) any non-exercise or waiver by Owner of any right, remedy, power or privilege under or with respect to this Lease; (iv) any waiver, consent, extension, indulgence or other act or omission with respect to any of the obligations of Tenant under this Lease: (vi) any act or thing which, but for the provisions of such assignment, might be deemed a legal or equitable discharge of a surety or assignor, to all of which Tenant shall consent in advance; it being the purpose and intent of Owner and Tenant that the obligations of Tenant hereunder as assignor shall be absolute and unconditional under any and all circumstances; and (II) an instrument in form and substance reasonably satisfactory to Owner, duly executed by the proposed assignee, acknowledged before a notary public, in which such proposed assignee shall assume observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be performed.

                  SECTION 11.09. A. Supplementing the provisions of Article 11, as long as Tenant is not in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed and performed, after notice and expiration of applicable cure periods, N2K Inc., Tenant named herein, shall have the right, without the prior consent of Owner, to assign its interest in this Lease, for the use permitted in this Lease, to any subsidiary or affiliate of Tenant named herein, which is in the same general line of business as Tenant named herein and only for such period as it shall remain such subsidiary or affiliate. For the purposes of this Article: (a) a "subsidiary" of Tenant named herein shall mean any corporation not less than fifty-one (51%) percent of whose outstanding voting stock at the time shall be owned by Tenant named herein, and (b) an "affiliate" of Tenant named herein shall mean Tenant's parent and any corporation, partnership or other business entity which controls or is controlled by, or is under common control with Tenant. For the purpose of the definition of "affiliate" the word "control" (including, "controlled by" and "under common control with") as used with respect to any corporation, partnership or other business entity, shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation, partnership or other business entity, whether through the ownership of voting securities or contract. No such assignment shall be valid or effective unless, within ten (10) days after the execution thereof, Tenant shall deliver to Owner all of the following: (I) a duplicate original instrument of assignment, in form and substance reasonably satisfactory to Owner, duly executed by Tenant, in customary and reasonable form and substance in which Tenant shall (a) waive all notices of default given to the assignee, and all other notices of every kind or description now or hereafter provided in this Lease, by statute or rule of law, and (b) acknowledge that Tenant's obligations with respect to this Lease shall not be discharged, released or impaired by (i) such assignment, (ii) any amendment or modification of this Lease, whether or not the obligations of Tenant are increased thereby, (iii) any further assignment or transfer of Tenant's interest in this Lease, (iv) any exercise, non-exercise or waiver by Owner of any right, remedy, power or privilege under or with respect to this Lease, (v) any waiver, consent, extension, indulgence or other act or omission with respect to any other obligations of Tenant under this Lease, (vi) any act or thing which, but for the provisions of such assignment, might be deemed a legal or equitable discharge of a surety or assignor, to all of which Tenant shall consent in advance, it being the purpose and intent of Owner and Tenant that the obligations of Tenant hereunder as assignor shall be absolute and unconditional under any and all circumstances, and (II) an instrument, in form and substance reasonably satisfactory to Owner, duly executed by the assignee, in which such assignee shall assume the observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

                           B. Further supplementing the provisions of Article
11, as long as Tenant is not in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed and performed, after notice and the expiration of applicable cure periods N2K Inc. Tenant named herein, shall have the right without the prior consent of Owner, to sublet to, or permit the use or occupancy of, all or any part of the Demised Premises by any subsidiary or affiliate (as said terms are defined in Section 11.09A.) of Tenant named herein for the use permitted in this Lease provided that such subsidiary or affiliate is in the same general line of business as the Tenant named herein and only for such period as it shall reattain such subsidiary or affiliate and in the same general line of business as the Tenant named herein. However, no such subletting shall be valid unless, prior to the execution thereof, Tenant shall give notice to Owner of the proposed subletting, and within ten (10) days prior commencement of said subletting, Tenant shall deliver to Owner an agreement, in form and substance reasonably satisfactory to Owner, duly executed by Tenant and said subtenant, in which said subtenant shall assume performance of and agree to be bound by, all of the terms, covenants and conditions of this Lease which are applicable to said subtenant and such subletting. Tenant shall give prompt notice to Owner of any such use or occupancy of all or any part of the Demised Premises and such use or occupancy shall be subject and subordinate to all of the terms, covenants and conditions of this Lease. No such use or occupancy shall operate to vest in the user or occupant any right or interest in this Lease or the Demised Premises. For the purposes of determining the number of subtenants or occupants in the Demised Premises, the occupancy of any such permitted subsidiary or affiliate of Tenant shall be deemed the occupancy of Tenant and such subsidiary or affiliate shall not be counted as a subtenant or occupant for the purposes of Section 11.03 and the provisions of Section 11.03 relating to Owner's option to terminate this Lease and the provisions of Section 11.03 relating to Subletting Profits shall not be applicable to any proposed subletting to any such subsidiary or affiliate of Tenant pursuant to the provisions of this Section.


                                   ARTICLE 12

                          OWNER'S INITIAL CONSTRUCTION

                  SECTION 12.01. Owner agrees to perform work and make installations in the Demised Premises as set forth in Addendum A. Such work and installations are referred to as "Owner's Initial Construction". All of the terms, covenants and conditions of Addendum A are incorporated in this Lease by reference and shall be deemed a part of this Lease as though fully set forth in the body of this Lease.

                                   ARTICLE 13

                           ACCESS TO DEMISED PREMISES

                  SECTION 13.01. OWNER'S RIGHT TO ENTER: Owner and its agents shall have the following rights in and about the Demised Premises: (i) to enter the Demised Premises at all times to examine the Demised Premises or for any of the purposes set forth in this Article or for the purpose of performing any obligation of Owner under this Lease or exercising any right or remedy reserved to Owner in this Lease, or complying with any Legal Requirement which Owner is obligated to comply with hereunder, and if Tenant, its officers, partners, agents or employees shall not be personally present or shall not open and permit an entry into the Demised Premises at any time when such entry shall be necessary or permissible, to use a master key or to forcibly enter the Demised
Premises: (ii) to erect, install, use and maintain pipes, ducts and conduits in and through the Demised Premises: (iii) to exhibit the Demised Premises to others; (iv) to make such decorations, repairs, alterations, improvements or additions, or to perform such maintenance, including, but not limited to, the maintenance of all heating, air conditioning, ventilating, elevator, plumbing, electrical, telecommunication and other mechanical facilities, as Owner may deem necessary or desirable; (v) to take all materials into and upon the Demised Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance: add (vi) to alter, renovate and decorate the Demised Premises at any time during the Demised Term if Tenant shall have removed all or substantially all of Tenant's property from the Demised Premises. The lessors under any Superior Lease and the holders of any Mortgage shall have the right to enter the Demised Premises from time to hum through their respective employees, agents, representatives and architects to inspect the same or to cure any default of Owner or Tenant relating thereto. Owner shall have the right, from time to time, to change the name, number or designation by which the Building is commonly known which right shall include, without limitation, the right to name the Building after any tenant of the Building.

                  SECTION 13.02. OWNER'S RESERVATION RIGHTS TO PORTIONS OF THE
BUILDING: All parts (except surfaces facing the interior of the Demised Premises) of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Demised Premises, all space in or adjacent to the Demised Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air conditioning, ventilating, plumbing, electrical, telecommunication and other mechanical facilities, closets, service closets and other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, alteration and repair, are hereby reserved to Owner. Owner also reserves the right at any time to change the arrangement or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets and other public parts of the Building, provided any such change does not permanently and unreasonably obstruct Tenant's access to the Demised Premises. Nothing contained in this Article shall impose any obligation upon Owner with respect to the operation, maintenance, alteration or repair of the Demised Premises or the Building.

                  SECTION 13.03. ACCESS TO THIRD PARTIES: Owner and its agents shall have the right to permit access to the Demised Premises, whether or not Tenant shall be present, to any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such reasonable access for the purpose of taking possession of, or removing, any property of Tenant or any other occupant of the Demised Premises, or for any other lawful purpose, or by any representative of the fire, police, building, sanitation or other department of the City, State or Federal Governments. Neither anything contained in this Section, nor any action taken by Owner under this Section, shall be deemed to constitute recognition by Owner that any person other than Tenant has any right or interest in this Lease or the Demised Premises.

                  SECTION 13.04. NO ACTUAL OR CONSTRUCTIVE EVICTION: The exercise by Owner or its agents or by the lessor under any Superior Lease or by the holder of any Mortgage of any right reserved to Owner in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, or upon any lessor under any Superior Lease or upon the holder of any Mortgage, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                  SECTION 13.05. Supplementing the provisions of Sections 13.01,
13.02 and 13.03, Owner agrees that except in cases of emergency, any entry upon the Demised Premises pursuant to the provisions of said Sections shall be made at reasonable times, and only after reasonable advance notice (which may be retailed, delivered or left at the Demised Premises, notwithstanding any contrary provisions of Article 27), and any work performed or installation made pursuant to said Section shall be made with reasonable diligence and any such entry, work or installations shall be made in a manner designed to minimize interference with Tenant's normal business operations (however, nothing contained in this Section shall be deemed to impose upon Owner any obligation to employ contractors or labor at so-called overtime or other premium pay rates).

                  SECTION 13.06. Further supplementing the provisions of Sections 13.01 and 13.03, Owner's right to exhibit the Demised Premises m others shall be limited to insurance companies and representatives thereof, prospective purchasers of the Real Property or the Building, holders or prospective holders of any mortgage affecting the Real Property or the Building or any ground or underlying lease, and other legitimate business visitors, and, during the last eighteen (18) months of the Demised Term, any prospective tenant of the Demised Premises.

                  SECTION 13.07. Further supplementing the provisions of Section 13.01, Owner agrees that any pipes, ducts or conduits installed in or through the Demised Premises during the Demised Term pursuant to the provisions of
Section 13.01, shall either be concealed behind, beneath or within partitioning, columns, ceilings or floors, or completely furred at points immediately adjacent to partitioning, columns or ceilings, and that when the installation of such pipes, ducts or conduits shall be completed, such pipes, ducts or conduits shall not materially reduce the usable area of the Demised Premises.

                  SECTION 13.08. In the event that all or part of the Demised Premises are rendered untenantable by reason of interruption or reduction of services, Tenant may give to Owner written notice thereof. Owner agrees that if after the expiration of ten (10) consecutive business days following receipt of such notice, in which the Demised Premises are so untenantable as hereinabove provided the Demised Premises or the applicable portion thereof shall continue to be untenantable by reason of such interruption or reduction of services (but excluding any interruption caused by, or repair necessitated by, a casualty, a taking by exercise of the right of eminent domain or the wrongful acts, wrongful omissions or negligence of Tenant or anyone claiming by, through or under Tenant, or their respective employees, agents, contractors or invitees), then, commencing on the day after the expiration of such consecutive ten (10) day period in which the Demised Premises are so untenantable as hereinabove provided, Fixed Rent under Article 1 and increases thereof under Article 23 shall abate until the Demised Premises, or such portion thereof as has been rendered untenantable, are rendered tenantable, provided, (i) Tenant shall not have been using or occupying all or such portion of the Demised Premises for the conduct of its business; and (ii) if less than substantially all of the Demised Premises are untenantable, Tenant shall continue to pay Fixed Rent under Article 1 and increases thereof under Article 23 with respect to the tenantable portion of the Demised Premises which is satisfactory for the conduct of Tenant's normal business based on the proportion that the rentable square feet of the tenantable portion of the Demised Premises bears to the total rentable square feet of the Demised Premises.

                                   ARTICLE 14

                                   VAULT SPACE

                  SECTION 14.01. The Demised Premises do not contain any vaults, vault space or other space outside the boundaries of the Real Property, notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan. Owner makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Federal, State or Municipal Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner. Any fee, tax or charge imposed by any governmental authority for any such vault, vault space or other space shall be paid by Tenant.

                                   ARTICLE 15

                            CERTIFICATE OF OCCUPANCY

                  SECTION 15.01. Tenant will not at any time use or occupy, or permit the use or occupancy of the Demised Premises in violation of any Certificate(s) of Occupancy covering the Demised Premises. Owner agrees that a temporary or permanent Certificate(s) of Occupancy covering the Demised Premises will be in force on the Commencement Date permitting the Demised Premises to be used as "offices". Owner agrees not to change the Certificate(s) of Occupancy covering the Demised Premises to prevent their use as offices in accordance with the provisions of this Section. However, neither such agreement, nor any other provision of this Lease, nor any act or omission of Owner, its agents or contractors, shall be deemed to constitute a representation or warranty that the Demised Premises, or any part thereof, may be lawfully used or occupied for any particular purpose or in any particular manner, in contradistinction to mere "office" use. In the event that during the Demised Term any such Certificate(s) of Occupancy covering the Demised Premises are not in force and effect and (i) the loss of any such Certificate(s) of Occupancy is due to the improper acts, improper omissions or negligence of Tenant or any person claiming through or under Tenant or any of their servants, employees, contractors, agents, visitors or licensees or (ii) Tenant is not required to vacate the Demised Premises or any portion thereof by any action, proceeding or direction of the applicable governmental authority, then neither Owner nor its agents, nor the lessor under any ground or underlying lease nor the holder of any mortgage affecting the Building or the Real Property shall have any liability to Tenant by reason of the fact that any such Certificate(s) of Occupancy covering the Demised Premises are not in force and effect and no such fact shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of its obligations under this Lease or impose any liability upon Owner.

                                   ARTICLE 16

                                     DEFAULT

                  SECTION 16.01. EVENTS OF DEFAULT: Upon the occurrence, at any time prior to or during the Demised Term, of any one or more of the following events (referred to herein, singly, as an "Event of Default" and collectively as "Events of Default"):

                           (A) if Tenant shall default in the payment when due
                  of any installment of Fixed Rent or any increase in the Fixed Rent or in the payment when due of any additional rent and such default shall continue for a period of ten (10) days after notice by Owner to Tenant of such default; or

                           (B) if Tenant shall default in the observance or
                  performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Fixed Rent, any increase in the Fixed Rent and additional rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Owner to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence, promptly after receipt of such notice, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

                           (C) if Tenant shall file a voluntary petition in
                  bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

                          (D) if, within ninety (90) days after the
                  commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within ninety
                  (90) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied; or

                           (E) if Tenant shall default in the observance or
                  performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Owner of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

                           (F) if (i) Tenant's interest in this Lease shall
                  devolve upon or pass to any person, whether by operation of law or otherwise, or (ii) there shall be any sale, pledge, transfer or other alienation described in Section 11.01 of this Lease which is deemed an assignment of this Lease for purposes of said Section 11.01, except as expressly permitted under Article 11;

then, during such time as such Event(s) of Default is/are continuing, Owner may at any time, at Owner's option, give to Tenant a five (5) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, but Tenant shall remain liable for damages and all other sums payable pursuant to the provisions of Article 18.

                  SECTION 16.02. "TENANT"/MONEYS RECEIVED: If, at any time (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in Subsections (c) and (d) of Section 16.01, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Owner from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said Subsections (c) and (d) shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Owner shall not be deemed an acceptance of rent or a waiver on the part of Owner of any rights under Section 16.01.

                                   ARTICLE 17

                                    REMEDIES

                  SECTION 17.01. OWNER'S RIGHT OF RE-ENTRY AND RIGHT TO RELET:
If Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any increase in the fixed Rent or any additional rent, or if this Lease and the Demised Term shall expire and come to an end as provided in Article 16:

                           (A) Owner and its agents and servants may
                  immediately, or at any time after such default or after the date upon which this Lease and the Demised Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise which is permitted by law (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

                           (B) Owner, at Owner's option, may relet the whole or
                  any part or parts of the Demised Premises, from time to time, either in the name of Owner or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Owner, in its sole discretion, may determine. Owner shall have no obligation to relet the Demised Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Owner, at Owner's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Owner, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                  SECTION 17.02. WAIVER OF RIGHT TO REDEEM, ETC.: Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any lawful re-entry by Owner, or (iii) any expiration or termination of this Lease and the Demised Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Owner shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth in this Lease is cumulative and shall not preclude Owner from invoking any other remedy allowed by law or in equity. Owner agrees that the first sentence of this Section 17.02 shall not be deemed a waiver of Tenant's right to be served with any notice of petition and petition in any summary proceedings under the provisions of the Real Property Actions and Proceedings Law of the State of New York and any successor law of like import then in force.

                                   ARTICLE 18

                                     DAMAGES

                  SECTION 18.01. AMOUNT OF OWNER'S DAMAGES: If this Lease and the Demised Term shall expire and come to an end as provided in Article 16, or by or under any summary proceeding or any other action or proceeding, or if Owner shall re-enter the Demised Premises as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                           (A) Tenant shall pay to Owner all Fixed Rent,
                  additional rent and other charges payable under this Lease by Tenant to Owner to the date upon which this Lease and the Demised Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Owner, as the case may be; and

                           (B) Tenant shall also be liable for and shall pay to
                  Owner, as damages, any deficiency (referred to as a "Deficiency") between the Fixed Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Demised Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 17.01 for any part of such period (first deducting from the rents collected under any such reletting all of Owner's expenses in connection with the termination of this Lease or Owner's re-entry upon the Demised Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and other expenses of preparing the Demised Premises for such reletting). Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent. Owner shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Owner's right to collect the Deficiency for any subsequent month by a similar proceeding. Solely for the purposes of this Subsection (b), the term "Fixed Rent" shall mean the Fixed Rent in effect immediately prior to the date upon which this Lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Owner, as the case may be, adjusted, from time to time, to reflect any increases which would have been payable pursuant to any of the provisions of this Lease including, but not limited to, the provisions of Article 23 of this Lease if the term hereof had not been terminated; and

                           (C) At any time after the Demised Term shall have
                  expired and come to an end or Owner shall have re-entered upon the Demised Premises, as the case may be, as a result of any Event of Default set forth in Subsection (c) or (d) of Section
                  16.01 whether or not Owner shall have collected any monthly Deficiencies as aforesaid, Owner shall be entitled to recover from Tenant, and Tenant shall pay to Owner, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Fixed Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Demised Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present worth at the rate of eight (8%) percent per annum. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Demised Premises, or any part thereof, shall have been relet by Owner for the period which otherwise would have constituted the unexpired portion of the Demised Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting. Solely for the purposes of this Subsection (c), the term "Fixed Rent" shall mean the Fixed Rent in effect immediately prior to the date upon which this Lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Owner, as the case may be, adjusted to reflect any increases pursuant to the provisions of Article 23 for the Escalation Year and Tax Escalation Year immediately preceding such event.

                  SECTION 18.02. RENTS UNDER RELETTING: If the Demised Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Article
18. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Nothing contained in Articles 16, 17 or this Article shall be deemed to limit or preclude the recovery by Owner from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Owner may be entitled in addition to the damages set forth in Section 18.01.

                                   ARTICLE 19

                          FEES AND EXPENSES; INDEMNITY

                  SECTION 19.01. OWNER'S RIGHT TO CURE TENANT'S DEFAULT: If Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Owner, at any time thereafter and without notice in cases of emergency and in other cases after the expiration of thirty (30) days after notice by Owner to Tenant thereof, may remedy such default for Tenant's account and at Tenant's expense, without thereby waiving any other rights or remedies of Owner with respect to such default.

                  SECTION 19.02. TENANT'S INDEMNITY AND LIABILITY INSURANCE
OBLIGATIONS: A. Tenant agrees to indemnify and save Owner and "Owner's Indemnitees" (as hereinafter defined) harmless of and from all loss, cost, liability, damage and expense including, but not limited to, reasonable counsel fees, penalties and fines incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (ii) the breach or failure of any representation or warranty made by Tenant in this Lease, or (iii) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, or (iv) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person, in or about the Demised Premises or the Building either prior to, during, or after the expiration of, the Demised Term, including, but not limited to, any acts, omissions or negligence in the making or performing of any Alterations. Tenant further agrees to indemnify and save harmless Owner and Owner's Indemnitees of and from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees and disbursements incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, act, omission or negligence referred to in the preceding sentence. "Owner's Indemnitees" shall mean the Owner, the shareholders or the partners comprising Owner and its and their partners and shareholders, officers, directors, employees, agents (including, without limitation, any leasing and managing agents) and contractors together with the lessor under any Superior Lease and the holder of any Mortgage. If any action or proceeding shall be brought against Owner or Owner's Indemnitees based upon any such claim and if Tenant, upon notice from Owner, shall cause such action or proceeding to be defended at Tenant's expense by counsel acting for Tenant's insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Owner, without any disclaimer of liability by Tenant or such insurance carriers in connection with such claim, Tenant shall not be required to indemnify Owner and Owner's Indemnitees for counsel fees in connection with such action or proceeding.

                           B. Throughout the Demised Term Tenant shall maintain
comprehensive public liability and water legal liability insurance against any claims by reason of personal injury, death and property damage occurring in or about the Demised Premises covering, without limitation, the operation of any private air conditioning equipment and any private elevators, escalators or conveyors in or serving the Demised Premises or any part thereof, whether installed by Owner, Tenant or others, and shall furnish to Owner duplicate original policies of such insurance at least ten (10) days prior to the Commencement Date and at least ten (10) days prior to the expiration of the term of any such policy previously furnished by Tenant, in which policies Owner and Owner's Indemnitees shall be named as parties insured, which policies shall be issued by companies, and shall be in form and amounts, satisfactory to Owner.

                  SECTION 19.03. PAYMENTS: Tenant shall pay to Owner, within fifteen (15) days next following rendition by Owner to Tenant of bills or statements therefor: (i) sums equal to all expenditures made and monetary obligations incurred by Owner including, but not limited to, expenditures made and obligations incurred for reasonable counsel fees and disbursements, in connection with the remedying by Owner, for Tenant's account pursuant to the provisions of Section 19.01, of any default of Tenant, and (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Section 19.02, and (iii) sums equal to all expenditures made and monetary obligations incurred by Owner including, but not limited to, expenditures made and obligations incurred for reasonable counsel fees and disbursements, in collecting or attempting to collect the Fixed Rent, any additional rent or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Owner under this Lease or pursuant to law, whether by the institution and prosecution of summary proceedings or otherwise, and (iv) all other sums of money (other than Fixed
Rent) accruing from Tenant to Owner under the provisions of this Lease. Any sum of money (other than Fixed Rent) accruing from Tenant to Owner pursuant to any provision of this Lease including, but not limited to, the provisions of Addendum A, whether prior to or after the Commencement Date, may, at Owner's option, be deemed additional rent, and Owner shall have the same remedies for Tenant's failure to pay any item of additional rent when due as for Tenant's failure to pay any installment of Fixed Rent when due. Tenant's obligations under this Article shall survive the expiration or sooner termination of the Demised Term.

                  SECTION 19.04. TENANT'S LATE PAYMENTS - LATE CHARGES: If Tenant shall fail to make payment of any installment of Fixed Rent or any increase in the Fixed Rent or any additional rent within ten (10) days after the date when such payment is due after more than two (2) occasions in any calendar year, Tenant shall pay to Owner, in addition to such installment of Fixed Rent or such increase in the Fixed Rent or such additional rent, as the case may be, as a late charge and as additional rent, a sum equal to two (2%) percent per annum above the then current prime rate (as the term "prime rate" is defined in Section 31.03) charged by Chemical Bank or its successor of the amount unpaid computed from the date such payment was due to and including the date of payment.

                  SECTION 19.05. Owner agrees to indemnify and save Tenant harmless of and from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees, penalties and fines incurred in connection with or arising from (i) any default by Owner in the performance or observance of any of the terms, covenants or conditions of this Lease on Owner's part to be observed or performed, or (ii) any acts, omissions or negligence of Owner or its employees, agents, contractors or servants in or about the Demised Premises or the Building either prior to, during, or after, the expiration of the Demised Term. Owner further agrees to indemnify and save harmless Tenant and its agents of and from all loss, cost, liability, damage, and expense, including, but not limited to, reasonable counsel fees incurred in connection with or arising from any claims by any persons or damage to property occasioned by any act, omission or negligence referred to in the preceding sentence. If any action or proceeding shall be brought against Tenant or Tenant's agents based upon any such claim and if Owner, upon notice from Tenant, shall cause such action or proceeding to be defended at Owner's expense by counsel acting for Owner's insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Tenant, without any disclaimer of liability by Owner in connection with such claim, Owner shall not be required to indemnify Tenant or Tenant's agents for counsel fees in connection with such action or proceeding.

                  SECTION 19.06. Owner shall pay to Tenant, within five (5) days next following rendition by Tenant to Owner of statements therefor, or shall credit Tenant, at Owner's election, against the next accruing monthly installments of Fixed Rent, sums equal to all loss, costs, liabilities, damages and expenses referred to in Section 19.05. Owner's obligations under this Article shall survive the expiration or sooner termination of the Demised Term.

                                   ARTICLE 20

                                ENTIRE AGREEMENT

                  SECTION 20.01. ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Neither Owner nor Owner's agents have made any representations or warranties with respect to the Demised Premises, the Building, the Real Property or this Lease except as expressly set forth in this Lease and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, orally and no executory agreement shall be effective to chant modify or discharge, in whole or in part, this Lease or any provisions of this Lease, unless such agreement is a forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought. All references in this Lease to the consent or approval of Owner shall be deemed to mean the written consent of Owner, or the written approval of Owner, as the case may be, and no consent or approval of Owner shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Owner.

                                   ARTICLE 21

                                   END OF TERM

                  SECTION 21.01. END OF TERM: On the date upon which the Demised Term shall expire and come to an end, whether pursuant to any of the provisions of this Lease or by operation of law, and whether or prior to the Expiration Date, Tenant, at Tenant's sole cost and expense, (i) shall quit and surrender the Demised Premises to Owner, broom clean and in good order and condition, ordinary wear excepted, and (ii) shall remove all of Tenant's Personal Property and all other property and effects of Tenant and all persons claiming through or under Tenant (including, but not limited to, all telecommunications facilities) from the Demised Premises and the Building, and (iii) shall repair all damage to the Demised Premises and the Building occasioned by such removal. Owner shall have the right to retain any property and effects which shall remain in the Demised Premises after fifteen (15) days following the giving of a notice by Owner to Tenant requesting such property be removed, which notice may be given at any time after the expiration or sooner termination of the Demised Term, and any net proceeds from the sale thereof, without waiving Owner's rights with respect to any default by Tenant under the foregoing provisions of this Section. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New

York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Owner may institute to enforce the foregoing provisions of this Article. If said date upon which the Demised Term shall expire and come to an end shall fall on a Sunday or holiday, then Tenant's obligations under the first sentence of this Section shall be performed on or prior to the Saturday or business day immediately preceding such Sunday or holiday. Tenant's obligations under this Section shall survive the expiration or sooner termination of the Demised Term.

                                   ARTICLE 22

                                 QUIET ENJOYMENT

                  SECTION 22.01. QUIET ENJOYMENT: Owner covenants and agrees with Tenant that upon Tenant paying the Fixed Rent and additional rent reserved in this Lease and observing and performing all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises during the Demised Term, subject, however, to the terms, covenants and conditions of this Lease including, but not limited to, the provisions of Section 37.01, and subject to the Superior Lease and the Mortgage referred to in Section 7.01.

                                   ARTICLE 23

                      TAX PAYMENTS AND OPERATING ESCALATION

                  SECTION 23.01. DEFINITIONS: In the determination of any increase in the Fixed Rent under the provisions of this Article, Owner and Tenant agree that the following terms shall have the following meanings:

                  A. The term "Tax Escalation Year" shall mean each fiscal year commencing July 1st and ending on the following June 30th which shall include any part of the Demised Term.

                  B. The term "Escalation Year" shall mean each calendar year which shall include any part of the Demised Term.

                  C. The term "Taxes" shall be deemed to mean a sum equal to the aggregate of: (i) the product determined by multiplying (a) the then applicable full New York City real estate tax rate in effect with respect to the Borough of Manhattan by (b) the then applicable assessed valuation of the Real Property (as the same may be abated pursuant to the ICIP Program ([as hereinafter defined]) plus (ii) amounts assessed by any business improvement district in which the Real Property is located plus (iii) any other assessments, special or otherwise, upon or with respect to the Real Property imposed by the City or Country of New York or any other taxing authority. If, due to any change in the method of taxation, any franchise, income, profit, sales, rental, use and occupancy or other tax or payments in lieu of any such taxes shall be substituted for, or levied against Owner or any owner of the

Building or the Real Property, in lieu of any real estate taxes or assessments upon or with respect to the Real Property, such tax or payments in lieu of any such taxes shall be included in the term Taxes for the purposes of this Article. Notwithstanding anything to the contrary set forth in this Lease (including, but not limited to, the provisions of Section 23.02) Taxes shall not include any sums or amounts unless Owner is required to pay a corresponding sum or amount to the appropriate taxing authority, business improvement district, tenant (as in connection with payments or rent credits given or granted in connection with a so called Pilot Program or the Tax Abatement Program [as hereinafter defined]) condominium owner or other bona fide person, which payments may be made either by direct payments or direct credits granted to the appropriate taxing authority, business improvement district, condominium owner, tenant or other bona fide person or otherwise, it being the intention of the parties that Taxes shall include only the aggregate amounts of money which Owner is obligated to pay or credit to bona fide others in connection with any impositions, or sums directly or indirectly in lieu thereof, which are levied or imposed against the Real Property.

                  D. The term "Demised Premises Area" shall mean 13,319 square feet.

                  E. The term "Building Area" shall mean 398,537 square feet. In the event that at any time during the Demised Term Owner increases the "Building Area" for any other tenant for the purposes of escalation then the "Building Area" set forth in this Lease, automatically, shall be deemed increased to the same amount as of the date of such increase for such other tenant.

                  F. The term "Tenant's Proportionate Share" shall mean the fraction, the denominator of which is the Building Area and the numerator of which is the Demised Premises Area.

                  G. (1) The term "Operating Expenses" shall, subject to the provisions of Paragraph (2) of this Subsection 23.01.G, mean the aggregate reasonable cost and expense actually incurred by Owner in the operation, maintenance, management and security of the Real Property and any plazas, sidewalks and curbs adjacent thereto including, without limitation, the cost and expense of the following:

                           (a) salaries, wages, medical, surgical and general
welfare and other so-called "fringe" benefits (including group insurance and retirement benefits) for employees (including, but not limited to, employees who provide twenty-four (24) hour services, seven (7) days per week throughout the year) of Owner or any contractor of Owner engaged in the cleaning, operation, maintenance or management of the Real Property, or engaged for security purposes and/or for receiving or transmitting deliveries to and from the Building, and payroll taxes and workmen's compensation insurance premiums relating thereto,

                           (b) gas, steam, water and sewer rental,

                           (c) thirty-five (35%) percent of all electrical costs
incurred in the of the Building, provided, however, in the event that Owner discontinues the redistribution or furnishing of electrical energy to the tenants and occupants of the Building, then the cost and expense incurred by Owner for electricity shall thereafter be deemed to be one hundred (100%) percent of (i) the total cost and expense to Owner of purchasing electricity for the Building less (ii) any reimbursement to Owner by the tenants in the Building for the payment for the Floor HVAC Units and the Floor Public Light and Power (as said terms are defined in Section 29.05),

                                    (d) utility taxes,

                                    (e) rubbish removal,

                                    (f) fire, casualty, liability, rent and
                  other insurance carried by Owner,

                                    (g) repairs, repainting, replacement,
                  maintenance of grounds, and Included Improvements (as provided in Paragraph (2) of this Subsection 23.01.G),

                                    (h) Building supplies,

                                    (i) uniforms and cleaning thereof,

                                    (j) snow removal,

                                    (k) window cleaning,

                                    (l) service contracts with independent
                  contractors for any of the foregoing (including, but not limited to, elevator, heating, air conditioning, ventilating, sprinkler system, fire alarm and telecommunication equipment maintenance),

                                    (m) management fees (whether or not paid to
                  any person, firm or corporation having an interest in or under common ownership with Owner or any of the persons, firms or corporations comprising Owner) in the amount of one ($1.00) dollar per rentable square foot of the Building Area in the first Escalation Year which amount for management fees shall increase in each Escalation Year subsequent to the first Escalation Year by the same percentage of increase as the percentage of increase in the aggregate of all other Operating Expenses,

                                    (n) legal fees and disbursements and other
                  expenses (excluding, however, legal fees and expenses incurred in connection with any application or proceeding brought for reduction of the assessed valuation of the Real Property or any part thereof or legal fees and expenses incurred in landlord/tenant matters),

                                    (o) auditing fees,

                                    (p) deleted,

                                    (q) all costs of compliance under the
                  provisions of any present or future Superior Lease other than the payment of rental and impositions thereunder and increases in the basic rent under such leases as a result of adjustments in such basic rent, and

                                    (r) all other costs and expenses incurred in
                  connection with the operation, maintenance, management and security of the Real Property, and any plazas, sidewalks and curbs adjacent thereto.

                             (2) The cost and expense of the following
                  shall be excluded from the calculation of operating expenses:

                                    (a) leasing commissions and advertising and
                  promotional expenses;

                                    (b) executives' salaries above the grade of
                  building manager and superintendent;

                                    (c) capital improvements and replacements
                  which under general accepted accounting principles and practice would be classified as capital expenditures, except the cost and expense of any improvement, alteration, replacement or installation which is either (i) required by any Legal Requirement, or (ii) designed, in Owner's reasonable judgment, to result in savings or reductions in Operating Expenses or (iii) designed, in Owner's reasonable judgment, to benefit the tenants of the Building (such improvements, alterations, replacements and installations are referred to as "Included Improvements"); the cost and expense of Included Improvements whenever made shall be included in Operating Expenses for any Escalation Year to the extent of (x) the annual amortization or depreciation of the cost and expense to Owner of such Included Improvements, as amortized on a straight line basis over fifteen (15) years allocable to such Escalation Year plus (y) an annual charge for interest upon the unamortized or undepreciated portions of such cost and expense at the average prime rate during the Escalation Year in question (provided, however, with respect to the Included Improvements referred to in (ii), the amount of such Included Improvements included in Operating Expenses for any such Escalation Year, inclusive of such charge for interest for such Year allocable to such Included Improvement, shall not exceed the amount of such savings or reductions for such Escalation Year unless such savings or reductions in Operating Expenses for prior Escalation Years exceeded, in the aggregate, the amounts, inclusive of interest, paid by Tenant to Owner with respect to such Included Improvements for such prior Escalation Years (any such excess is referred to as a "Shortfall"), in which event the amount of such Included Improvements inclusive of interest included in Operating Expenses for such Escalation Year shall not exceed the total of the amount of such savings or reductions in Operating Expenses for such Escalation Year plus such Shortfall as aforesaid;

                                    (d) any other item which under generally
                  accepted accounting principles and practice would not be regarded as an operating, maintenance or management expense;

                                    (e) any item for which Owner is compensated
                  through proceeds of insurance;

                                    (f) any specific compensation which Owner
                  receives from any tenant for services rendered to such tenant by Owner above and beyond those services generally rendered by Owner to tenants in the Building without specific compensation therefor; and

                                    (g) sixty-five (65%) percent of all
                  electrical costs incurred in the operation of the Building, provided, however, in the event that Owner discontinues the redistribution or furnishing of electrical energy to the tenants and occupants of the Building, then the aforesaid exclusion of sixty-five (65%) percent of such electrical costs shall not apply;

                                    (h) costs incurred in connection with the
                  original construction of the Building or in connection with any major change in the Building, such as adding or deleting floors which under generally accepted accounting principles consistently applied are properly classified as capital expenditure;

                                    (i) deleted;

                                    (j) depreciation or amortization;

                                    (k) interest and principal payments on
                  mortgages and other debt costs, if any;

                                    (l) costs of correcting defects in or
                  inadequacy of the design or construction of the Building;

                                    (m) expenses directly resulting from the
                  negligence of the Owner, its agents, servants or employees or another tenant;

                                    (n) legal fees, space planners' fees, real
                  estate brokers' leasing commissions, accountants, consultants, other third party experts and advertising expenses incurred in connection with the original development or original leasing of the Building or current or future leasing of the Building;

                                    (o) costs for which Owner is reimbursed by
                  any tenant or occupant of the Building or by insurance by its carrier or any tenant's carrier or by anyone else (excluding any reimbursement from tenants pursuant to additional rent or rent escalation provisions in the nature of this Article 23);

                                    (p) any bad debt loss, rent loss, or
                  reserves for bad debts or rent loss;

                                    (q) costs associated with the operation of
                  the business of the partnership or entity which constitutes the Owner, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Owner's interest in the Building, costs (including attorney's fees and costs of settlement judgments and payments in lieu thereof) arising from the claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Owner and/or the Building and/or the site upon which the Building is situated;

                                    (r) the wages and benefits of any executive
                  or administrative employee above building manager or supervisor or any non-executive employee to the extent it does not devote substantially all of his or her time to the Building;

                                    (s) fines, penalties and interest;

                                    (t) amounts paid by Owner under any ground
                  lease;

                                    (u) any recalculation of or additional
                  operating costs actually incurred more than two (2) years prior to the year in which Owner proposes that such costs be included;

                                    (v) costs incurred in the removal,
                  containment, encapsulation, or disposal of or repair or cleaning of areas affected by asbestos or other substances installed by Owner in the Building which, at the time of such installation, were deemed by any applicable federal, state or municipal law, order, rule or regulation to be hazardous to health or the environment and which were installed in violation of law;

                                    (w) costs incurred by Owner with respect to
                  goods and services (including utilities sold and supplied to tenants and occupants of the Building) to the extent that Owner would be entitled to reimbursement for such costs if incurred by Tenant pursuant to this lease;

                                    (x) costs, including permit, license and
                  inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building except for such costs which are repairs which would have been made in the absence of such leasing to such new tenants;

                                    (y) Expenses in connection with services or
                  other benefits which are not provided to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building without a separate charge;

                                    (z) Overhead and profit increment paid to
                  Owner or to subsidiaries or affiliates of Owner for services in the Building to the extent the same exceeds the costs of such services rendered by unaffiliated third parties on a competitive basis;

                                    (aa) any compensation paid to clerks,
                  attendants or other persons in commercial concessions operated by Owner;

                                    (bb) rentals and other related expenses
                  incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be a capital nature if purchased subject to subparagraph "c" with respect to Included Improvements;

                                    (cc) all items and services for which Tenant
                  or any other tenant in the Building reimburses Owner or which Owner provides selectively to one or more tenants (other than Tenant) without reimbursement;

                                    (dd) electric power costs for which any
                  other tenant directly contracts with the local public service company and pays therefor;

                                    (ee) costs arising from Owner's political or
                  charitable contributions;

                                    (ff) costs, other than those incurred in
                  ordinary maintenance, for sculpture, paintings or other objects of art;

                                    (gg) tax penalties incurred as a result of
                  Owner's negligence, inability or unwillingness to make payments when due;

                                    (hh) costs arising from the gross negligence
                  or fault of Owner or its agents, or any vendors, contractors, or providers of materials or services selected or engaged by Owner or its agents including, without limitation, the selection of building materials;

                                    (ii) Owner's general corporate overhead and
                  general and administrative expenses;

                                    (jj) costs incurred by Owner due to the
                  violation by Owner or any tenant of the terms and conditions of any lease of space in the Building;

                                    (kk) the cost of any work or services
                  performed or other expenses incurred in connection with installing, operating and maintaining any specialty service or facility other than Common Building Facilities (e.g., an observatory, broadcasting facility or any luncheon, athletic or recreational club), provided, however, the exclusion set forth in this subdivision (kk) shall not apply to the cost of any building services furnished to an area of space leased to another tenant and used by such tenant for such purposes for itself alone (the term "Common Building Facilities" shall mean all of the common facilities in or around the Building designed and intended for use by the tenants of the Building in common with Owner and each other, including, but not limited to, hallways, fire stairs, elevator shaftways, voice, data and signal equipment, if any, telephone and electric closets, truckdocks, public restrooms, service areas, lobbies, landscaped areas, and all other common and service areas of the Real Property and Building).

                  H. The term "Base Operating Expenses" shall mean the sum of $2,391,222.00. In the event that during the calendar year 1995 Owner enters into a lease with any other non-retail space tenants in which Owner increases the sum of Base Operating Expenses for any such other non-retail space tenant for the purposes of escalation, then Base Operating Expenses set forth in this Lease, automatically, shall be deemed increased to the same amount as of the date of such increase for such other non-retail space tenant.

                  I. The term "Owner's Tax Statement" shall mean an instrument containing a computation of any increase in the Fixed Rent in reasonable detail pursuant to the provisions of Section 23.02A. of this Article.

                  J. The term "Owner's Operating Expense Statements" shall mean an instrument in reasonable detail containing a computation of any increase in the Fixed Rent pursuant to the provisions of Section 23.04 of this Article.

                  K. The term "Monthly Escalation Installment" shall mean a sum equal to one-twelfth (1/12th) of the increase in the Fixed Rent payable pursuant to the provisions of Subsection 23.04 A. for the Escalation Year with respect to which Owner has most recently rendered an Owner's Operating Expense Statement, appropriately adjusted to reflect (i) in the event such Escalation Year is a partial calendar year, the increase in the Fixed Rent which would have been payable for such Escalation Year if it had been a full calendar year, and (ii) the amount by which current Operating Expenses as reasonably estimated by Owner exceed Operating Expenses as reflected in such Owner's Operating Expense Statement, and (iii) any net credit balance to which Tenant may be entitled pursuant to the provisions of Subsection 23.05 C.

                  L. The term "Monthly Escalation Installment Notice" shall mean a notice given by Owner to Tenant which sets forth the current Monthly Escalation Installment; such Notice may be contained in a regular monthly rent bill, in an Owner's Operating Expense Statement, or otherwise, and may be given from time to time, at Owner's election.

                  M. Owner has applied for a certificate of eligibility from the Department of Finance of the City of New York determining that Owner is eligible to apply for exemption from tax payments for the Real Property pursuant to the provisions of Section 11-256 through 11-267 (the "ICIP Program") of the Administrative Code of the City of New York and the regulations promulgated pursuant to the ICIP Program. Any such tax exemption for the Real Property is referred to as "Tax Exemption" and the period of such Tax Exemption is referred to as the "Tax Exemption Period." Owner agrees that Tenant shall not be required to (a) pay Taxes or charges which become due because of the willful neglect or fraud by Owner in connection with the ICIP Program or (b) otherwise relieve or indemnify Owner from any personal liability arising under the ICIP Program, except where imposition of such Taxes, charges or liability is occasioned by actions of Tenant in violation of this Lease. Tenant agrees to report to Owner, as often as is necessary under such regulations, the number of workers engaged in employment in the Demised Premises, the nature of each worker's employment and the residency of each worker and to provide access to the Demised Premises by employees and agents of the Department of Finance of the City of New York at all reasonable times at the request of Owner. Tenant represents to the Owner that, with n the seven (7) years immediately preceding the date of this Lease, Tenant has not been adjudged by a court of competent jurisdiction to have been guilty of (x) an act, with respect to a building, which is made a crime under the provisions of Article 150 of the Penal Law of the State of New York or any similar law of another state, or (y) any act made a crime or violation by the provisions of Section 235 of the Real Property Law of the State of New York, nor is any charge for a violation of such laws presently pending against Tenant. Upon request of Owner, from time to time, Tenant agrees to update said representation when required because of the ICIP Program and regulations thereunder. Tenant further agrees to cooperate with Owner in compliance with such ICIP Program and regulations to aid Owner in obtaining and maintaining the Tax Exemption and, if requested by Owner, to post a notice in a conspicuous place in the Demised Premises and to publish a notice in a newspaper of general circulation the City of New York, in such form as shall be prescribed by the Department of Finance stating that persons having information concerning any violation by Tenant of Section 235 of the Real Property Law or any Section of Article 150 of the Penal Law or any similar law of another jurisdiction may submit such information to the Department of Finance to be considered in determining Owner's eligibility for benefits. Tenant acknowledges that its obligations under the provisions of Subsection 23.02A. may be greater if Owner fails to obtain a Tax Exemption, and agrees that Owner shall have no liability to Tenant nor shall Tenant be entitled to any abatement or diminution of rent if Owner fails to obtain a Tax Exemption.

                  N. Owner and Tenant acknowledge that Tenant may apply for a certificate of abatement from the Department of Finance of the City of New York pursuant to the provisions of Title 4 of the Real Property Law of the State of New York Section 11-704(i) of the Administrative Code of the City of New York (the "Tax Abatement Program"). Owner agrees, at no cost or expense to Owner, to cooperate with Tenant in its efforts to procure a certificate of abatement including, if necessary, and if Owner approves of its contents, co-signing Tenant's application for a certificate of abatement. Pursuant to the Tax Abatement Program, Owner hereby informs Tenant that:

                  "(1) an application for abatement of real property taxes pursuant to this title will be made for the premises;

                  (2) the rent, including amount payable by the tenant for real property taxes, will accurately reflect any abatement of real property taxes granted pursuant to this title for the premises;

                  (3) at least ten dollars per square foot or thirty-five dollars per square foot must be spent on improvements to the premises and the common areas, the amount being dependent upon the length of the lease and whether it is a new or a renewal lease; and

                  (4) all abatements granted with respect to a building pursuant to this title will be revoked if, during the benefit period, real estate taxes or water or sewer charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in subdivision four of section four hundred ninety-nine-f of this title."

                  Owner and Tenant acknowledge that the Tax Abatement Program (a copy of which has been initialled by both Owner and Tenant) has not yet been enacted into law by the New York State Legislature. It is the intention of the parties, however, that Tenant shall receive at least the benefits of this initial Tax Abatement Program even if it is not enacted into law or is enacted into law with lesser benefits given to Tenant. Accordingly, Owner and Tenant agree that in the event that (a) the initial Tax Abatement Program is not enacted into law or (b) a substituted tax abatement program (the "Substituted Program") is enacted into law providing lesser benefits than the initial Tax Abatement Program then, in the event of (a) Tenant shall receive all the benefits of the initial Tax Abatement Program, as if same had been enacted or effective with respect to the Real Property (which would initially be approximately $1.12 per rentable square foot based on an assessment of $8,600,000.00) or in the event of (b) Tenant shall receive the difference between the benefits accorded to Tenant by the initial Tax Abatement Program and the lesser benefits accorded to Tenant by the Substituted Program, as the case may be, which benefits to which Tenant is entitled pursuant to the provisions of this sentence shall be given at the same time they would have accrued under the initial Tax Abatement Program, by way of a rent credit, to be applied against the next accruing monthly installments of Fixed Rent, or if there are an insufficient number of monthly installments of Fixed Rent remaining, shall be paid to Tenant after the Expiration Date. In the event of any dispute between the parties as to the determination of any rent credit to which Tenant shall be entitled pursuant to the foregoing provisions of this Section, such dispute shall be determined by arbitration in New York City in the same manner as provided under Article 36.

                  Tenant agrees that Owner shall have no liability to Tenant nor shall Tenant be entitled to any abatement or diminution of rent if Tenant fails to obtain a certificate of abatement under the Tax Abatement Program.

                  SECTION 23.02. TAXES: A. The Fixed Rent for each Tax Escalation Year shall be increased by a sum equal to Tenant's Proportionate Share of Taxes for such Tax Escalation Year.

                  B. Unless the Commencement Date shall occur on a July 1st, any increase in the Fixed Rent pursuant to the provisions of Subsection A of this
Section 23.02 for the Tax Escalation Year in which the Commencement Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to June 30th of such Tax Escalation Year, both inclusive, bears o the total number of days in such Tax Escalation Year. Unless the Demised Term shall expire on a June 30th, any increase in the Fixed Rent pursuant to the provisions of said Subsection A for the Tax Escalation Year in which the date of the expiration of the Demised Term shall occur shall be apportioned in that percentage which the number of days in the period from July 1st of such Tax Escalation Year to such date of expiration, both inclusive, bears to the total number of days in such Tax Escalation Year.

                  SECTION 23.03. CALCULATION AND PAYMENT OF TAXES: A. Owner shall render to Tenant, either in accordance with the provisions of Article 27 an Owner's Tax Statement or Statements with respect to each Tax Escalation Year, either prior to or during such Tax Escalation Year. Owner's failure to render an Owner's Tax Statement with respect to any Tax Escalation Year shall not prejudice Owner's right to recover any sums due to Owner hereunder with respect to such Tax Escalation Year, unless same is not rendered within two (2) years, nor shall it deprive Tenant of any credit to which it otherwise might be entitled to for any Tax

Escalation Year pursuant to the provisions of Subsection B of this Section
23.03. Tenant acknowledges that under present law, Taxes are payable by Owner
(i) with respect to a fiscal year commencing July 1st and ending on the following June 30th, and (ii) in two (2) installments, in advance, the first of which is payable on July 1st, and the second and final payment of which is payable on the following January 1st. Within twenty (20) days next following rendition of the first Owner's Tax Statement which shows an increase in the Fixed Rent for any Tax Escalation Year, Tenant shall pay to Owner one-half of the amount of the increase shown upon such Owner's Tax Statement for such Tax Escalation Year (including any apportionment pursuant to the provisions of Subsection B of Section 23.02); and, subsequently, provided Owner shall have rendered to Tenant an Owner's Tax Statement, Tenant shall pay to Owner not later than thirty (30) days prior to the date on which the installment of Taxes is required to be paid by Owner a sum equal to one half (1/2) of Tenant's Proportionate Share of Taxes payable with respect to such Tax Escalation Year as shown on such Owner's Tax Statement. Tenant further acknowledges that it is the purpose and intent of this Section 23.03 to provide Owner with Tenant's Proportionate Share of Taxes thirty (30) days prior to the time such installment of Taxes is required to be paid by Owner without penalty or interest. Accordingly, Tenant agrees if the number of such installments and/or the date of payment thereof and/or the fiscal year used for the purpose of Taxes shall change then (a) at the time that any such revised installment is payable by Owner, Tenant shall pay to Owner the amount which shall provide Owner with Tenant's Proportionate Share of Taxes applicable to the revised installment of Taxes then required to be paid by Owner, and (b) this Article shall be appropriately adjusted to reflect such change and the time for payment to Owner of Tenant's Proportionate Share of Taxes as provided in this Article shall be appropriately revised so that Owner shall always be provided with Tenant's Proportionate Share of Taxes thirty (30) days prior to the installment of Taxes required to be paid by Owner. Notwithstanding the foregoing provisions of this Subsection A to the contrary, in the event the holder of any mortgage affecting the Real Property shall require Owner to make monthly deposits on account of real estate taxes, then this Article shall be appropriately adjusted to reflect the requirement that Owner make monthly deposits on account of real estate taxes so that Owner shall always be provided with one-twelfth (1/12th) of Tenant's Proportionate Share of Taxes with respect to any Tax Escalation Year thirty (30) days prior to the payment by Owner of such monthly deposits on account of real estate taxes.

                  B. If, as a result of any application or proceeding brought by or on behalf of Owner for reduction of the assessed valuation of the Real Property there shall be a decrease in Taxes for any Tax Escalation Year with respect to which Owner shall have previously rendered an Owner's Tax Statement, the next monthly installment or installments of Fixed Rent following such decrease shall include an adjustment of the Fixed Rent for such Tax Escalation Year reflecting a credit to Tenant equal to the amount by which (i) the Fixed Rent actually paid by Tenant with respect to such Tax Escalation Year (as increased pursuant to the operation of the provisions of Subsection A of Section 23.02) shall exceed (ii) the Fixed Rent payable with respect to such Tax Escalation Year (as increased pursuant to the operation of the provisions of Subsection A of Section 23.02) based upon such reduction of the assessed valuation.

                  SECTION 23.04. OPERATING EXPENSES: A. If Operating Expenses in any Escalation Year shall be in such an amount as shall constitute an increase above Base Operating Expenses, the Fixed Rent for such Escalation Year shall be increased by a sum equal to Tenant's Proportionate Share of any such increase. In the event that Base Operating

Expenses shall be in excess of Operating Expenses in any Escalation Year, in no event shall Tenant be entitled to any such excess and the Fixed Rent shall not be reduced in any way.

                  B. Unless the Commencement Date shall occur on a January 1st, any increase in the Fixed Rent pursuant to the provisions of Subsection A of this Section 23.04 for the Escalation Year in which the Commencement Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31st of such Escalation Year, both dates inclusive, bears to the total number of days in such Escalation Year. Unless the Demised Term shall expire on December 31st any increase in the Fixed Rent pursuant to the provisions of Subsection A of this Section 23.04 for the Escalation Year in which the date of the expiration of the Demised Term shall occur shall be apportioned in that percentage which the number of days in the period from January 1st of such Escalation Year to such date of expiration, both dates inclusive, bears to the total number of days in such Escalation Year.

                  C. In the determination of any increase in the Fixed Rent pursuant to the foregoing provisions of this Section 23.04, if the Building shall not have been fully occupied during an Escalation Year, Operating Expenses for such Escalation Year shall be equitably adjusted (by including such additional expenses as Owner would have incurred) to the extent, if any, required to reflect full occupancy.

                  SECTION 23.05. CALCULATION AND PAYMENT OF OPERATING EXPENSES:
A. Owner shall render to Tenant, either in accordance with the provisions of
Article 27 or by personal delivery at the Demised Premises, an Owner's Operating Expense Statement with respect to each Escalation Year on or before the next succeeding October 1st. Owner's failure to render an Owner's Operating Expense Statement with respect to any Escalation Year shall not prejudice Owner's right to recover any sums due to Owner hereunder with respect to such Escalation Year if same is rendered within two (2) years.

                  B. Within twenty (20) days next following rendition of the first Owner's Operating Expense Statement which shows an increase in the Fixed Rent for any Escalation Year, Tenant shall pay to Owner the entire amount of such increase. In order to provide for current payments on account of future potential increases in the Fixed Rent which may be payable by Tenant pursuant to the provisions of Subsection 23.04.A, Tenant shall also pay to Owner at such time, provided Owner has given to Tenant a Monthly Escalation Installment Notice, a sum equal to the product of (i) the Monthly Escalation Installment set forth in such Notice multiplied by (ii) the number of months or partial months which shall have elapsed between January 1st of the Escalation Year in which such payment is made and the date of such payment, less any amounts theretofore paid by Tenant to Owner on account of increases in the Fixed Rent for such Escalation Year pursuant to the provisions of the penultimate sentence of this Subsection 23.05.B; thereafter Tenant shall make payment of a Monthly Escalation Installment throughout each month of the Demised Term. Monthly Escalation Installments shall be added to and payable as part of each monthly installment of Fixed Rent. Notwithstanding anything to the contrary contained in the foregoing provisions of this Article, prior to the rendition of the first Owner's Operating Expense Statement which shows an increase in the Fixed Rent for any Escalation Year, Owner may render to Tenant a pro-forma Owner's Operating Expense Statement containing a bona fide estimate of the increase in the Fixed Rent for the Escalation Year in which the Commencement Date shall occur and/or the subsequent Escalation Year. Following the rendition of such pro-forma Owner's Operating

Expense Statement, Tenant shall pay to Owner a sum equal to one twelfth (1/12th) of the estimated increase in the Fixed Rent shown thereon for such Escalation Year or Years multiplied by the number of months which may have elapsed between the Commencement Date and the month in which such payment is made and thereafter pay to Owner, on the first day of each month of the Demised Term (until the rendition by Owner of the first Owner's Operating Expense Statement) a sum equal to one twelfth (1/12th) of the increase in the Fixed Rent shown on such pro-forma Owner's Operating Expense Statement. Any sums paid pursuant to the provisions of the immediately preceding sentence shall be credited against the sums required to be paid by Tenant to Owner pursuant to the Owner's Operating Expense Statement for the first Escalation Year for which there is an increase in the Fixed Rent pursuant to the provisions of Subsection A.

                  C. Following rendition of the first Owner's Operating Expense Statement and each subsequent Owner's Operating Expense Statement a reconciliation shall be made as follows: Tenant shall be debited with any increase in the Fixed Rent shown on such Owner's Operating Expense Statement and credited with the aggregate amount, if any, paid by Tenant in accordance with the provisions of Subsection B of this Section on account of future increases in the Fixed Rent pursuant to Subsection 23.04 A. which has not previously been credited against increases in the Fixed Rent shown on Owner's Operating Expense Statements. Tenant shall pay any net debit balance to Owner within fifteen (15) days next following rendition by Owner, either in accordance with the provisions of Article 27 or by personal delivery at the Demised Premises of an invoice for such net debit balance; any net credit balance shall be applied as an adjustment against the next accruing monthly installments of Fixed Rent.

                  SECTION 23.06. DISPUTE RESOLUTION: A. In the event of any dispute between Owner and Tenant arising out of the application of the Operating Expense provisions of this Article, such dispute shall be determined by arbitration in New York City in accordance with the provisions of Article 36. Notwithstanding any such dispute and submission to arbitration, or any dispute with respect to the Tax Escalation provisions of this Article (which dispute shall not be subject to arbitration but which can only be prosecuted by the institution of legal proceedings by Tenant), any increase in the Fixed Rent shown upon any Owner's Operating Expense Statement or any Monthly Escalation Installment Notice or any Owner's Tax Statement shall be payable by Tenant within the time limitation set forth in this Article. If the determination in such arbitration or legal proceedings shall be adverse to Owner, any amount paid by Tenant to Owner in excess of the amount determined to be properly payable shall be credited against the next accruing installments of Fixed Rent due under this Lease. However, if there are no such installments, such amounts shall be paid by Owner to Tenant within thirty (30) days following such determination.

                  B. In the event Tenant disagrees with any computation or other matter contained in any Owner's Operating Expense Statement or any Monthly Escalation Installment Notice, Tenant shall have the right to give notice to Owner within one hundred eighty (180) days next following rendition of such Statement or Notice setting forth the particulars of such disagreement. If the matter is not resolved within ninety (90) days next following the giving of such notice by Tenant, it shall be deemed a dispute which either party may submit to arbitration pursuant to the provisions of Subsection A of this Section. If (i) Tenant does not give a timely notice to Owner in accordance with the foregoing provisions of this Subsection disagreeing with any computation or other matter contained in any Owner's Operating Expense

Statement or any Monthly Escalation Installment Notice and setting forth the particulars of such disagreement, or (ii) if any such timely notice shall have been given by Tenant, the matter shall not have been resolved and neither party shall have submitted the dispute to arbitration within ninety (90) days next following the giving of such notice by Tenant, Tenant shall be deemed conclusively to have accepted such Owner's Operating Expense Statement or Monthly Escalation Installment Notice, as the case may be, and shall have no further right to dispute the same.

                  SECTION 23.07. COLLECTION OF INCREASES IN FIXED RENT: The obligations of Owner and Tenant under the provisions of this Article with respect to any increase in the Fixed Rent, or any credit to which Tenant may be entitled, shall survive the expiration or any sooner termination of the Demised Term. All sums payable by Tenant under this Article shall be collectible by Owner in the same manner as Fixed Rent.

                                   ARTICLE 24

                                    NO WAIVER

                  SECTION 24.01. OWNER'S TERMINATION NOT PREVENTED: Neither any option granted to Tenant or Owner in this Lease or in any collateral instrument to renew or extend the Demised Term, nor the exercise of any such option by Tenant or Owner, as the case may be, shall prevent Owner or Tenant, as the case may be, from exercising any option or right granted or reserved to such party in this Lease or in any collateral instrument or which Owner or Tenant may have by virtue of any law, to terminate this Lease and the Demised Term or any renewal or extension of the Demised Term either during the original Demised Term or during the renewed or extended term. Any termination of this Lease and the Demised Term shall serve to terminate any such renewal or extension of the Demised Term and any right of Tenant or Owner, as the case may be, to any such renewal or extension, whether or not Tenant or Owner, as the case may be, shall have exercised any such option to renew or extend the Demised Term. Any such option or right on the part of Owner or Tenant to terminate this Lease shall continue during any extension or renewal of the Demised Term. No option granted to Tenant or Owner to renew or extend the Demised Term shall be deemed to give Tenant or Owner any further option to renew or extend.

                  SECTION 24.02. NO TERMINATION BY TENANT/NO WAIVER: No act or thing done by Owner or Owner's agents during the Demised Term shall constitute a valid acceptance of a surrender of the Demised Premises or any remaining portion of the Demised Term except a written instrument accepting such surrender, executed by Owner. No employee of Owner or of Owner's agents shall have any authority to accept the keys of the Demised Premises prior to the termination of this Lease and the Demised Term, and the delivery of such keys to any such employee shall not operate as a termination of this Lease or a surrender of the Demised Premises; however, if Tenant desires to have Owner sublet the Demised Premises for Tenant's account, Owner or Owner's agents are authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby relieves Owner of any liability (except for Owner's negligence or improper acts or improper omissions) for loss of, or damage to, any of Tenant's property or other effects in connection with such subletting. The failure by either party to seek redress for breach or violation of, or to insist upon the strict performance of, any term, covenant or condition of this

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



Lease on the other party's part to be observed or performed, shall not prevent a subsequent act or omission which would have originally constituted a breach or violation of any such term, covenant or condition from having all the force and effect of an original breach or violation. The receipt by Owner of rent with knowledge of the breach or violation by Tenant of any term, covenant or condition of this Lease on Tenant's part to be observed or performed shall not be deemed a waiver of such breach or violation. Owner's failure to enforce any Building Rule against Tenant or against any other tenant or occupant of the Building shall not be deemed a waiver of any such Building Rule. No provision of this Lease shall be deemed to have been waived by either party unless such waiver shall be set forth in a written instrument executed by the party against which such waiver is sought. No payment by Tenant or receipt by Owner of a lesser amount than the aggregate of all Fixed Rent and additional rent then due under this Lease shall be deemed to be other than on account of the first accruing of all such items of Fixed Rent and additional rent then due, no endorsement or statement on any check and no letter accompanying any check or other rent payment in any such lesser amount and no acceptance of any such check or other such payment by Owner shall constitute an accord and satisfaction, and Owner may accept any such check or payment without prejudice to Owner's right to recover the balance of such rent or to pursue any other legal remedy.

                                   ARTICLE 25

                         MUTUAL WAIVER OF TRIAL BY JURY

                  SECTION 25.01. Owner and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Owner or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; however, the foregoing waiver shall not apply to any action for personal injury or property damage. The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Demised Term. If Owner commences any summary proceeding, or any other proceeding of like import, Tenant agrees: (i) not to interpose any counterclaim of whatever nature or description in any such summary proceeding, or any other proceeding of like import, unless failure to interpose such counterclaim would preclude Tenant from asserting such claim in a separate action or proceeding; and (ii) not to seek to remove to another court or jurisdiction or consolidate any such summary proceeding, or other proceeding of like import, with any action or proceeding which may have been, or will be, brought by Tenant. In the event that Tenant shall breach any of its obligations set forth in the immediately preceding sentence, Tenant agrees (a) to pay all of Owner's attorneys' fees and disbursements in connection with Owner's enforcement of such obligations of Tenant and (b) in all events, to pay all accrued, present and future Fixed Rent and increases therein and additional rent payable pursuant to the provisions of this Lease.

                                   ARTICLE 26

                              INABILITY TO PERFORM

                  SECTION 26.01. If, by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, any Legal Requirements, any orders of any Governmental Authority or any other cause beyond Owner's reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Owner is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Owner under the provisions of Article 29 or any other Article of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Owner's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                  SECTION 26.02. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Tenant's reasonable control, Tenant is unable to fulfill any of Tenant's obligations under this Lease or any collateral instrument (with the exception of any obligations on Tenant's part to pay any sum of money due Owner, including, without limitation, the payment of Fixed Rent or increases thereof, or any additional rent, which monetary obligation shall remain unaffected by the provisions of this Section 26.02), Tenant shall not be required to fulfill such non-monetary obligations during the period that Tenant is so unable to fulfill them by reason of the above, provided, however, that Tenant shall employ reasonable diligence to attempt to eliminate the cause of such inability referred to in this Section 26.02.

                                   ARTICLE 27

                                     NOTICES

                  SECTION 27.01. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail (return receipt requested or by recognized courier guaranteeing overnight delivery or same day delivery and providing dated evidence of receipt or refusal to receive delivery by the addressee), addressed as follows:

                           (A) To Tenant (i) at Tenant's address set forth in
this Lease if mailed prior to Tenant's taking possession of the Demised Premises, or (ii) at the Building if mailed subsequent to Tenant's taking possession of the Demised Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Demised Premises, and (iv) in all cases by photocopy, in like manner, to: Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022, Attention: Eric B. Woldenberg, Esq., or

                           (b) To Owner at Owner's address set forth in this
Lease, with a copy to Goldfarb & Fleece, 345 Park Avenue, New York, New York 10154, Attention: Partner-in-Charge, Rudin Management, or

                           (c) addressed to such other address as either Owner
or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been received or delivery refused by the addresses as indicated on the receipt as provided in this Section.

Nothing contained in this Section 27.01 shall preclude, limit or modify Owner's service of any notice, statement, demand or other communication in the manner required by law, including, but not limited to, any demand for rent under
Article 7 of the New York Real Property Actions and Proceedings Law or any successor law of like import.

                                   ARTICLE 28

                               PARTNERSHIP TENANT

                  SECTION 28.01. If Tenant is a partnership or professional corporation or limited liability company (or is comprised of two (2) or more persons, individually and as co-partners of a partnership or shareholders of a professional corporation or members of a limited liability company) or if Tenant's interest in this Lease shall be assigned to a partnership or professional corporation or limited liability company (or to two (2) or more persons, individually and as co-partners of a partnership or shareholders of a professional corporation or members of a limited liability company) pursuant to
Article 11 (any such partnership, professional corporation, limited liability company and such persons are referred to in this Section as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (i) the liability of each of the persons comprising Partnership Tenant shall be joint and several, individually and as a partner or shareholder or member, with respect to all obligations of the Tenant under this Lease whether or not such obligations arose prior to, during, or after any period when any party comprising Partnership Tenant was a member or shareholder of Partnership Tenant, and (ii) each of the persons comprising Partnership Tenant, whether or not such person shall be one of the persons comprising Tenant at the time in question, hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Demised Premises to Owner, and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the persons comprising Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the persons composing Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such persons and shall be binding upon Partnership Tenant and all such persons, and (iv) if Partnership Tenant shall admit new partners or shareholders or members, all of such new partners or shareholders or members, as the case may be, shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and shall be liable for such performance, together with all other parties, jointly or severally, individually and as a partner or shareholder or member, whether or not the obligation to comply with such terms, covenants or conditions arose prior to, during or after any period when any party composing Partnership Tenant was a member or shareholder of Partnership Tenant and (v) Partnership Tenant shall give prompt notice to Owner of the admission of any such new partners, or shareholders, or members, as the case may be, and, upon demand of Owner, shall cause each such new partner or shareholder or member to execute and deliver to Owner an agreement, in form satisfactory to Owner, wherein each such new partner or shareholder or member shall so assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed whether or not the obligation to comply with such terms, covenants or conditions arose prior to, during or after any period when any party comprising Partnership Tenant was a member or shareholder of Partnership Tenant (but neither Owner's failure to request any such agreement nor the failure of any such new partner, shareholder or member to execute or deliver any such agreement to Owner shall vitiate the provisions of subdivision (iv) or any other provision of this Section).

                                   ARTICLE 29

                             UTILITIES AND SERVICES

                  SECTION 29.01. ELEVATORS: Owner, at Owner's expense, shall furnish necessary passenger elevator facilities twenty-four (24) hours per day on business days (as defined in Section 31.01) and on Saturdays from 8:00 A.M. to 6:00 P.M. and shall have a passenger elevator subject to call at all other times. Tenant shall be entitled to the non-exclusive use of the freight elevator in common with other tenants and occupants of the Building from 8:00 A.M. to 6:00 P.M. on business days, subject to such reasonable rules as Owner may adopt for the use of the freight elevator. At any time or times all or any of the elevators in the Building may, at Owner's option, be automatic elevators, and Owner shall not be required to furnish any operator service for automatic elevators. If Owner shall, at any time, elect to furnish operator service for any automatic elevators, Owner shall have the right to discontinue furnishing such service with the same effect as if Owner had never elected to furnish such service.

                  SECTION 29.02. HEAT: As long as Tenant is not in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, Owner, at Owner's expense, shall furnish heat to the Demised Premises, as and when required by law, twenty-four (24) hours per day on business days and on Saturdays from 8:00 A.M. to 6:00 P.M.

                  SECTION 29.03. AIR CONDITIONING AND VENTILATION: As long as Tenant is not in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, Owner, at Owner's expense, shall furnish and distribute to the Demised Premises (i) conditioned air at reasonable temperatures, pressures and degrees of humidity and in reasonable volumes and velocities, twenty-four (24) hours per day on business days and on Saturdays from 8:00 A.M. to 6:00 P.M. during the months of May, June, July, August, September and October when required for the comfortable occupancy of the Demised

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



Premises: and (ii) mechanical ventilation through the Building air conditioning system twenty-four (24) hours per day on business days and on Saturdays from 8:00 A.M. to 6:00 P.M. throughout the year, except when conditioned air or heat is being furnished. Notwithstanding the foregoing provisions of this Section, Owner shall not be responsible if the normal operation of the Building air conditioning system shall fail to provide conditioned air at reasonable temperatures, pressures or degrees of humidity or in reasonable volumes or velocities in any portions of the Demised Premises (a) which, by reason of any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant, shall have an electrical load in excess of four (4) watts per square foot of usable area for all purposes (including lighting and power excluding the Building heating, ventilation and air conditioning system), or which shall have a human occupancy factor in excess of one person per 100 square feet of usable area (the average electrical load and human occupancy factors for which the Building air conditioning system is designed) or (b) because of any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant. Whenever said air conditioning system is in operation, Tenant agrees to cause all the windows in the Demised Premises to be kept closed and to cause the Venetian blinds in the Demised Premises to be kept closed if necessary because of the position of the sun. Tenant agrees to cause all the windows in the Demised Premises to be closed whenever the Demised Premises are not occupied. Tenant shall cooperate fully with Owner at all times and abide by all regulations and requirements which Owner may reasonably prescribe for the proper functioning and protection of the air conditioning and ventilating system. In addition to any and all other rights and remedies which Owner may invoke for a violation or breach of any of the foregoing provisions of this Section, Owner may discontinue heating, air conditioning and ventilating service during the period such violation or breach, and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                  SECTION 29.04. CLEANING: A. Tenant, at Tenant's expense, shall keep the Demised Premises in order, shall cause the Demised Premises to be cleaned and shall cause Tenant's refuse and rubbish to be removed, all at regular intervals in accordance with standards and practices adopted by Owner for the Building. Tenant shall cooperate with any waste and garbage recycling program of the Building and shall comply with all reasonable rules and regulations of Owner with respect thereto. Tenant, at Tenant's expense, shall cause all portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Owner, and to be exterminated against infestation by vermin, roaches or rodents regularly and, in addition, whenever there shall be evidence of any infestation.

                  B. Owner, at Owner's expense, shall clean the public portions of the Building at regular intervals in accordance with practices and standards adopted by Owner for the Building.

                  C. The removal of refuse and rubbish and the furnishing of office cleaning services to Tenant by persons other than Owner and its contractors shall be performed in accordance with such regulations and requirements as, in Owner's judgment, are necessary for the proper operation of the Building, and Tenant agrees that Tenant will not permit any

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



person to enter the Demised Premises or the Building for such purposes, or for the purpose of providing extermination services required to be performed by Tenant pursuant to Subsection A of this Section, other than persons first approved by Owner, such approval not unreasonably to be withheld.

                  SECTION 29.05. ELECTRICITY: A. Owner shall redistribute or furnish electrical energy to or for the use of Tenant in the Demised Premises for the operation of the lighting fixtures and the electrical receptacles installed in the Demised Premises on the Commencement Date. If either the quantity or character of electrical service is changed by the public utility corporation supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise, unless such change, unavailability or unsuitability is caused by Owner's negligence or willful misconduct or the negligence or willful misconduct of Owner's agents, employees or contractors.

                  B. Owner shall provide for an electrical load of eight (8) watts per square foot of usable area demand load other than during any period it is prohibited from doing so by any laws, orders, rules and/or regulations of any applicable governmental authorities (including, but not limited to, the New York State Energy Conversation Construction Code) in which event the reference to eight (8) watts hereinabove set forth shall, during such period, be decreased to the maximum number of watts per usable square foot which is permitted by any such laws, orders, rules and/or regulations. The foregoing shall be exclusive of the electrical power for the Building HVAC systems. Solely for the proposes of this section, the Demised Premises shall be deemed to contain 8,999 square feet. Any additional feeders or risers to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers shall be installed by Owner upon Tenant's request, at the sole cost and expense of Tenant, provided, that, in Owner's judgment, such additional feeders or risers are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the Demised Premises exceed the capacity of the existing feeders or risers or wiring installations then serving the Demised Premises.

                  C. Prior to the Commencement Date Owner, at Owner's expense, shall have installed a submeter or submeters in the Demised Premises to measure Tenant's actual consumption of electricity in the entire Demised Premises. Tenant shall pay to Owner, from time to time, upon demand, for the electricity consumed in the Demised Premises, as determined by such submeter or submeters, the actual cost to Owner of purchasing electricity for the Demised Premises (as such actual cost is hereinafter defined) plus all applicable taxes thereon. Owner's actual cost for Tenant's KW and KWH shall be determined by the application of the Building's electric rate schedule per month to Tenant's usage. With respect to any period when any such submeter is not in good working order, Tenant shall pay Owner for electricity consumed in the portion of the Demised Premises served by such submeter at the rate paid by Tenant to Owner during the most recent comparable period when such

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



submeter was in good working order. Tenant shall take good care of any such submeter and all submetering installation equipment, at Tenant's sole cost and expense, and make all repairs thereto occasioned by any acts, omissions or negligence of Tenant or any person claiming through or under Tenant as and when necessary to insure that any such submeter is, at all times during the Demised Term, in good working order. With respect to the period (referred to as the "Interim Periods"), if any, from the Commencement Date through the date immediately prior to the date upon which the submeter or submeters shall be operable, Tenant shall pay to Owner monthly on demand of Owner, for the electricity consumed in the Demised Premises, a sum equal to one-twelfth (1/12th) of the product of (x) $1.50 multiplied by (y) the Demised Premises Area. With respect to any period during the Interim Period constituting less than a full calendar month, the monthly payment referred to in the preceding sentence shall he appropriately prorated.

                  D. (1) Owner may, at any time, elect to discontinue the redistribution or furnishing of electrical energy. In the event of any such election by Owner, (i) Owner agrees to give reasonable advance notice of any such discontinuance to Tenant, (ii) Owner agrees to permit Tenant to receive electrical service directly from the public utility corporation supplying electrical service to the Building and to permit the existing feeders, risers, wiring and other electrical facilities serving the Demised Premises to be used by Tenant for such purpose to the extent they are suitable and safely capable,
(iii) Owner agrees to pay such charges and costs, if any, as such public utility corporation may impose in connection with the installation of Tenant's meters,
(iv) the provisions of Subsection C of this Section 29.05 shall be deemed deleted from this Lease, and (v) this Lease shall remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                           (2) Notwithstanding anything to the contrary
contained in subsection D(1) of this Section 29.05, Owner agrees that Owner shall not voluntarily discontinue the redistribution or furnishing of electrical energy until Owner shall have made or paid for all installations required to provide Tenant with electrical service similar to the electrical service which Tenant had in the Demised Premises immediately prior to such discontinuance and the public utility corporation supplying electrical service to the Building has agreed to furnish such service so that Tenant shall immediately upon such discontinuance be able to receive electrical service directly from such public utility corporation. Unless a shorter time is required by the public utility corporation supplying electrical service to the Building, Owner shall give Tenant at least ninety (90) days prior notice of any such discontinuance.

                  E. Notwithstanding anything to the contrary set forth in this Lease, any sums payable or granted in any way by the public utility corporation supplying electricity to the Building resulting from the installation in the Demised Premises of energy efficient lighting fixtures, lamps, special supplemental heating, ventilation and air conditioning systems or any other Alterations, which sums are paid or given by way of rebate, direct payment, credit or otherwise, shall be and remain the property of Owner, and Tenant shall not be entitled to any portion thereof, unless such lighting fixtures, lamps, supplemental heating, ventilation and air conditioning systems or other Alterations were installed by Tenant, solely at Tenant's expense, without any contribution, credit or allowance by Owner, in accordance with all of the provisions of this Lease. For the purposes of the preceding sentence any such lighting fixtures, lamps, supplemental heating, ventilation and air conditioning systems or other Alterations composing part of Owner's Initial Construction shall be deemed installed solely at Tenant's expense. Nothing contained in the foregoing, however, shall be deemed to obligate Owner to supply or install in the Demised Premises any such lighting fixtures, lamps, supplemental heating, ventilation and air conditioning systems or other Alterations.

                  F. Tenant acknowledges that the Building heating, ventilating and air conditioning system units serving the floors of the Building on which the Demised Premises are located (each referred to herein as the "Floor HVAC Unit") shall not be connected to the submeter(s) serving the Demised Premises, but, instead, shall be connected to a separate meter(s) measuring the electrical energy consumed by each such Floor HVAC Unit. Accordingly, Tenant agrees that during the Demised Term, Tenant shall pay to Owner, from time to time upon demand of Owner and submission by Owner to Tenant of invoices or bills therefor, sixty-two and 13/100 (62.13%) percent (hereinafter "Tenant's Electrical Share") of all amounts shown on said separate meter(s) for such Floor HVAC Unit serving the tenth (10th) floor and twenty-two and 40/100 (22.40%) percent of all amounts shown on said separate meter(s) for such Floor HVAC Unit serving the eleventh
(11th) floor (also hereinafter referred to as Tenant's Electrical Share).

                  G. Tenant acknowledges that the light and power systems serving the public areas of the floors of the Building on which the Demised Premises are located (each referred to herein as the "Floor Public Light and Power") shall not be connected to the submeter(s) serving the Demised Premises but, instead, shall be connected to a separate meter(s) measuring the electrical energy consumed by each such Floor Public Light and Power. Accordingly, Tenant agrees that during the Demised Term, Tenant shall pay to Owner, from time to time upon demand of Owner and submission by Owner to Tenant of invoices or bills therefor, the applicable Tenant's Electrical Shares of all amounts shown on said applicable separate meter(s) for such applicable Floor Public Light and Power for each floor of the Building on which the Demised Premises are located.

                  SECTION 29.06. WATER: Tenant shall only be permitted to use and be given, water for ordinary lavatory, drinking, showering and a Dwyer-type unit purpose.

                  SECTION 29.07. OVERTIME PERIODS: The Fixed Rent does not reflect or include any charge to Tenant for the furnishing or distributing of any necessary elevator facilities, heat, conditioned air or mechanical ventilation to the Demised Premises during periods (referred to as "Overtime Periods") other than the hours and days set forth above in this Article for the furnishing and distributing of such services. Tenant shall not be charged for its initial move into the Demised Premises. Accordingly, if Owner shall furnish any such elevator facilities, heat, conditioned air or mechanical ventilation to the Demised Premises at the request of Tenant during Overtime Periods. Tenant shall pay Owner for such services at the following rates as of the date of this
Lease: $10.00 Dollars per hour per floor receiving such services for air-conditioning, $10.00 Dollars per hour per floor receiving such services for ventilation, $10.00 Dollars per hour per floor receiving such services for heating and $60.00 Dollars per hour for freight elevator service. Any increases above such rates shall be in an amount equal to the actual increases after the date of this Lease in the cost to Owner of furnishing such services. Owner shall not be required to furnish any such services during Overtime Periods, unless Owner has received reasonable advance notice from Tenant

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



requesting such services. If Tenant fails to give Owner reasonable advance notice requesting such services during any Overtime Periods, then, whether or not the Demised Premises are habitable during such Overtime Periods, failure by Owner to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. If other tenants on the applicable floor of the Demised Premises where overtime heat, conditioned air or mechanical ventilation are requested by Tenant also request the same service for the same period then the hourly charge shall be apportioned among the tenants requesting the same services during the same periods.

                  SECTION 29.08. OWNER'S RIGHT TO STOP SERVICE: Owner reserves the right to stop the service of the heating, air conditioning, ventilating, elevator, plumbing, electrical or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which, in the reasonable judgment of Owner are desirable or necessary, until said repairs, alterations, replacements or improvements shall have been completed. The exercise of such right by Owner shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any Liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Owner shall employ reasonable diligence in attempting to restore the operation of any such system or facilities without any obligation, however, to employ labor at overtime or other premium pay rates, except that in cases where there is a material interference with Tenant's business or the health or safety of the occupants of the Demised Premises is adversely affected. Owner shall employ contractors or labor at overtime or other premium pay rates.

                                   ARTICLE 30

                             TABLE OF CONTENTS, ETC.

                  SECTION 30.01. TABLE OF CONTENTS/CAPTIONS: The Table of Contents and the captions following the Articles and Sections of this Lease have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of this Lease.

                                   ARTICLE 31

                           MISCELLANEOUS DEFINITIONS,
                   SEVERABILITY AND INTERPRETATION PROVISIONS

                  SECTION 31.01. The term "business days" as used in this Lease shall exclude Saturdays, Sundays and holidays, the term "Saturdays" as used in this Lease shall exclude holidays and the term "holidays" as used in this Lease shall mean all days observed as legal holidays by either the New York State Government or the Federal Government.

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                  SECTION 31.02. The terms "person" and "persons" as used in this Lease shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities, whether any of the foregoing are acting on their own behalf or in a representative capacity.

                  SECTION 31.03. The term "prime rate" shall mean the rate of interest announced publicly by Chemical Bank, or its successor, from time to time, as Chemical Bank's or such successor's base rate, or if there is no such base rate, then the rate of interest charged by Chemical Bank or its successor to its most credit worthy customers on commercial loans having a ninety (90) day duration.

                  SECTION 31.04. If any term, covenant or condition of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term, covenant or condition shall not be affected thereby.

                  SECTION 31.05. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. In the event of any action, suit, dispute or proceeding affecting the terms of this Lease, no weight shall be given to any deletions or striking out of any of the terms of this Lease contained in any draft of this Lease and no such deletion or strike out shall be entered into evidence in any such action, suit or dispute or proceeding given any weight therein.

                                   ARTICLE 32

                               ADJACENT EXCAVATION

                  SECTION 32.01. If an excavation shall be made upon land adjacent to the Real Property, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the walls and other portions of the Building from injury or damage and to support the same by proper foundations and no such entry shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or said person.

                                   ARTICLE 33

                                 BUILDING RULES

                  SECTION 33.01. Tenant shall observe faithfully, and comply strictly with, and shall not permit the violation of, the Building Rules set forth in Schedule A annexed to and made a part of this Lease and such additional reasonable Building Rules as Owner may, from time to time, adopt. All Of the terms, covenants and conditions of Schedule A are incorporated in this Lease by reference and shall be deemed part of this Lease as though fully set forth in the body of this Lease. The term "Building Rules" as used in this Lease shall include those set forth in Schedule A and those hereafter made or adopted as provided in this Section. In case Tenant disputes the reasonableness of any additional Building Rule hereafter

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



adopted by Owner, the parties hereto agree to submit the question of the reasonableness of such Building Rule for decision to the Chairman of the Board of Directors of the Management Division of the Real Estate Board of New York, Inc., or its successor (the "Chairman"), or to such impartial person or persons as the Chairman may designate, whose determination shall be final and conclusive upon Owner and Tenant. Tenant's right to dispute the reasonableness of any additional Building Rule shall be deemed waived unless asserted by service of a notice upon Owner within ten (10) days after the date upon which Owner shall give notice to Tenant of the adoption of any such additional Building Rule. Owner shall have no duty or obligation to enforce any Building Rule, or any term, covenant or condition of any other lease, against any other tenant or occupant of the Building, and Owner's failure or refusal to enforce any Building Rule or any term, covenant or condition of any other lease against any other tenant or occupant of the Building shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                  SECTION 33.02. Any Building Rule not enforced generally against other tenants of the Building shall not be enforced against Tenant. Wherever the Building Rules provide for a matter to be determined by Owner or its agents, Owner or its agents shall exercise their reasonable judgment with respect thereto and any determination to be made by Owner or its agents thereunder shall not be unreasonably withheld or delayed.

                                   ARTICLE 34

                                     BROKER

                  SECTION 34.01. Owner and Tenant each represent and warrant to the other that with the exception of Rudes Realty Company, Owner's consultant, R.B. Schlesinger & Company, Inc. is the sole broker with whom either party has negotiated or otherwise dealt with in connection with the Demised Premises or in bringing about this Lease. Owner and Tenant shall indemnify each other from all loss, cost, liability, damage and expenses, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach of the foregoing representation and warranty. Owner shall pay any commission or compensation due hereunder pursuant to a separate agreement with such broker.

                                   ARTICLE 35

                                    SECURITY

                  SECTION 35.01. The sum of THIRTY-THREE THOUSAND TWO HUNDRED NINETY-SEVEN and 50/100 ($33,297.50) DOLLARS representing security (referred to as "Security") for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed is due and payable at the time of the execution and delivery of this Lease. In the event of any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on the part of Tenant to be observed or performed including, but not limited to, any default in the payment when due of any monthly installment of the Fixed Rent or increase in the Fixed Rent payable pursuant to the provisions of Articles 23 or 29 or of any additional rent, Owner may use or apply all or any part of the Security for the payment to Owner for Tenant's account of any sum or sums due under this Lease without thereby waiving any other rights or remedies of Owner with respect to such default. Tenant agrees to replenish all or any part of the Security so used or applied during the Demised Term. After (i) the Expiration Date or any other date upon which the Demised Term shall expire and come to an end, and (ii) the full observance and performance by Tenant of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, including, but not limited to, the provisions of Article 21, Owner shall return to Tenant the balance of the Security then held or retained by Owner. Owner agrees that, unless prohibited by law or by the general policies of lending institutions in New York City, Owner shall deposit the Security in an interest-bearing savings account with a bank selected by Owner, in which event all interest accruing thereon shall be added to and become part of the Security and shall be retained by Owner under the same conditions as the sum originally deposited as Security. Tenant agrees that Tenant shall not assign or encumber any part of the Security, and no assignment or encumbrance by Tenant of all or any part of the Security shall be binding upon Owner, whether made prior to, during, or after the Demised Term. Owner shall not be required to exhaust its remedies against Tenant or against the Security before having recourse to any other form of security held by Owner and recourse by Owner to any form of security shall not affect any remedies of Owner which are provided in this Lease or which are available to Owner in law or equity. In the event of any sale, assignment or transfer by Owner named herein (or by any subsequent Owner) of its interest in the Building as owner or lessee. Owner (or such subsequent owner) shall have the right to assign or transfer the Security to its grantee, assignee or transferee and, in the event of such assignment or transfer and the assumption of Owner's obligations under this Article by the grantee, assignee or transferee, Owner named herein, (or such subsequent Owner) shall have no liability to Tenant for the return of the Security and Tenant shall look solely to the grantee, assignee or transferee for such return. A lease of the entire Building shall be deemed a transfer within the meaning of the foregoing sentence. Notwithstanding anything to the contrary set forth in the foregoing provisions of this Article, Owner shall be entitled to retain the one (1%) percent administrative fee permitted by law to be retained by landlords with respect to security deposits.

                                   ARTICLE 36

                                ARBITRATION, ETC.

                  SECTION 36.01. Any dispute (i) with respect to the reasonability of any failure or refusal of Owner to grant its consent or approval to any request for such consent or approval pursuant to the provisions of Section 3.01 with respect to which request Owner has agreed, in such Section, not unreasonably to withhold such consent or approval, or (ii) arising out of the application of the Operating Expenses provisions of Article 23, which is submitted to arbitration shall be finally determined by arbitration in the City of New York in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor. Any such determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. In making their determination, the arbitrators shall not subtract from, add to, or otherwise modify any of the provisions of this Lease. Owner and Tenant may, at their own expense, be represented by counsel and employ expert witnesses in any such arbitration. Any dispute as to the reasonableness of Owner's failure or refusal to consent to any subletting in accordance with Section 11.03 or the validity of any assignment in accordance with Section 11.08 shall be determined by arbitration in accordance with Section 11.03E. Any dispute with respect to the reasonability of any failure or refusal of Owner to grant its consent or approval to any request for such consent or approval pursuant to any of the provisions of this Lease (other than Sections 3.01 and 11.03) with respect to which Owner has covenanted not unreasonably to withhold such consent or approval, and any dispute arising with respect to the increases in Fixed Rent due to the provisions of Section 23.02 shall be determined by applicable legal proceedings. If the determination of any such legal proceedings, or of any arbitration held pursuant to the provisions of this Section with respect to disputes arising under Section 3.01 or the Operating Expense provisions of
Article 23 or any arbitration held pursuant to the provisions of Section 11.03E, shall be adverse to Owner, Owner shall be deemed to have granted the requested consent or approval, or be bound by any determination as to Taxes and Operating Expenses and the increases in Fixed Rent relating thereto or the validity of any assignment, but that shall be Tenant's sole remedy in such event and Owner shall not be liable to Tenant for a breach of Owner's covenant not unreasonably to withhold such consent or approval, or otherwise. Each party shall pay its own counsel and expert witness fees and expenses, if any, in connection with any arbitration held pursuant to the provisions of this Section and the parties will share all other expenses and fees of any such arbitration.

                                   ARTICLE 37

                                  PARTIES BOUND

                  SECTION 37.01. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Owner and Tenant and, except as otherwise provided in this Lease, their respective heirs, distributee, executors, administrators, successors and assigns. However, the obligations of Owner under this Lease shall no longer be binding upon Owner named herein after the sale, assignment or transfer by Owner named herein (or upon any subsequent Owner after the sale, assignment or transfer by such subsequent Owner) of its interest in the Building as owner or lessee, and in the event of any such sale, assignment or transfer, such obligations shall thereafter be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such obligations. A lease of the entire Building shall be deemed a transfer within the meaning of the foregoing sentence. Neither the partners (direct or indirect) composing Owner, nor the shareholders (nor any of the partners composing same), partners, directors or officers of any of the foregoing (collectively, the "Owner's Parties") shall be liable for the performance of Owner's obligations under this Lease. Tenant shall look solely to Owner to enforce Owner's obligations hereunder and shall not seek any damages against any of the Owner's Parties. Notwithstanding anything contained in this Lease to the contrary, Tenant shall look solely to the estate and interest of Owner, its successors and assigns, in the Real Property and Building for the collection or satisfaction of any judgment recovered against Owner based upon the breach by Owner of any of the terms, conditions or covenants of this Lease on the part of Owner to be performed, and no other property or assets of Owner or any of Owner's Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of landlord and tenant hereunder, or Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 38

                                     DELETED

                                   ARTICLE 39

                                 RENEWAL OPTION

                  SECTION 39.01. Provided (i) Tenant is not then in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed after notice and beyond the expiration of any applicable grace and cure periods; and (ii) Tenant and its subsidiaries and affiliates, in contradistinction to any subtenants or occupants, shall then be in occupancy of at least fifty (50%) percent of the space leased to Tenant under this Lease (for the purposes of this Article 39, any space leased to Tenant under this Lease which has been eliminated from the Demised Premises pursuant to
Section 11.03 shall be deemed space leased to Tenant under this Lease), Tenant shall have the single option to renew this Lease and the Demised Term for a single renewal term (referred to as the "Renewal Term") of five (5) years commencing on the date next following the Expiration Date set forth in Section 1.02.A and ending, unless sooner terminated pursuant to the terms, covenants and conditions of this Lease or pursuant to law, on the last day (referred to as the "Extended Expiration Date") of the calendar month in which the day immediately preceding the fifth (5th) anniversary date of the commencement of the Renewal Term shall occur. If Tenant exercises such option in accordance with the provisions and limitations of this Article, this Lease and the Demised Term shall be renewed for the Renewal Term at a Fixed Rent equal to the fair market annual rental value of the Demised Premises as of the commencement date of the Renewal Term, as agreed by the parties or determined in accordance with the provisions of Section 39.03, but in no event shall the Fixed Rent for the Renewal Term be less than the Fixed Rent in effect as of the Expiration Date (before giving effect to any abatement or apportionment of the Fixed Rent) but otherwise upon the same then executory terms, covenants and conditions as the original Demised Term (including, but not limited to, Base Operating Expenses set forth in Article 23).

                  SECTION 39.02. The option set forth in Section 39.01 may only be exercised by notice given by Tenant to Owner on or prior to the date which is fifteen (15) months immediately preceding the commencement date of the Renewal Term. Time is of the essence with respect to the exercise of such option. Tenant shall not have the right to give any such notice after the date which is fifteen
(15) months immediately preceding the commencement date of the Renewal Term, and any notice given after said date, purporting to exercise such option shall be void and of no force and effect.

                  SECTION 39.03. In the event Owner and Tenant are unable to agree as to the fair market annual rental value of the Demised Premises for the Renewal Term pursuant to Section 39.01 then, upon the demand of either Owner or Tenant, such fair market annual rental value shall be determined by arbitration as follows:

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




                  (a) Owner and Tenant shall each appoint an arbitrator within thirty (30) days after notice by either party requesting arbitration of the issue. If either Owner or Tenant shall have failed to appoint an arbitrator within such period of time, then such arbitrator shall be appointed by the American Arbitration Association, or its successor pursuant to its rules for commercial matters, or if at such time such association is not in existence and has no successor, then by the presiding Justice of the Appellate Division, First Department, of the Supreme Court of the State of New York, or any successor court, upon request of either Owner or Tenant, as the case may be.

                  (b) The two arbitrators appointed, as above provided, shall select a third arbitrator and if they fail to do so within thirty (30) days after their appointment, such third arbitrator shall be appointed as above provided for the appointment of an arbitrator in the event either party fails to do so.

                  (c) All of such arbitrators shall be real estate appraisers or brokers having at least fifteen (15) years of experience in such field in the Borough of Manhattan, City of New York.

                  (d) The three arbitrators, selected as aforesaid, forthwith shall convene and render their decision as promptly as practicable after the appointment of the third arbitrator. The decision of such arbitrators shall be in writing and the vote of the majority of them (or, if there be no majority decision, then the decision of the last appointed arbitrator) shall be the decision of all and binding upon Owner and Tenant whether or not a judgment shall be entered in any court. Duplicate original counterparts of such decision shall be sent by the arbitrators to both Owner and Tenant.

                  (e) The arbitrators, in arriving at their decision, shall be entitled to consider all testimony and documentary evidence which may be presented at any hearing as well as facts and data which the arbitrators may discover by investigation and inquiry outside of such hearings. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from, or otherwise modify such provisions. The cost and expense of such arbitration shall be borne equally by Owner and Tenant, except that each party shall pay its own counsel fees and expenses.

                  (f) Notwithstanding any findings of the arbitrators, such fair market annual rental rate with respect to the Renewal Term shall not be less than the Fixed Rent in effect as of the Expiration Date (before giving effect to any abatement or apportionment of Fixed Rent).

                  (g) If the determination of the Fixed Rent for the Renewal Term has not been made by the commencement of the Renewal Term, Tenant, until such determination, shall continue to pay the minimum Fixed Rent required and after such determination Tenant shall pay to Owner, upon demand, any additional sums due to Owner as a result of such determination.

                  SECTION 39.04. Tenant, upon request of Owner, from time to time, will execute and deliver to Owner an instrument in form reasonably satisfactory to Owner stating whether or not Tenant has exercised the right to renew contained in the provisions of Section 39.01 and, if Tenant has exercised such right, setting forth the Fixed Rent for the Renewal

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



Term. However, failure of Owner to request the execution and delivery of any such instrument or failure of Tenant to execute and deliver such instrument shall not vitiate the foregoing provisions of this Article.

                  SECTION 39.05. Notwithstanding the foregoing, and regardless of the stage of any then arbitration proceeding with respect to the determination of the fair market annual rental for the Renewal Term, Tenant shall have the single right to rescind its notice of its option to renew this Lease by notice to Owner not later than twelve (12) months immediately preceding the commencement date of the Renewal Term, in such event, Tenant shall pay all of Owner's costs in connection with any arbitration with respect to this numbered Article. From and after such Tenant's notice, the provisions of this
Article 39 shall have no further force and effect. In the event that by the date twelve (12) months immediately preceding the commencement date of the Renewal Term the arbitration has not been concluded, Owner and Tenant shall notify the arbitrators that the arbitration must be expeditiously concluded and the last date upon which Tenant may exercise its right to rescind shall be extended to the earlier of the date eleven (11) months immediately preceding the commencement date of the Renewal Term or the date five (5) days following the determination of the arbitration.

                                   ARTICLE 40

               TENANT'S RIGHT OF FIRST OFFER FOR ADDITIONAL SPACE

                  SECTION 40.01. TENANT'S FIRST OFFER RIGHT: Provided that (a) Tenant is not then in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed after notice and beyond the expiration of any applicable grace and cure periods and (b) Tenant and its subsidiaries and affiliates, in contradistinction to any subtenants or other occupants, shall then be in occupancy of at least fifty (50%) percent of the space leased to Tenant under this Lease (for the purposes of this Article 40 any space leased to Tenant under this Lease which has been eliminated from the Demised Premises pursuant to Section 11.03 shall be deemed space leased to Tenant under this Lease), then Tenant shall have the right (sometimes referred to herein as "Tenant's First Offer Right"), subject to the provisions of this Article, exercisable in accordance with the provisions of Section 40.02, to lease and add to the Demised Premises that portion of the tenth (10th) floor of the Building indicated by outlining and diagonal markings on the floor plan initialled by the parties and annexed hereto as Exhibit 3 (such space is referred to herein as the "Additional Space"), if after the initial leasing by Owner of such Additional Space it becomes "available for leasing" during the Demised Term. Tenant acknowledges that Owner may initially lease the Additional Space for whatever term, and upon all other terms, covenants and conditions, and to whomever it desires in Owner's sole judgment. The Additional Space shall not be deemed "available for leasing" if (a) the then tenant of the Additional Space or any assignee, subtenant or other occupant holding through or under such tenant shall enter into (i) any agreement with Owner extending the letting agreement affecting the Additional Space or (ii) any new lease with Owner affecting the Additional Space, or (b) any other tenant in the Building or any assignee of such other tenant shall exercise any contractual option or right which such tenant or assignee has to lease the Additional Space. Notwithstanding the foregoing provisions of this Section 40.01, Tenant shall not have the right to lease and add to the Demised Premises the Additional Space pursuant to Tenant's First Offer Right which becomes available for leasing if, at the time of the exercise of such Tenant's First Offer Right by Tenant, there are

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



less than eighteen (18) months remaining of the Demised Term of this Lease, unless Tenant has unconditionally exercised Tenant's single renewal option set forth in Article 39 so as to extend the Demised Term for more than eighteen (18) months.

                  SECTION 40.02. NOTICE OF TENTH (10TH) FLOOR AVAILABILITY AND TENANT'S EXERCISE OF OPTION.

                  A. In the event that the Additional Space shall become or about to become available for leasing in accordance with the provisions of
Section 40.01, Owner shall give notice thereof to Tenant (any such notice is referred to as an "Owner's Availability Notice"), which Notice shall contain the date such Space is expected to be vacant or available for leasing). Owner's Availability Notice may be given up to fifteen (15) months prior to the date set forth in such Notice upon which such Additional Space is expected to become vacant and available for leasing (the date set forth in Owner's Availability Notice on which such Additional Space is expected to become available for leasing is sometimes referred to as an "Expected Vacancy Date"). Upon Owner giving Tenant an Owner's Availability Notice, Tenant may exercise Tenant's First Offer Right only by notice given to Owner within ten (10) days next following the date of the giving of such Owner's Availability Notice, and by giving such notice thereby lease and add such Additional Space to the Demised Premises for a term to begin, subject to Section 40.03, on the Expected Vacancy Date; and any notice given by Tenant to Owner exercising such Tenant's First Offer Right is referred to as ("Tenant's First Offer Notice".)

                  B. It is understood and agreed that "time is of the essence" with respect to Tenant's exercise of its Tenant's First Offer Right pursuant to this Article and that if Tenant does not exercise such Tenant's First Offer Right within the ten (10) day time limitation set forth in Subsection A above, any notice purporting to exercise such Tenant's First Offer Right given after the expiration of such time limitation shall be void and of no force and effect and Tenant shall have no further right to lease and add the Additional Space to the Demised Premises.

                  C. If Tenant exercises Tenant's First Offer Right in accordance with the provisions of this Article 40, then the Additional Space shall be leased by Tenant and added to the Demised Premises upon all of the then executory terms, covenants and conditions as are contained in this Lease (including, but not limited to, the provisions of Article 23 and the definition of Base Operating Expenses set forth therein) except as otherwise provided in this Article for a term to commence on the Expected Vacancy Date, as the same may be accelerated or delayed pursuant to the provisions of Section 40.03.

                  SECTION 40.03. A. ACCELERATION OF FIRST OFFER VACANCY DATE. In the event that the Additional Space shall become available for leasing sooner than the Expected Vacancy Date because of the termination of the term of the lease or occupancy affecting such Additional Space, Owner shall have the right to accelerate the Expected Vacancy Date to such sooner date upon not less than thirty (30) days notice to Tenant, provided that such date is not more than six
(6) months prior to the Expected Vacancy Date originally set forth in Owner's Availability Notice.

                  B. HOLDOVER OCCUPANT. Owner and Tenant acknowledge the possibility that all or any of the tenants or occupants of the Additional Space may not have vacated and surrendered the Additional Space to Owner by the Expected Vacancy Date. Accordingly,

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



notwithstanding anything to the contrary contained in Sections 40.01 or 40.02 or in any Owner's Availability Notice, if such tenants or occupants shall not have vacated and surrendered the Additional Space to Owner by the Expected Vacancy Date, then, the term of this Lease applicable to the Additional Space shall commence on the date next following the day upon which the Additional Space becomes vacant and Owner gives notice to Tenant of such vacancy.

                  C. LEASE NOT AFFECTED. In the event that the provisions of this Section 40.03 shall apply, then, the parties agree that (a) the Expiration Date shall not be affected by operation of the provisions of this Section 40.03;
(b) except as expressly set forth in this Section 40.03, neither the validity of this Lease nor the obligations of Tenant under this Article 40 shall be affected by operation of the provisions of this Section 40.03; (c) Tenant waives any rights under Section 223-a of the Real Property Law of New York or any successor statute of similar import to rescind this Lease or such Tenant's exercise of Tenant's First Offer Right and further waives the right to recover any damages against Owner which may result from the failure of Owner to deliver possession of the Additional Space on the Expected Vacancy Date; and (d) Owner shall institute, within thirty (30) days after the Expected Vacancy Date set forth in Owner's Availability Notice, appropriate proceedings against any such Additional Space tenants or occupants who have not vacated and surrendered all or any portion of the Additional Space in order to obtain possession thereof, and shall prosecute such proceedings to completion with reasonable diligence.

                  SECTION 40.04. MODIFICATION OF LEASE - INCLUSION OF THE ADDITIONAL SPACE: In the event that Tenant shall timely exercise Tenant's First Offer Right in accordance with the provisions of this Article then, on the effective commencement date of the term applicable to the Additional Space, this Lease shall be deemed modified as follows:

                  A. The Demised Premises shall include the Additional Space (together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of the term applicable to the Additional Space or at any time during said term, other than Tenant's Personal Property) for all purposes of this Lease;

                  B. The Fixed Rent reserved in this Lease shall be increased by the fair market annual rental value of the Additional Space as of the commencement dare of the demised term applicable thereto, as determined by agreement between Owner and Tenant or by arbitration as provided in Section 40.06, but in no event shall such increase in the Fixed Rent per rentable square foot, from time to time, be less than the Fixed Rent per rentable square foot in effect from time to time applicable to the original portion of the Demised Premises (before giving effect to any abatement or apportionment of such Fixed
Rent), and the monthly installments of the Fixed Rent shall each be increased accordingly to conform with the foregoing. In the event that the term applicable to the Additional Space shall commence on a date other than the first day of any month, the monthly installment of the Fixed Rent for the month during which the term applicable to the Additional Space shall occur shall be increased pro rata to reflect such increase in the Fixed Rent;

                  C. The Demised Premises Area set forth in Section 23.01 shall be increased by 2,033 square feet; and

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



                  D. Tenant's Electrical Share of sixty-two and 13/100 (62.13%) percent set forth in Section 29.05 shall be increased by twelve and 9/10 (12.9%) percent.

                  SECTION 40.05. Tenant agrees to accept the Additional Space in the condition which shall exist on the commencement date of the term applicable thereto "as is" and further agrees that Owner shall have no obligation to perform any work or make any installations in order to prepare the Additional Space for Tenant's occupancy.

                  SECTION 40.06. In the event Owner and Tenant are unable to agree as to the fair market annual rental value of the Additional Space, then, upon the demand of either Owner or Tenant, such fair market annual rental value shall be determined by arbitration as follows:

                  (a) Owner and Tenant shall each appoint an arbitrator within thirty (30) days after notice by either party requesting arbitration of the issue. If either Owner or Tenant shall have failed to appoint an arbitrator within such period of time, then such arbitrator shall be appointed by the American Arbitration Association, or its successor, or if at such time such association is not in existence and has no successor, then by the presiding Justice of the Appellate Division, First Department, of the Supreme Court of the State of New York, or any successor court, upon request of either Owner or Tenant, as the case may be.

                  (b) The two arbitrators appointed, as above provided, shall select a third arbitrator and if they fail to do so within thirty (30) days after their appointment, such third arbitrator shall be appointed as above provided for the appointment of an arbitrator in the event either party fails to do so.

                  (c) All of such arbitrators shall be real estate appraisers or brokers having at least fifteen (15) years of experience in such field in the Borough of Manhattan, City of New York.

                  (d) The three arbitrators, selected as aforesaid, forthwith shall convene and render their decision as promptly as practicable after the appointment of the third arbitrator. The decision of such arbitrators shall be in writing and the vote of the majority of them (or, if there be no majority decision, then the decision of the last appointed arbitrator) shall be the decision of all and binding upon Owner and Tenant whether or not a judgment shall be entered in any court. Duplicate original counterparts of such decision shall be sent by the arbitrators to both Owner and Tenant.

                  (e) The arbitrators, in arriving at their decision, shall be entitled to consider all testimony and documentary evidence which may be presented at any hearing as well as facts and data which the arbitrators may discover by investigation and inquiry outside of such hearings. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from, or otherwise modify such provisions.

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



                           The cost and expense of such arbitration shall be borne equally by Owner and Tenant, apt that each party shall pay its own counsel fees and expenses.

                  (F) Notwithstanding any findings of the arbitrators, such fair market annual rental value per rentable square foot and, accordingly, the Fixed Rent applicable to the Additional Space from time to time per rentable square foot shall not be less than the Fixed Rent per rentable square foot in effect from time to time applicable to the original of the Demised Premises (before giving effect to any abatement or apportionment of such Fixed Rent).

                  SECTION 40.07. Upon demand of Owner, Tenant will execute and deliver to Owner an instrument in form satisfactory to Owner stating whether or not Tenant has exercised the option contained in this Article and if Tenant has exercised such option setting forth the effective commencement date of the term applicable to the Additional Space and the Fixed Rent applicable to the Additional Space. However, neither the failure of Owner to demand the execution and delivery of such instrument nor the failure of Tenant to execute and deliver such instrument shall vitiate the provisions of this Article.

                                   ARTICLE 41

                       TENANT'S SINGLE TERMINATION OPTION

                  SECTION 41.01. For the purposes of this Section, the "Notification Date" shall mean the date upon which Owner shall have notified Tenant that at least 75,000 rentable square feet in the Building have been leased to tenants pursuant to bona fide executed leases (whether or not the tenants or occupants thereof are actually then in occupancy of the premises demised in their leases) provided the notification by Owner to Tenant is true. If the Notification Date has not yet occurred by January 1, 1998, then Tenant shall have the single option, exercisable by notice to Owner on or prior to February 1, 1998, to terminate this Lease as of June 30, 1998 provided (i) this Lease has not been terminated previously pursuant to the provisions of this Lease or pursuant to law and (ii) Tenant is not then in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed beyond the applicable grace period provided in this Lease for the curing of such default. In the event Tenant shall give such notice of termination pursuant to the provisions of this Section and shall otherwise comply with the conditions of the exercise of Tenant's right to terminate this Lease, this Lease and the Demised Term shall come to an end and expire on June 30, 1998 with the same force and effect as though June 30, 1998 were the Expiration Date, unless sooner terminated pursuant to any other term, covenant or condition of this Lease or pursuant to law. Notwithstanding anything to the contrary set forth in this Section, in the event that the Notification Date shall have occurred prior to the date upon which Tenant shall have exercised Tenant's option to terminate this Lease as hereinabove provided, then thereupon the option set forth in this Section shall be null and void and of no further force and effect and Tenant shall have no further option under the provisions of this Article. The fact that, subsequent to the Notification Date, less than 75,000 rentable square feet in the Building are leased to tenants pursuant to bona fide executed leases (whether or not the tenants or occupants thereof are actually then in occupancy of the premises demised in their leases) shall

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



not affect the validity of the Notification Date or the fact that Tenant's option set forth in this Section is of no further force and effect.

                  SECTION 41.02. Time is of the essence with respect to the Notification Date and the exercise by Tenant of the option to terminate this Lease in accordance with the provisions of Section 41.02 and any Notification Date occurring after January 1, 1998 and any exercise by Tenant of the option set forth in Section 41.01 after February 1, 1998 shall be void and of no force and effect.

                  SECTION 41.03. Upon request of Tenant Owner shall deliver to Tenant not more frequently than once every six (6) months a status report as to the number of rentable square feet in the Building then leased to tenants pursuant to bona fide executed leases. Owner's obligation under this Section shall no longer apply after the earlier of the Notification Date or February 1, 1998.

                  SECTION 41.04. Upon request of either party, from time to time, the parties will execute and deliver to each other an instrument, in form reasonably satisfactory to both parties, stating that Tenant has not exercised the option contained in Section 41.01 or that Tenant has exercised the option contained in Section 41.01 or that the option contained in Section 41.01 is of no further force and effect, as the ease may be. Failure of either party to request the execution and delivery of such instrument or failure of either party to execute such instrument, however, shall not vitiate the foregoing provisions of this Article.

                                   ARTICLE 42

                                 SATELLITE DISH

                  SECTION 42.01. In the event that and as long as Owner installs a master satellite dish ("Master Satellite Dish") in the Building, Owner shall permit Tenant to connect to the Master Satellite Dish, upon payment to Owner of any reasonable and competitive charges (in similar work and services in the Borough of Manhattan) imposed by Owner in connection with the connection to and use of the Master Satellite Dish. Tenant's cables connecting to the Master Satellite Dish shall run through such conduits, pipes and shafts in the Building designated by Owner. Tenant shall comply with all reasonable rules and regulations imposed by Owner from time to time with respect to the use of the Master Satellite Dish provided that ail such rules and regulations shall be applied in a nondiscriminatory fashion with Tenant given "most favored nation status" with respect to any rules and regulations and connection to and use of the Master Satellite Dish (with appropriate adjustment based on the number of square feet of the Demised Premises). Owner agrees to operate and maintain in good condition the Master Satellite Dish throughout the period of Tenant's connection thereto and make all repairs and replacements thereto as and when needed.

                  SECTION 42.02. In the event that Owner does not install the Master Satellite Dish on the roof of the Building or discontinues such Master Satellite Dish, Tenant shall have the right to install (i) a Tenant's satellite dish ("Tenant's Satellite Dish") of a size approved by Owner on the roof of the Building, such approval not to be unreasonably withheld or delayed, the exact location of which shall be designated by Owner, and (ii) cables connecting Tenant's Satellite Dish to equipment in the Demised Premises running through conduits, pipes or shafts

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



in the Building, the exact location of which shall be designated by Owner. All of the foregoing installations shall be made at Tenant's sole cost and expense and in accordance with all the provisions of this Lease, including, but not limited to, the provisions of Article 3 and Article 6. Owner shall have no responsibility for the maintenance and repair of any such installations and Tenant, at Tenant's sole cost and expense, shall keep all said installations in good condition and make all necessary repairs and replacements thereto and to the Building occasioned thereby. Upon the Expiration Date or sooner termination of the Demised Term, or if required by any applicable governmental authorities, or if Owner installs the Master Satellite Dish, Tenant, at Tenant's sole cost and expense, shall, upon request of Owner, remove such installations and make all repairs to the Building occasioned by such removal. Any of the foregoing installations shall be subject to such conditions with respect to such installations and the maintenance thereof as may reasonably be imposed by Owner with Tenant entitled to "most favored nation status" with respect to such conditions (with appropriate adjustment based on the number of square feet in the Demised Premises). At Owner's election, such installations shall be made on behalf of Tenant by Owner or a contractor or contractors designated by Owner which contractors shall charge competitive prices for similar work in the Borough of Manhattan in either event, at Tenant's sole cost and expense. Tenant agrees that Tenant's Satellite Dish shall be designed in such a manner that it shall not interfere with any other telecommunication equipment or satellite dishes on the roof of the Building and all other tenants of the Building shall be deemed third parry beneficiaries of the foregoing provision with the right to enforce the same. Owner will cause a provision to the same effect to be included in any other future lease of space in the Building or in any future agreement, or consent, as the case may be, in which a tenant is given the right to install similar equipment on the roof of the Building and all other tenants of the Building, including Tenant, shall be deemed third party beneficiaries of such provision with the right to enforce the same; in enforcing any such rights Tenant may commence an action or proceeding in Owner's name, provided Owner incurs no expense therefor and Tenant indemnifies Owner from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees and disbursements, arising from any such action or proceeding; Owner agrees, however, at no cost to Owner, to cooperate with Tenant with respect to any such action or proceeding. Owner shall have no obligation to enforce any such provision and no breach by any other tenant of the Building of its obligations under said provision or resulting interference with Tenant's Satellite Dish shall be deemed to constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise.

                  IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

                                  55 BROAD STREET COMPANY

Witness:

______________________________    By:________________________________

                                                   Owner
                                       Name:
                                       Title:  Partner

                                  N2K INC.

Witness:
Attest:

______________________________    By:________________________________
                                                   Tenant

                                       Name:
                                       Title:

                                   SCHEDULE A

                                 BUILDING RULES

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant. Any tenant whose premises are situate on the ground floor of the Building shall, at said tenant's own expense, keep the sidewalks and curb directly in front of said premises clean and free from ice and snow.

         2. No awnings or other projections shall be attached to the outside walls or windows of the Building without the prior consent of Owner. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Owner. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Owner.

         3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant of the Building without the prior consent of Owner. Interior signs on doors and directory tablets, if any, shall be of a size, color and style approved by Owner.

         4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

         5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other public parts of the Building.

         6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible or explosive fluid, material, chemical or substance in or about the premises demised to such tenant.

         7. No tenant or occupant shall mark, paint, doll into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing of wires shad be permitted, except with the prior consent of Owner, and as Owner may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Owner.

         8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant. No cooking shall be done or permitted in the Building by any tenant without the approval of Owner. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

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




         9. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

         10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or windows.

         11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon the termination of its tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

         12. All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Owner or its agents may determine, from time to time. Owner reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Building Rules or the provisions of such tenant's lease.

         13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers, giving an address at the Building.

         14. No tenant or occupant shall purchase spring water, ice, food, beverage, lighting maintenance, cleaning, towels, or other like service, from any company or persons not approved by Owner, such approval not unreasonably to be withheld.

         15. Owner shall have the right to prohibit any advertising by any tenant or occupant which, in Owner's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Owner, such tenant or occupant shall refrain from or discontinue such advertising.

         16. Owner reserves the right to exclude from the Building, between the hours of 6 P.M. and 8 A.M. on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not present a pass to the Building signed by Owner. Owner will furnish passes to persons for whom any tenant requests such passes. Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Owner for all acts of such persons.

         17. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all windows closed.

         18. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Owner's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

         19. No premises shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

         20. The requirements of tenants will be attended to only upon application at the office of Owner. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of Owner.

         21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

         22. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Owner may require.

         23. If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Owner, and shall employ such exterminators therefor as shall be approved by Owner.

         24. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand; or for the conduct of any business or occupation which predominately involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

         25. No tenant shall clean, or permit to be cleaned, any window of the Building from the outside in violation of Section 202 of the New York Labor Law or any successor law or statute, or of the rules of the Board of Standards and Appeals or of any board or body having or asserting jurisdiction.

         26. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Owner. If any such matter requires special handling, only a person holding a Master Rigger's license shall be employed to perform such special handling. No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

                                   ADDENDUM A

                          OWNER'S INITIAL CONSTRUCTION

         I. Owner agrees to supply and install in the Demised Premises all of the items set forth on Tenant's Plan referred to in Paragraph IV of this Schedule unless prevented by job conditions or other circumstances beyond the reasonable control of Owner. In consideration of the performance of such work by Owner, Tenant shall pay to Owner, from time to time upon demand, whether or not the Demised Term shall have commenced, a sum (referred to as "Tenant's Construction Sum") equal to the amount, if any, by which the aggregate of: (a) the actual cost and expense to Owner of supplying and installing all of the items set forth on Tenant's Plan (including, but not limited to, the cost to Owner of a field superintendent, operating engineer, laborers, freight elevator costs, rubbish removal, temporary sprinklers and lighting, electric and heat, protection, insurance, Building Department filing and expediting, Building permits, any other governmental approvals, blueprint costs and every other item which customarily would be considered a general condition and any construction management or other fees paid to the general contractor or construction manager who is performing Owner's Initial Construction) shall exceed the sum of FOUR HUNDRED SIXTY-SIX THOUSAND ONE HUNDRED SIXTY-FIVE and 00/100 ($466,165.00) DOLLARS. In the event that said sum of FOUR HUNDRED SIXTY-SIX THOUSAND ONE HUNDRED SIXTY-FIVE and 00/100 ($466,165.00) DOLLARS shall be in excess of the aggregate amounts set forth in subdivision (a) above, Tenant shall be entitled to apply such excess against any of Tenant's architects, engineers or designers fees incurred by Tenant in connection with Owner's Initial Construction and the cost of any moving expenses and telecommunications and telephone systems installed in the Demised Premises. In the event that any further excess remains after such application Tenant shall not be entitled to any such further excess. Any such sums due Owner shall be payable by Tenant to Owner, from time to time whether or not the Demised Term shall have commenced, within five (5) days next following the rendition of a statement therefor by Owner to Tenant. Tenant shall furnish to Owner security satisfactory to Owner in an amount at least equal to Owner's estimate of Tenant's Construction Sum within five (5) days after demand by Owner therefor. In the event Owner's estimate of the amount of Tenant's Construction Sum is increased, then Tenant shall increase the amount of such security to an amount at least equal to such revised increased estimate of Tenant's Construction Sum, within five (5) days after demand therefor by Owner. In connection with Owner's Initial Construction, Owner agrees to employ competitive bidding and to promptly submit copies of all bids to Tenant and to engage the lowest responsible bidder in each category after advising Tenant of the bidder selected and, if such bidder is not the lowest bidder, then the reason for such selection. Tenant and its architect shall be permitted to participate in the bidding process and awarding of all Contracts.

         II. The work and installations required to be performed and made by Owner pursuant to the provisions of Paragraph I of this Schedule shall be equal to standards adopted by Owner for the Building. Owner's Initial Construction shall constitute a single nonrecurring obligation on the part of Owner. In the event the Lease is renewed or extended for a further term by agreement or operation of law, Owner's obligation to perform Owner's Initial Construction shall not apply to any such renewal or extension.

         III. Subject to the provisions of Paragraphs IV(4) and VI of this Schedule, Owner's Initial Construction shall be substantially completed prior to the Commencement Date. At any time after such substantial completion, Owner may enter the Demised Premises to complete unfinished details of Owner's Initial Construction and entry by Owner, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

         IV. (1) Tenant has submitted to Owner a complete set of detailed plans and specifications (referred to as "Tenant's Plan") for those Alterations to the Demised Premises which Tenant desires Owner to perform as Owner's Initial Construction. Copies of Tenant's Plan have been initialled by Owner and Tenant and Owner has approved Tenant's Plan with the conditions set forth therein, if any. Tenant's Plan consists substantially of the drawings indicated on the letter of Tenant's architects annexed hereto as Exhibit 4. Tenant agrees that any revisions to Tenant's Plan shall be signed, certified and sealed by a registered architect, and, if required, engineer, duly licensed in the State of New York and approved by Owner, such approval not to be unreasonably withheld, so that Tenant's Plan and any revisions thereto may be filed with, and approved by, the Department of Buildings of the City of New York.

                  (2) At or about the time that Owner performs Owner's Initial Construction, Owner shall, at Owner's expense, supply and install a single unisex toilet located outside the Demised Premises adjacent to the core toilets on the floor, where designated by Owner. The supply and installation of such unisex toilet shall not affect the substantial completion of Owner's Initial Completion or the Commencement Date. Owner's Initial Construction shall be performed in accordance with all Legal Requirements including, but not limited to, the provisions of the Americans With Disabilities Act.

                  (3) In the event substantial completion of Owner's Initial Construction shall be delayed by reason of Tenant's unreasonable delays in submitting any other plans or specifications, or in supplying information, or in approving plans or specifications or estimates, or in giving authorizations or by reason of any Change Work (as hereinafter defined) or by reason of any other similar acts or omissions of Tenant, then, in such event, Tenant agrees to pay to Owner, as agreed liquidated damages for Tenant's failures aforesaid or for such delays occasioned by Tenant's acts or omissions, as the case may be, sums equal to one (1) day's rent applicable to the Second Rent Period for each day that such failure or delay shall continue.

                  (4) Tenant, after the submission of Tenant Plan, may designate, subject to Owner's approval, not unreasonably to be withheld, substitute or additional work, materials or installations (referred to, collectively, as "Change Work") to be supplied and installed by Owner in replacement of, or in addition to, the work, materials and installations set forth on Tenant's Plan provided that such Change Work; (i) is in compliance with the provisions of Articles 3 and 6 of the Lease; (ii) is practical and consistent with the physical conditions in the Building and with the plans for the Building filed with the Department of Buildings of the City of New York:
(iii) will not impair Owner's ability to perform any of Owner's obligations under the provisions of the Lease; (iv) will not affect any portions of the

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



Building other than the Demised Premises; (v) complies with the provisions of
Section 29.05; (vi) shall (a) be signed, sealed and certified by a registered architect and, if applicable, engineer duly licensed in the State of New York and (b) comply with all applicable laws, orders, rules and regulations of governmental authorities so that Tenant's Plan may without further amendment or change be used for engineering drawings and specifications and filed with and approved by the Department of Buildings of the City of New York; (vii) will not tend to delay completion of Owner's Initial Construction; (viii) shall not designate any area which shall have an electrical load in excess of four (4) watts per square foot of usable area for all purposes (including lighting and power) or which shall have a human occupancy factor in excess of one (1) person per one hundred (100) square feet of usable area; and (ix) is practical and consistent with Tenant's Plan and does not represent a material change thereof. At or about the time of the submission by Tenant to Owner of any Change Work, if it appears to Owner that any item of Change Work designated by Tenant will tend to delay completion of Owner's Initial Construction, or, notwithstanding Owner's approval of any Change Work, if it subsequently appears to Owner that any item of Change Work designated by Tenant will tend to delay completion of Owner's Initial Construction, Owner in each case shall notify Tenant to that effect and Tenant, within five (5) days after notice from Owner to that effect, will designate, subject to the foregoing limitations (i) through (viii), other available items of Change Work which will not so tend to delay completion. If Tenant fails to make such designations within five (5) days after said notice from Owner, Owner will have no obligation to supply or install the items set forth m such Owner's notice or, at Owner's election, owner shall have the right to perform such items of Change Work in accordance with the provisions of this Schedule, except that, solely for the "purpose of determining whether or not Owner's Initial Construction has been substantially completed and for the purpose of fixing the Commencement Date, such items of Change Work and all other related work and installations shall be deemed unfinished details of Owner's Initial Construction which may be performed after the Commencement Date in accordance with the provisions of Paragraph III of this Schedule and, accordingly, shall not affect the Commencement Date.

                  V. INTENTIONALLY DELETED

                  VI. The approval of Tenant's Plan has stated which items contained in Tenant's Plan, if any, will or might be subject to certain delays in delivery and which might affect the date of substantial completion of Owner's Initial Construction. Tenant may, within five (5) days after such notice from Owner, designate, subject to the limitations (i) through (ix) set forth in subparagraph (4) of Paragraph IV, other available items which will not be subject to delays in delivery. If Tenant fails to timely make such designations, Owner will have no obligation to supply or install the items set forth in such Owner's notice or, at Owner's election, Owner shall have the right to perform such items and for the purpose of determining whether or not Owner's Initial Construction shall have been substantially completed and for the purpose of fixing the Commencement Date, said items set forth in such notice and all other related work and installations (sometimes hereinafter referred to collectively as "Long Lead Items") shall be deemed unfinished details of Owner's Initial Construction which may be performed by Owner after the substantial completion of Owner's Initial Construction in accordance with the provisions of Paragraph III of this Schedule and, accordingly, shall not affect the Commencement Date. Owner and Tenant agree that notwithstanding anything to the contrary set forth in the provisions of this Schedule the supply and installation of (the internal stairway connecting the portions of the Demised Premises and different floors shall be deemed a Long Lead Item.

                  VII. In the event that the Commencement Date shall not have occurred by December 22, 1995, as said date may be extended pursuant to the provisions of this Paragraph VII, then Owner shall pay to Tenant a sum equal to
(a) ONE THOUSAND FOUR HUNDRED TWENTY-EIGHT and 57/100 DOLLARS ($1,428.57) multiplied by (b) the number of days occurring between December 22, 1995 and the later date immediately preceding the Commencement Date, both dates inclusive. At Tenant's election such sum may be given to Tenant as a rent credit under the Lease. The date December 22, 1995 set forth in this Section shall be extended by a period equal to the aggregate of (i) the number of days, if any, of delays in substantial completion of Owner's Initial Construction occasioned by reason of Tenant's delays in submitting any other plans and specifications or in supplying information, or in approving plans, specifications or estimates, or in giving authorizations or by reason of any Change Work or by reason of any similar acts or omissions of Tenant plus (ii) the number of days, if any, of delay or delays in substantial completion of Owner's Initial Construction occasioned by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any adjustment of insurance) accidents, orders or regulations of any Federal, State, County or Municipal authority, or by any other cause beyond Owner's control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated.

                                    Exhibit 1

                           [Diagrams of Leased Space]

                                    Exhibit 2

                           [Diagrams of Leased Space]

                                    Exhibit 3

                           [Diagrams of Leased Space]

                        FIRST ADDITIONAL SPACE AGREEMENT

                 AGREEMENT made as of the 1st day of April, 1996 between 55 BROAD STREET COMPANY, a New York partnership having its principal office at 345 Park Avenue, Borough of Manhattan, City, County and State of New York, as landlord (referred to herein as "Owner"), and N2K INC., a Pennsylvania corporation having an office at 55 Broad Street, Borough of Manhattan, City, County and State of New York, as tenant (referred to herein as "Tenant").

                                  WITNESSETH:

                 WHEREAS:

                 (1) Under date of September 7, 1995, Owner and N2K, Inc., a New York corporation, Tenant's predecessor-in-interest, entered into a lease affecting portions of the tenth (10th) and eleventh (11th) floors in the building (referred to herein as the "Building") known as 55 Broad Street, Borough of Manhattan, City, County and State of New York; and

                 (2) N2K, Inc., a New York corporation, merged into Tenant by statutory merger effective February 13, 1996; and

                 (3) Said lease, as modified by written agreement dated December 31, 1995, is for a term (referred to herein as the "Demised Term") which shall end on May 31, 2001, unless sooner terminated or extended pursuant to any of the terms, covenants or conditions of said lease or pursuant to law, and is referred to herein as the "Lease"; and the premises so leased to Tenant pursuant to the provisions of the Lease, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term other than Tenant's Personal Property (as defined in the Lease), are referred to herein, collectively, as the "Demised Premises"; and

                 (4) Tenant now desires to lease and add to the Demised Premises that portion of the eleventh (11th) floor of the Building as shown on Exhibit "1", initialled by the parties, which is annexed hereto and made part hereof, and Owner is willing to lease said portion of the eleventh (11th) floor to Tenant, subject to the provisions of this Agreement (said portion of the eleventh (11th) floor of the Building, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term, other than Tenant's Personal Property as defined in the Lease, is referred to herein as the "Additional Space"); and

                 (5) The Demised Term of the Lease applicable to the Additional Space shall commence on a date (referred to as the "Additional Space Commencement Date") fixed by Owner in a notice to Tenant, not sooner than ten
(10) days next following the date of the giving of such notice, which notice shall state that Owner has, or prior to the Additional Space Commencement Date will have, substantially completed Owner's Additional Construction (as hereinafter defined); and

                 (6) All capitalized terms shall have the same meanings ascribed to them in the Lease, unless otherwise set forth herein; and

                 (7) The parties desire to record herein their understandings with respect to the foregoing.

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

                 FIRST:      The Lease is hereby modified as follows:

                 A. Owner hereby leases to Tenant and Tenant hereby hires from Owner the Additional Space for a term to commence upon the Additional Space Commencement Date and to end on the Expiration Date (as it may be extended pursuant to the provisions of this Agreement or the Lease), unless the Demised Term shall sooner terminate pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law.

                 B. Owner agrees to perform work and make installations in the Additional Space as set forth in Addendum A. Such work and installations are referred to as "Owner's Additional Construction". All of the terms, covenants and conditions of Addendum A are incorporated in this agreement by reference and shall be deemed a part of this agreement as though fully set forth in the body of this agreement.

                 C. From and after the Additional Space Commencement Date, the Lease shall be deemed modified, as follows:

                 (1) The Demised Premises shall include the Additional Space for all purposes of the Lease;

                 (2) a. The Fixed Rent reserved in the Lease shall be increased by FORTY TWO THOUSAND and 00/100 ($42,000) DOLLARS per annum with respect to the period ("First Additional Space Rent Period A") from the Additional Space Commencement Date to the date 365 days next following the Additional Space Commencement Date, SEVENTY TWO THOUSAND and 00/100 ($72,000) DOLLARS per annum with respect to the period ("First Additional Space Rent Period B") from the date next following the expiration of First Additional Space Rent Period A to December 31, 1997, and EIGHTY THOUSAND and 00/100 ($80,000) DOLLARS per annum with respect to the remainder of the Demised Term ("First Additional Space Rent Period C").

                               b. In the event that the Additional Space
                 Commencement Date shall occur on a date other than the first
                 (lst) day of any calendar month, then the increase in the Fixed Rent for the month in which the Additional Space Commencement Date shall occur shall be prorated.

                 (3)           The Demised Premises Area, as set forth in
                 Section 23.01. shall be increased by 4,000 square feet.

                 (4) Section 29.05B of the Lease shall be modified to the extent that wherever the figure "8,999" appears, the figure "11,702" shall be substituted in lieu thereof; and

                 (5) Section 29.05F of the Lease shall be modified to the extent that wherever the figure "twenty two and 40/100 (22.40%) percent" appears, the figure "forty seven and 79/100(47.79%) percent" shall be substituted in lieu thereof; and

                 (6) The provisions of Article 40 (entitled "Tenant's Right of First Offer For Additional Space") is hereby deemed deleted from the Lease and of no further force and effect.

                 SECOND:     In the event that the Demised Term of the Lease
applicable to the Additional Space shall be less than five (5) full years then the Demised Term shall be automatically extended to the last day of the calendar month in which the day immediately preceding the fifth (5th) anniversary of the Additional Space Commencement Date shall occur, unless sooner terminated pursuant to the provisions of the Lease or pursuant to law; any such extension shall be upon all of the then applicable executory terms, covenants and conditions set forth in the Lease (including, but not limited to, the provisions of Articles 23 and 29).

                 THIRD:      Owner and Tenant each represent and warrant to the
other that with the exception of Rudes Realty Company, Owner's consultant, Schlesinger & Company, L.L.C. is the sole broker with whom either party has negotiated or otherwise dealt with in connection with the Additional Space or in bringing about this Agreement. Owner and Tenant shall indemnify each other from all loss, cost, liability, damage and expenses, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach of the foregoing representation and warranty. Owner shall pay any commission or compensation due hereunder pursuant to a separate agreement with such broker.

                 FOURTH: Except to the extent expressly modified by the foregoing provisions of this Agreement, the Lease is hereby ratified and confirmed in all respects.

                 IN WITNESS WHEREOF, the parties hereto have here unto set their hands and seals as of the day and year first above written,

                                 55 BROAD STREET COMPANY, Owner


                                 BY: /s/ LEWIS RUDIN
                                    -------------------------------
                                 Lewis Rudin, Partner


                                 N2K Inc., Tenant


                                 BY: /s/ JONATHAN V. DIAMOND
                                    --------------------------------
                                 Jonathan V. Diamond, Vice Chairman

STATE OF NEW YORK)
                     ss:
COUNTY OF NEW YORK)




                 On the 12th day of April, 1996, before me personally came Jonathan V. Diamond to me known, who, being by me duly sworn, did depose and say that he resides at 1 W. 67th St., NY, NY that he is the Vice Chairman of N2K Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.



                                 /s/ ERIC B. WOLDENBERG
                                 ----------------------
                                     Notary Public

                                   ERIC B. WOLDENBERG
                              NOTARY PUBLIC, STATE OF NEW YORK
                                     NO. 31-4941738
                               QUALIFIED IN NEW YORK COUNTY
                              COMMISSION EXPIRES AUGUST 29, 1996

                                   ADDENDUM A

                        OWNER'S ADDITIONAL CONSTRUCTION


                 I. Owner agrees to supply and install in the Additional Space all of the items set forth on Tenant's Additional Plan referred to in Paragraph IV of this Schedule unless prevented by job conditions or other circumstances beyond the reasonable control of Owner. In consideration of the performance of such work by Owner, Tenant shall pay to Owner, from time to time upon demand, whether or not the Additional Space Commencement Date shall have occurred, a sum (referred to as "Tenant's Additional Construction Sum") equal to the amount, if any, by which the aggregate of: (a) the actual cost and expense to Owner of supplying and installing all of the items set forth on Tenant's Additional Plan (including, but not limited to, the cost to Owner of a field superintendent, operating engineer, laborers, freight elevator costs, rubbish removal, temporary sprinklers and lighting, electric and heat, protection, insurance, Building Department filing and expediting, Building permits, any other governmental approvals, blueprint costs and every other item which customarily would be considered a general condition and, if applicable, any construction management or other fees paid to the general contractor or construction manager who is performing Owner's Additional Construction) (such aggregate actual cost and expense is referred to as "Owner Construction Cost") plus (b) if there is no general contractor or construction manager who is performing Owner's
Additional Construction, ten (10%) percent of Owner's Construction Cost for office overhead and as a construction management fee, shall exceed (c) the sum of ONE HUNDRED FORTY THOUSAND AND 00/100 $140,000.00) DOLLARS. In the event that said sum of ONE HUNDRED FORTY THOUSAND AND 00/100 $140,000.00) DOLLARS shall be in excess of the aggregate amounts set forth in subdivision (a) and if applicable, (b) above, Tenant shall be entitled to apply such excess against any of Tenant's architects, engineers or designers fees incurred by Tenant in connection with Owner's Additional Construction and the cost of any moving expenses and telecommunications and telephone systems installed in the Demised Premises. In the event that any further excess remains after such application Tenant shall not be entitled to any such further excess. Any such sums due Owner shall be payable by Tenant to Owner, from time to time whether or not the Additional Space Commencement Date shall have occurred, within five (5) days next following the rendition of a statement therefor by Owner to Tenant.
Tenant shall furnish to Owner security satisfactory to Owner in an amount at least equal to Owner's estimate of Tenant's Additional Construction Sum within five (5) days after demand by Owner therefor. In the event Owner's estimate of the amount of Tenant's Additional Construction Sum is increased, then Tenant shall increase the amount of such security to an amount at least equal to such revised increased estimate of Tenant's Additional Construction Sum, within five
(5) days after demand therefor by Owner. In connection with Owner's Additional Construction, Owner agrees to employ competitive bidding and to promptly submit copies of all bids to Tenant and to engage the lowest responsible bidder in each category after advising Tenant of the bidder selected and, if such bidder is not the lowest bidder, then the reason for such selection. Tenant and its architect shall be permitted to participate in the bidding process and awarding of all contracts.

                 II. The work and installations required to be performed and made by Owner pursuant to the provisions of Paragraph I of this Schedule shall be equal to standards adopted by Owner for the Building. Owner's Additional Construction shall constitute a single non-recurring obligation on the part of Owner. In the event the Lease is renewed or extended for a further term by agreement or operation of law, Owner's obligation to perform Owner's Additional Construction shall not apply to any such renewal or extension.

                 III. Subject to the provisions of Paragraphs IV(4) and VI of this Schedule, Owner's Additional Construction shall be substantially completed prior to the Additional Space Commencement Date. At any time after such substantial completion, Owner may enter the Demised Premises to complete unfinished details of Owner's Additional Construction and entry by Owner, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.


                 IV.(1) On or prior to April 22, 1996, Tenant, at Tenant's sole cost and expense, shall prepare and submit to Owner a complete set of detailed plans and specifications (referred to as "Tenant's Additional Plan") for those Alterations to the Additional Space which Tenant desires Owner to perform as Owner's Additional Construction. Tenant's Additional Plan shall include, but shall not be limited to, engineering plans and specifications and Tenant's Additional Plan shall indicate the heat factor, if any, of all equipment intended to be used in, and the human load factor proposed for, each room or other area. All engineering drawings and specifications in connection with Tenant's Additional Plan (mechanical, electrical, plumbing, etc.) shall be prepared by licensed professional engineers, at Tenant's expense, selected by Tenant from a list of engineers submitted by Owner. Tenant's Additional Plan shall not designate any area which shall have an electrical load in excess of four (4) watts per square foot of usable area for all purposes (including lighting and power) or which shall have a human occupancy factor in excess of one (1) person per one hundred (100) square feet of usable area (the average electrical load and human occupancy factors for which the Building's HVAC systems have been designed). Tenant's Additional Plan shall not designate any work, materials or installations which (i) are not in compliance with the provisions of Articles 3 and 6 of the Lease; (ii) are not practical and consistent with the physical conditions in the Building and with the plans for the Building filed with the Department of Buildings of the City of New York;
(iii) will impair Owner's ability to perform any of Owner's obligations under the provisions of the Lease; (iv) will affect any portions of the Building other than the Demised Premises; or (v) does not comply with the provisions of
Section 29.05, Tenant agrees that Tenant's Additional Plan and any revisions thereto shall be, signed, certified and sealed by a registered architect, and, if required, engineer, duly licensed in the State of New York and approved by Owner, such approval not to be unreasonably withheld, so that Tenant's Additional Plan and any revisions thereto may be filed with, and approved by, the Department of Buildings of the City of New York.

                 Tenant's Additional Plan shall designate a sprinkler system, and, accordingly, shall designate, subject to compliance with all laws, orders and regulations of all governmental authorities having jurisdiction, the location of sprinkler heads and associated piping. Tenant's Additional Plan also shall designate all work in the Additional Space which is required so that the Additional Space shall comply with all applicable provisions of the Americans With Disabilities Act and Local Law #58. Owner's Additional Construction shall be performed in accordance with all Legal Requirements including, but not limited to, the provisions of the Americans With Disabilities Act.

                 (2) Tenant's Additional Plan shall be subject to Owner's approval, which Owner agrees not unreasonably to withhold or delay. Owner's approval of Tenant's Additional Plan shall not, unless expressly set forth in such approval, be deemed to authorize Tenant to make any Alterations in or about the Additional Space.

                 (3) In the event (i) Tenant on or prior to April 22, 1996, shall fail to submit to Owner a Tenant's Additional Plan which shall meet with Owner's approval, or (ii) substantial completion of Owner's Additional Construction shall be delayed by reason of Tenant's unreasonable delays in submitting any other plans or specifications, or in supplying information, or in approving plans or specifications or estimates, or in giving authorizations or by reason of any Change Work (as hereinafter defined) or by reason of any other similar acts or omissions of Tenant, then, in such event, Tenant agrees to pay to Owner, as agreed liquidated damages for Tenant's failures aforesaid or for such delays occasioned by Tenant's acts or omissions, as the case may be, sums equal to one (1) day's rent applicable to the Additional Space for the first period of rent applicable thereto for each day that such failure or delay shall continue.

                 (4) Tenant, after the submission of Tenant's Additional Plan, may designate, subject to Owner's approval, not unreasonably to be withheld, substitute or additional work, materials or installations (referred to, collectively as "Change Work") to be supplied and installed by Owner in replacement of, or in addition to, the work, materials and installations set forth on Tenant's Additional Plan provided that such Change Work: (i) is in compliance with the provisions of Articles 3 and 6 of the Lease; (ii) is practical and consistent with the physical conditions in the Building and with the plans for the Building filed with the Department of Buildings of the City of New York; (iii) will not impair Owner's ability to perform any of Owner's obligations under the provisions of the Lease; (iv) will not affect any portions of the Building other than the Demised Premises; (v) complies with the provisions of Section 29.05; (vi) shall (a) be signed, sealed and certified by a registered architect and, if applicable, engineer duly licensed in the State of New York and (b) comply with all applicable laws, orders, rules and regulations of governmental authorities so that Tenant's Additional Plan may without further amendment or change be used for engineering drawings and specifications and filed with and approved by the Department of Buildings of the City of New York; (vii) will not tend to delay completion of Owner's Additional Construction; and (viii) shall not designate any area which shall have an electrical load in excess of four (4) watts per square foot of usable area for all purposes (including lighting and power) or which shall have a human occupancy factor in excess of one (1) person per one hundred (100) square feet of usable area. At or about the time of the submission by Tenant to Owner of any Change Work if it appears to Owner that any item of Change Work designated by Tenant will tend to delay completion of Owner's Additional Construction, or, notwithstanding Owner's approval of any Change Work, if it subsequently appears to Owner that any item of Change Work designated by Tenant will tend to delay completion of Owner's Additional Construction, Owner in each case shall notify Tenant to that effect and Tenant, within five (5) days after notice from Owner to that effect, will designate, subject to the foregoing limitations (i) through (viii), other available items of Change Work which will not so tend to delay completion. If Tenant fails to make such designations within five (5) days after said notice from Owner, Owner will have no obligation to supply or install the items set forth in such Owner's notice or, at Owner's election, Owner shall have the right to perform such items of Change Work in accordance with the provisions of this Schedule, except that, solely for the purpose of determining whether or not Owner's Additional Construction has been substantially completed and for the purpose of fixing the Additional Space Commencement Date, such item of Change Work and all other related work and installations shall be deemed unfinished details of Owner's Additional Construction which may be performed after the Additional Space Commencement Date in accordance with the provisions of Paragraph III of this Schedule and, accordingly, shall not affect the Additional Space Commencement Date.

                 V.  INTENTIONALLY DELETED

                 VI. At or about the time that Owner shall notify Tenant of the approval of Tenant's Additional Plan, such notice of approval shall state which items contained in Tenant's Additional Plan, if any, will or might be subject to certain delays in delivery and which might affect the date of substantial completion of Owner's Additional Construction. Tenant may, within five (5) days after such notice from Owner, designate, subject to the limitations (i) through (viii) set forth in subparagraph (4) of Paragraph IV, other available items which will not be subject to delays in delivery. If Tenant fails to timely make such designations, Owner will have no obligation to supply or install the items set forth in such Owner's notice or, at Owner's election, Owner shall have the right to perform such items and for the purpose of determining whether or not Owner's Additional Construction shall have been substantially completed and for the purpose of fixing the Additional Space Commencement Date, said items set forth in such notice and all other related work and installations (sometimes hereinafter referred to collectively as "Long Lead Items") shall be deemed unfinished details of Owner's Additional Construction which may be performed by Owner after the substantial completion of Owner's Additional Construction in accordance with the provisions of Paragraph III of this Schedule and, accordingly, shall not affect the Additional Space Commencement Date.

                                  [FLOOR PLAN]

                                   EXHIBIT 1

     This floor plan of a portion of the eleventh (11th) floor of the Building known as 55 Broad Street, New York, New York, is annexed to this Agreement and is made a part hereof solely to delineate by outlining and diagonal markings the Additional Space. All areas, dimensions, conditions and locations are approximate.

                       SECOND ADDITIONAL SPACE AGREEMENT


                 AGREEMENT made as of the 2nd day of April, 1996 between 55 BROAD STREET COMPANY, a New York partnership having its principal office at 345 Park Avenue, Borough of Manhattan, City, County and State of New York, as landlord (referred to herein as "Owner"), and N2K INC., a Pennsylvania corporation having an office at 55 Broad Street, Borough of Manhattan, City, County and State of New York, as tenant (referred to herein as "Tenant").

                                  WITNESSETH:
                 WHEREAS:


                 (1) Under date September 7, 1995, Owner and N2K Inc., a New York corporation, Tenant's predecessor interest, entered into a lease affecting portions of the tenth (10th) and eleventh (11th) floors in the building (referred to herein as the "Building") known as 55 Broad Street, Borough of Manhattan, City, County and State of New York; and

                 (2) N2K Inc., a New York corporation, merged into Tenant by statutory merger effective February 13, 1996; and

                 (3) Said lease, as modified by written agreements dated December 31, 1995 and April 1, 1996 (said agreement dated April 1; 1996 is referred to as the "First Additional Space Agreement"), is for a term (referred to herein as the "Demised Term") which shall end on May 31, 2001, unless extended pursuant to the provisions of Article SECOND of the First Additional Space Agreement or sooner terminated or extended pursuant to any of the terms, covenants or conditions of said lease or pursuant to law, and is referred to herein as the "Lease"; and the premises so leased to Tenant pursuant to the provisions of the Lease, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term other than Tenant's Personal Property (as defined in the Lease), are referred to herein, collectively, as the "Demised Premises"; and

                 (4) Tenant now desires to lease and add to the Demised Premises that portion of the tenth (10th) floor of the Building as shown on Exhibit "1", initialled by the parties, which is annexed hereto and made part hereof, and Owner is willing to lease said portion of the tenth (10th) floor to Tenant, subject to the provisions of this Agreement (said portion of the tenth
(10th) floor of the Building, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term, other than Tenant's Personal Property as defined in the Lease, is referred to herein as the "Second Additional Space"); and

                 (5) The Demised Term of the Lease applicable to the Second Additional Space shall commence on a date (referred to as the "Second Additional Space Commencement Date") fixed by Owner in a notice to Tenant, not sooner than ten (10) days next following the date of the giving of such notice, which notice shall state that Owner has, or prior to the Second Additional Space Commencement Date will have, substantially completed Owner's Second Additional Construction (as hereinafter defined); and

                 (6) All capitalized terms shall have the same meanings ascribed to them in the Lease, unless otherwise set forth herein; and

                 (7) The parties desire to record herein their understandings with respect to the foregoing.

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

                 FIRST:      The Lease is hereby modified as follows:

                 A. Owner hereby leases to Tenant and Tenant hereby hires from Owner the Second Additional Space for a term to commence upon the Second Additional Space Commencement Date and to end on the Expiration Date (as it may have been extended pursuant to the First Additional Space Agreement or as it may be extended pursuant to the provisions of this Agreement or the Lease), unless the Demised Term shall sooner terminate pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law.

                 B. Owner agrees to perform work and make installations in the Second Additional Space as set forth in Addendum A. Such work and installations are referred to as "Owner's Second Additional Construction". All of the terms, covenants and conditions of Addendum A are incorporated in this agreement by reference and shall be deemed a part of this agreement as though fully set forth in the body of this agreement.

                 C. From and after the Second Additional Space Commencement Date, the Lease shall be deemed modified, as follows:

                 (1) The Demised Premises shall include the Second Additional Space for all purposes of the Lease;

                 (2) a. The Fixed Rent reserved in the Lease shall be increased by TWENTY EIGHT THOUSAND FOUR HUNDRED SIXTY-TWO AND 00/100 ($28,462.00) DOLLARS per annum with respect to the period ("Second Additional Space Rent Period

                 A") from the Second Additional Space Commencement Date to December 31, 1997, and THIRTY TWO THOUSAND FIVE HUNDRED TWENTY-EIGHT AND 00/100 ($32,528.00) DOLLARS per annum with respect to the remainder of the Demised Term ("Second Additional Space Rent Period B").

                             b. In the event that the Second Additional Space
                 Commencement Date shall occur on a date other than the first
                 (1st) day of any calendar month, then the increase in the Fixed Rent for the month in which the Second Additional Space Commencement Date shall occur shall be prorated.

                 (3) The Demised Premises Area, as set forth in Section 23.01, shall be increased by 2,033 square feet.

                 (4) Section 29.05B of the Lease shall be modified to the extent that wherever the figure "8,999", as increased to "11,702" by the First Additional Space Agreement, appears, the figure "13,076" shall be substituted in lieu thereof; and

                 (5) Section 29.05F of the Lease shall be modified to the extent that wherever the figure "sixty two and 13/100 (62,13%) percent" appears, the figure "seventy five and 03/100 (75.03%) percent" shall be substituted in lieu thereof.

                 SECOND, In the event that the Demised Term of the Lease applicable to the Second Additional Space shall be less than five (5) full years then the Demised Term shall be automatically extended to the last day of the calendar month in which the day immediately preceding the fifth (5th) anniversary of the Second Additional Space Commencement Date shall occur, unless sooner terminated pursuant to the provisions of the Lease or pursuant to law; any such extension shall be upon all of the then applicable executory terms, covenants and conditions set forth in the Lease (including, but not limited to, the provisions of Articles 23 and 29).

                 THIRD:      Owner and Tenant each represent and warrant to the
other that with the exception of Rudes Realty Company, Owner's consultant, Schlesinger & Company, L.L.C. is the sole broker with whom either party has negotiated or otherwise dealt with in connection with the Second Additional Space or in bringing about this Agreement. Owner and Tenant shall indemnify each other from all loss, cost, liability, damage and expenses, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach of the foregoing representation and warranty. Owner shall pay any commission or compensation due hereunder pursuant to a separate agreement with such broker.

                 FOURTH: Except to the extent expressly modified by the foregoing provisions of this Agreement, the Lease is hereby ratified and confirmed in all respects

                 IN WITNESS WHEREOF, the parties hereto have here unto set their hands and seals as of the day and year first above written.

                                 55 BROAD STREET COMPANY, Owner


                                 BY: /s/ LEWIS RUDIN
                                    --------------------------------
                                 Lewis Rudin, Partner


                                 N2K INC., Tenant


                                 BY: /s/ JONATHAN V. DIAMOND
                                    --------------------------------
                                 Jonathan V. Diamond, Vice Chairman

STATE OF NEW YORK)

                    ss:

COUNTY OF NEW YORK)



                 On the 12th day of April, 1996, before me personally came Jonathan V. Diamond to me known, who, being by me duly sworn, did depose and say that he resides at 1 W. 67th St. NY, NY that he is the Vice Chairman of N2K Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                 /s/ ERIC B. WOLDENBERG
                                 ----------------------
                                      Notary Public

                                   ERIC B. WOLDENBERG
                             NOTARY PUBLIC, STATE OF NEW YORK
                                     No. 31-4941738
                                Qualified in New York County
                             Commission Expires August 29, 1996

                                   ADDENDUM A

                     OWNER'S SECOND ADDITIONAL CONSTRUCTION

                 1. Owner agrees to supply and install in the Second Additional Space all of the items set forth on Tenant's Second Additional Plan referred to in Paragraph IV of this Schedule unless prevented by job conditions or other circumstances beyond the reasonable control of Owner. In consideration of the performance of such work by Owner, Tenant shall pay to Owner, from time to time upon demand, whether or not the Second Additional Space Commencement Date shall have occurred, a sum (referred to as "Tenant's Second Additional Construction Sum") equal to the amount, if any, by which the aggregate of. (a) the actual cost and expense to Owner of supplying and installing all of the items set forth on Tenant's Second Additional Plan (including, but not limited to, the cost to Owner of a field superintendent, operating engineer, laborers, freight elevator costs, rubbish removal, temporary sprinklers and lighting, electric and heat, protection, insurance, Building Department filing and expediting, Building permits, any other governmental approvals, blueprint costs and every other item which customarily would be considered a general condition and, if applicable, any construction management or other fees paid to the general contractor or construction manager who is performing Owner's Second Additional Construction) (such aggregate actual cost and expense is referred to as "Owner Construction Cost") plus (b) if there is no general contractor or construction manager who is performing Owner's Second Additional Construction, ten (10%) percent of Owner's Construction Cost for office overhead and as a construction management fee, shall exceed (c) the sum of SEVENTY-ONE THOUSAND ONE HUNDRED FIFTY-FIVE AND 00/100 ($71,155.00) DOLLARS. In the event that said sum of SEVENTY-ONE THOUSAND ONE HUNDRED FIFTY-FIVE AND 00/100 $71,155.00) DOLLARS shall be in excess of the aggregate amounts set forth in subdivision (a) and if applicable,
(b) above, Tenant shall be entitled to apply such excess against any of Tenant's architects, engineers or designers fees incurred by Tenant in connection with Owner's Second Additional Construction and the cost of any moving expenses and telecommunications and telephone systems installed in the Demised Premises. In the event that any further excess remains after such application Tenant shall not be entitled to any such further excess. Any such sums due Owner shall be payable by Tenant to Owner, from time to time whether or not the Second Additional Space Commencement Date shall have occurred, within five (5) days next following the rendition of a statement therefor by Owner to Tenant. Tenant shall furnish to Owner security satisfactory to Owner in an amount at least equal to Owner's estimate of Tenant's Second Additional Construction Sum within five (5) days after demand by Owner therefor. In the event Owner's estimate of the amount of Tenant's Second Additional Construction Sum is increased, then Tenant shall increase the amount of such security to an amount at least equal to such revised increased estimate of Tenant's Second Additional Construction Sum, within five (5) days after demand therefor by Owner. In connection with Owner's Second Additional Construction, Owner agrees to employ competitive bidding and to promptly submit copies of all bids to Tenant and to engage the lowest responsible bidder in each category after advising Tenant of the bidder selected and, if such bidder is not the lowest bidder, then the reason for such selection. Tenant and its architect shall be permitted to participate in the bidding process and awarding of all contracts.

                 II. The work and installations required to be performed and made by Owner pursuant to the provisions of Paragraph I of this Schedule shall be equal to standards adopted by Owner for the Building. Owner's Second Additional Construction shall constitute a single non-recurring obligation on the part of Owner. In the event the Lease is renewed or extended for a further term by agreement or operation of law, Owner's obligation to perform Owner's Second Additional Construction shall not apply to any such renewal or extension.

                 III. Subject to the provisions of Paragraphs IV(4) and VI of this Schedule, Owner's Second Additional Construction shall be substantially
completed prior to the Second Additional Space Commencement Date.   At any time
after such substantial completion, Owner may enter the Demised Premises to complete unfinished details of Owner's Second Additional Construction and entry by Owner, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                 IV.(1) On or prior to April 15, 1996, Tenant, at Tenant's sole cost and expense, shall prepare and submit to Owner a complete set of detailed plans and specifications (referred to as "Tenant's Second Additional Plan") for those Alterations to the Second Additional Space which Tenant desires Owner to perform as Owner's Second Additional Construction. Tenant's Second Additional Plan shall include, but shall not be limited to, engineering plans and specifications and Tenant's Second Additional Plan shall indicate the heat factor, if any, of all equipment intended to be used in, and the human load factor proposed for, each room or other area. All engineering drawings and specifications in connection with Tenant's Second Additional Plan (mechanical, electrical, plumbing, etc.) shall be prepared by licensed professional engineers, at Tenant's expense, selected by Tenant from a list of engineers submitted by Owner. Tenant's Second Additional Plan shall not designate any area which shall have an electrical load in excess of four (4) watts per square foot of usable area for all purposes (including lighting and power) or which shall have a human occupancy factor in excess of one (1) person per one hundred
(100) square feet of usable area (the average electrical load and human occupancy factors for which the Building's HVAC systems have been designed). Tenant's Second Additional Plan shall not designate any work, materials or installations which (i) are not in compliance with the provisions of Articles 3 and 6 of the Lease; (ii) are not practical and consistent with the physical conditions in the Building and with the plans for the Building filed with the Department of Buildings of the City of New York; (iii) will impair Owner's ability to perform any of Owner's obligations under the provisions of the Lease; (iv) will affect any portions of the Building other than the Demised Premises; or (v) does not comply with the provisions of Section 29.05. Tenant agrees that Tenant's Second Additional Plan and any revisions thereto shall be, signed, certified and sealed by a registered architect, and, if required, engineer, duly licensed in the State of New York and approved by Owner, such approval not to be unreasonably withheld, so that Tenant's Second

Additional Plan and any revisions thereto may be filed with, and approved by, the Department of Buildings of the City of New York.

                 Tenant's Second Additional Plan shall designate a sprinkler system, and, accordingly, shall designate, subject to compliance with all laws, orders and regulations of all governmental authorities having jurisdiction, the location of sprinkler heads and associated piping. Tenant's Second Additional Plan also shall designate all work in the Second Additional Space which is required so that the Second Additional Space shall comply with all applicable provisions of the Americans With Disabilities Act and Local Law #58. Owner's Second Additional Construction shall be performed in accordance with all Legal Requirements including, but not limited to, the provisions of the Americans With Disabilities Act.

                 (2) Tenant's Second Additional Plan shall be subject to Owner's approval, which Owner agrees not unreasonably to withhold or delay. Owner's approval of Tenant's Second Additional Plan shall not, unless expressly set forth in such approval, be deemed to authorize Tenant to make any Alterations in or about the Second Additional Space.

                 (3) In the event (i) Tenant on or prior to April 15, 1996, shall fail to submit to Owner a Tenant's Second Additional Plan which shall meet with Owner's approval, or (ii) substantial completion of Owner's Second Additional Construction shall be delayed by reason of Tenant's unreasonable delays in submitting any other plans or specifications, or in supplying information, or in approving plans or specifications or estimates, or in giving authorizations or by reason of any Change Work (as hereinafter defined) or by reason of any other similar acts or omissions of Tenant, then, in such event, Tenant agrees to pay to Owner, as agreed liquidated damages for Tenant's failures aforesaid or for such delays occasioned by Tenant's acts or omissions, as the case may be, sums equal to one (1) day's rent applicable to the Second Additional Space for the first period of rent applicable thereto for each day that such failure or delay shall continue.

                 (4) Tenant, after the submission of Tenant's Second Additional Plan, may designate, subject to Owner's approval, not unreasonably to be withheld, substitute or additional work, materials or installations (referred to, collectively as "Change Work") to be supplied and installed by Owner in replacement of, or in addition to, the work, materials and installations set forth on Tenant's Second Additional Plan provided that such Change Work: (i) is in compliance with the provisions of Articles 3 and 6 of the Lease; (ii) is practical and consistent with the physical conditions in the Building and with the plans for the Building filed with the Department of Buildings of the City of New York; (iii) will not impair Owner's ability to perform any of Owner's obligations under the provisions of the Lease; (iv) will not affect any portions of the Building other than the Demised Premises; (v) complies with the provisions of Section 29.05; (vi) shall (a) be signed, sealed and certified by a registered architect and, if applicable, engineer duly licensed in the State of New York and (b) comply with all applicable laws, orders, rules and regulations of governmental authorities so that Tenant's Second Additional Plan may without further amendment or change be used for engineering drawings and specifications and filed with and approved by the Department of Buildings of the City of New York; (vii) will not tend to delay completion of Owner's Second Additional Construction; and (viii) shall not designate any area which shall have an electrical load in excess of four (4) watts per square foot of usable area for all purposes (including lighting and power) or which shall have a human occupancy factor in excess of one (1) person per one hundred (100) square feet of usable area. At or about the time of the submission by Tenant to Owner of any Change Work if it appears to Owner that any item of Change Work designated by Tenant will tend to delay completion of Owner's Second Additional Construction, or, notwithstanding Owner's approval of any Change Work, if it subsequently appears to Owner that any item of Change Work designated by Tenant will tend to delay completion of Owner's Second Additional Construction, Owner in each case shall notify Tenant to that effect and Tenant, within five (5) days after notice from Owner to that effect, will designate, subject to the foregoing limitations (i) through (viii), other available items of Change Work which will not so tend to delay completion. If Tenant fails to make such designations within five (5) days after said notice from Owner, Owner will have no obligation to supply or install the items set forth in such Owner's notice or, at Owner's election, Owner shall have the right to perform such items of Change Work in accordance with the provisions of this Schedule, except that, solely for the purpose of determining whether or not Owner's Second Additional Construction has been substantially completed and for the purpose of fixing the Second Additional Space Commencement Date, such items of Change Work and all other related work and installations shall be deemed unfinished details of Owner's Second Additional Construction which may be performed after the Second Additional Space Commencement Date in accordance with the provisions of Paragraph III of this Schedule and, accordingly, shall not affect the Second Additional Space Commencement Date.

                 V.   INTENTIONALLY DELETED

                 VI. At or about the time that Owner shall notify Tenant of the approval of Tenant's Second Additional Plan, such notice of approval shall state which items contained in Tenant's Second Additional Plan, if any, will or might be subject to certain delays in delivery and which might affect the date of substantial completion of Owner's Second Additional Construction. Tenant may, within five (5) days after such notice from Owner, designate, subject to the limitations (i) through (viii) set forth in subparagraph (4) of Paragraph IV, other available items which will not be subject to delays in delivery. If Tenant fails to timely make such designations, Owner will have no obligation to supply or install the items set forth in such Owner's notice or, at Owner's election, Owner shall have the right to perform such items and for the purpose of determining whether or not Owner's Second Additional Construction shall have been substantially completed and for the purpose of fixing the Second Additional Space Commencement Date, said items set forth in such notice and all other related work and installations (sometimes hereinafter referred to collectively as "Long Lead Items") shall be deemed unfinished details of Owner's Second Additional Construction which may be performed by Owner after the substantial completion of Owner's Second Additional Construction in accordance with the provisions of Paragraph III of this Schedule and, accordingly, shall not affect the Second Additional Space Commencement Date.

                                  [FLOOR PLAN]

                                   EXHIBIT 1

     This floor plan of a portion of the tenth (10th) floor of the Building known as 55 Broad Street, New York, New York, is annexed to this Agreement and is made a part hereof solely to delineate by outlining and diagonal markings the Second Additional Space. All areas, dimensions, conditions and locations are approximate.

                        THIRD ADDITIONAL SPACE AGREEMENT

                 AGREEMENT made as of the 3rd day of April, 1996 between 55 BROAD STREET COMPANY, a New York partnership having its principal office at 345 Park Avenue, Borough of Manhattan, City, County and State of New York, as landlord (referred to herein as "Owner"), and N2K INC., a Pennsylvania corporation having an office at 55 Broad Street, Borough of Manhattan, City, County and State of New York, as tenant (referred to herein as "Tenant").

                                  WITNESSETH:
                 WHEREAS:

                 (1) Under date of September 7, 1995, Owner and N2K Inc., a New York corporation, Tenant's predecessor in interest, entered into a lease affecting portions of the tenth (10th) and eleventh (11th) floors in the building (referred to herein as the "Building") known as 55 Broad Street, Borough of Manhattan, City, County and State of New York, and

                 (2) N2K Inc., a New York corporation, merged into Tenant by statutory merger effective February 13, 1996; and

                 (3) Said lease, as modified by written agreements dated December 31, 1995, April 1, 1996 (said agreement dated April 1, 1996 is referred to as the "First Additional Space Agreement") and April 2, 1996 (said agreement dated April 2, 1996 is referred to as the "Second Additional Space Agreement"), is for a term (referred to herein as the "Demised Term") which shall end on May 31, 2001, unless extended pursuant to the provisions of Article SECOND of the First and/or Second Additional Space Agreements or sooner terminated or extended pursuant to any of the terms, covenants or, conditions of said lease or pursuant to law, and is referred to herein as the "Lease"; and the premises so leased to Tenant pursuant to the provisions of the Lease, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term other than Tenant's Personal Property (as defined in the Lease), are referred to herein, collectively, as the "Demised Premises"; and

                 (4) Tenant now desires to lease and add to the Demised Premises that portion of the eleventh (11th) floor of the Building as shown on Exhibit "1", initialled by the parties, which is annexed hereto and made part hereof, and Owner is willing to lease said portion of the eleventh (11th) floor to Tenant, subject to the provisions of this Agreement (said portion of the eleventh (11th) floor of the Building, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term, other than Tenant's Personal Property as defined in the Lease, is referred to herein as the "Third Additional Space"); and

                 (5) The Third Additional Space is presently temporarily occupied by New York New Media Association (the "Present Occupant") whose lease shall expire upon the completion by Owner of the Present Occupant's new space on the third (3rd) floor in the Building. Owner anticipates that said new space shall be completed on or about July 1, 1996 and Owner shall use reasonable diligence to complete same. The Demised Term of the Lease applicable to the Third Additional Space shall commence on a date (referred to as the "Third Additional Space Commencement Date") fixed by Owner in a notice to Tenant, not sooner than ten (10) days next following the date of the giving of such notice, which notice shall state that Owner has, or prior to the Third Additional Space Commencement Date will have, substantially completed Owner's Third Additional Work (as hereinafter defined); and

                 (6) All capitalized terms shall have the same meanings ascribed to them in the Lease, unless otherwise set forth herein; and

                 (7) The parties desire to record herein their understandings with respect to the foregoing.

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

                 FIRST: The Lease is hereby modified as follows:

                 A. Owner hereby leases to Tenant and Tenant hereby hires from Owner the Third Additional Space for a term to commence upon the Third Additional Space Commencement Date and to end on the Expiration Date (as it may have been extended pursuant to the First and/or Second Additional Space Agreements or as it may be extended pursuant to the provisions of this Agreement or the Lease), unless the Demised Term shall sooner terminate pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law.

                 B. The work performed by Owner in the Third Additional Space which was completed on or about December 22, 1995 together with the work hereinafter set forth in this Paragraph B is referred to, collectively, as "Owner's Third Additional Work". Owner, at Owner's expense, shall paint the painted surfaces in the Third Additional Space with a single coat of paint in flat finish in colors selected by Tenant from Building standard colors, but not more than one (1) color in any room or other area. If Tenant fails to designate its selection of paint colors by June 1, 1996 then the Third Additional Space Commencement Date shall be deemed to occur on the date upon which the Present Occupant shall have vacated and surrendered the Third Additional Space to Owner, and Owner may enter the Third Additional Space after the Third Additional Space Commencement Date to perform such painting, and any entry by Owner therefor shall not constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease, or impose any liability upon Owner, or its agents, by reason of any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business or otherwise.

                 C. From and after the Third Additional Space Commencement Date, the Lease shall be deemed modified, as follows:

                 (1) The Demised Premises shall include the Third
                 Additional Space for all purposes of the Lease;

                 (2) a. The Fixed Rent reserved in the Lease shall be increased by TWENTY-THREE THOUSAND TWO HUNDRED TWENTY-SIX AND 00/100 ($23,226.00) DOLLARS per annum with respect to the period ("Third Additional Space Rent Period A") from the Third Additional Space Commencement Date to December 31, 1997, and TWENTY-SIX THOUSAND FIVE HUNDRED FORTY-FOUR AND 00/100 ($26,544.00) DOLLARS per annum with respect to the remainder of the Demised Term ("Third Additional Space Rent Period B"). Tenant shall not be required to pay any portion of the increase in the Fixed Rent set forth in this subparagraph C(2)a applicable solely to the Third Additional Space with respect to the period ("Third Additional Space Rent Holiday Period") from the Third Additional Space Commencement Date to and including the date one hundred fifty (150) days thereafter as said date of one hundred fifty (150) days is reduced by multiplying it by the fraction the numerator of which is the number of days from the Third Additional Space Commencement Date to the Expiration Date and the denominator of which is the number of days from December 22, 1995 to the Expiration Date. During the Third Additional Space Rent Holiday Period Tenant shall otherwise be required to comply with all of the other terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, including, but not limited to, the payment of all sums required to be paid pursuant to the provisions of Articles 23 and 29. The date next following the expiration of the Third Additional Space Rent Holiday Period is referred to as the Third Additional Space Rent Commencement Date.

                             b. In the event that the Third Additional Space Rent Commencement Date shall occur on a date other than the first (1st) day of any calendar month, then the increase in the Fixed Rent for the month in which the Third Additional Space Rent

                 Commencement Date shall occur shall be prorated.

                 (3) The Demised Premises Area, as set forth in Section 23.01, shall be increased by 1,659 square feet.

                 (4) Section 29.05B of the Lease shall be modified to the extent that wherever the figure "8,999", as increased to "11,702" by the First Additional Space Agreement and "13,076" by the Second Additional Space Agreement, appears, the figure "14,197" shall be substituted in lieu thereof; and

                 (5) Section 29.05F of the Lease shall be modified to the extent that wherever the figure "twenty two and 40/100 (22.40%) percent" as increased to the figure "forty seven and 79/100 (47.79%) percent", by the First Additional Space Agreement, appears, the figure "fifty-eight and 32/100 (58.32%) percent" shall be substituted in lieu thereof.

                 SECOND:     In the event that the Demised Term of the Lease
applicable to the Third Additional Space shall be less than five (5) full years then the Demised Term shall be automatically extended to the last day of the calendar month in which the day immediately preceding the fifth (5th) anniversary of the Third Additional Space Commencement Date shall occur, unless sooner terminated pursuant to the provisions of the Lease or pursuant to law; any such extension shall be upon all of the then applicable executory terms, covenants and conditions set forth in the Lease (including, but not limited to, the provisions of Articles 23 and 29).

                 THIRD:      Owner and Tenant each represent and warrant to the
other that with the exception of Rudes Realty Company, Owner's consultant, Schlesinger & Company, L.L.C. is the sole broker with whom either party has negotiated or otherwise dealt with in connection with the Third Additional Space or in bringing about this Agreement. Owner and Tenant shall indemnify each other from all loss, cost, liability, damage and expenses, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach of the foregoing representation and warranty. Owner shall pay any commission or compensation due hereunder pursuant to a separate agreement with such broker.

                 FOURTH: Except to the extent expressly modified by the foregoing provisions of this Agreement, the Lease is hereby ratified and confirmed in all respects.

                       IN WITNESS WHEREOF, the parties hereto have here unto set their hands and seals as of the day and year first above written.

                                 55 BROAD STREET COMPANY, Owner

                                 BY: /s/ LEWIS RUDIN
                                    ---------------------------------
                                 Lewis Rudin, Partner


                                 N2K INC., Tenant


                                 BY: /s/ JONATHAN V. DIAMOMD
                                    ----------------------------------
                                 Jonathan V. Diamond, Vice Chairman

STATE OF NEW YORK)

                      ss:

COUNTY OF NEW YORK)


                 On the 12th day of April, 1996, before me personally came Jonathan V. Diamond to me known, who, being by me duly sworn, did depose and say that he resides at 1 W. 67th St, NY, NY that he is the Vice Chairman of N2K Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.



                                 /s/ ERIC B. WOLDENBERG
                                 -----------------------
                                      Notary Public

                                   ERIC B. WOLDENBERG
                             Notary Public, State of New York
                                     No. 31-4941738
                               Qualified in New York County
                             Commission Expires August 29, 1996

                                   EXHIBIT 1

     This floor plan of a portion of the eleventh (11th) floor of the Building known as 55 Broad Street, New York, New York, is annexed to this Agreement and is made a part hereof solely to delineate by outlining and diagonal markings the Third Additional Space. All areas, dimensions, conditions and locations are approximate.

                                  [FLOOR PLAN]

55 BOARD STREET                    LEASE PLAN                    11TH FLOOR PLAN

                        FOURTH ADDITIONAL SPACE AGREEMENT

                  AGREEMENT made as of the 15th day of October, 1996 between 55 BROAD STREET COMPANY, a New York partnership having its principal office at 345 Park Avenue, Borough of Manhattan, City, County and State of New York, as landlord (referred to herein as "Owner"), and N2K INC., a Pennsylvania corporation authorized to transact business in the State of New York, having an office at 55 Broad Street, Borough of Manhattan, City, County and State of New York, as tenant (referred to herein as "Tenant").

                              W I T N E S S E T H:

                  WHEREAS:

                  1. Under date of September 7, 1995, Owner and N2K Inc., a New York corporation, Tenant's predecessor in interest, entered into a lease affecting portions of the tenth (10th) and eleventh (11th) floors in the building (referred to herein as the "Building") known as 55 Broad Street, Borough of Manhattan, City, County and State of New York; and

                  2. N2K Inc., a New York corporation, merged into Tenant by statutory merger effective February 13, 1996; and

                  3. Said lease, as modified by written agreements dated December 31, 1995, April 1, 1996 (said agreement dated April 1, 1996 is referred to as the "First Additional Space Agreement"), April 2, 1996 (said agreement dated April 2, 1996 is referred to as the "Second Additional Space Agreement") and April 3, 1996 (said agreement dated April 3, 1996 is referred to as the "Third Additional Space Agreement"), is for a term (referred to herein as the "Demised Term") which shall end on May 31, 2001, unless extended pursuant to the provisions of Article SECOND of the First and/or Second and/or Third Additional Space Agreements or sooner terminated or extended pursuant to any of the terms, covenants or conditions of said lease or pursuant to law, and is referred to herein as the "Lease"; and the premises so leased to Tenant pursuant to the provisions of the Lease, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term other than Tenant's Personal Property (as defined in the Lease), are referred to herein, collectively, as the "Demised Premises"; and

                  4. Tenant now desires to lease and add to the Demised Premises the entire twenty-fifth (25th) and twenty-sixth (26th) floors of the Building and Owner is willing to lease said entire twenty-fifth (25th) and twenty-sixth

(26th) floors to Tenant, subject to the provisions of this Agreement (said entire twenty-fifth (25th) and twenty-sixth (26) floor of the Building, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term, other than Tenant's Personal Property as defined in the Lease, is referred to herein as the "Fourth Additional Space"); and

                  5. The Demised Term of the Lease applicable to the Fourth Additional Space shall commence on a date (referred to as the "Fourth Additional Space Commencement Date") fixed by Owner in a notice to Tenant, not sooner than ten (10) days next following the date of the giving of such notice, which notice shall state that Owner has, or prior to the Fourth Additional Space Commencement Date will have, substantially completed Owner's Fourth Additional Construction (as more fully described in Addendum A, which is annexed hereto and made part hereof); and

                  6. All capitalized terms shall have the same meanings ascribed to them in the Lease, unless otherwise set forth herein; and

                  7. The parties desire to record herein their understandings with respect to the foregoing.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

                  FIRST :  The Lease is hereby modified as follows:

                  A. Owner hereby leases to Tenant and Tenant hereby hires from Owner the Fourth Additional Space for a term to commence upon the Fourth Additional Space Commencement Date and to end on the Expiration Date (as it may have been extended pursuant to the First and/or Second and Third Additional Space Agreements or the Lease or pursuant to the provisions of this agreement), unless the Demised Term shall sooner terminate pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law.

                  B. (1) Owner agrees to perform work and make installations in the Fourth Additional Space as set forth in Addendum A. Such work and installations are referred to as "Owner's Fourth Additional Construction". All of the terms, covenants and conditions of Addendum A are incorporated in this agreement by reference and shall be deemed a part of this agreement as though fully set forth in the body of this agreement.

                      (2) Owner agrees, upon request from Tenant on or prior to November 15, 1996, at Owner's expense, to seal the opening between the 25th and 26th floors in a building standard and workmanlike manner in the location where the stairwell between such floors had previously been located and Tenant, subject to the provisions of the Lease and Addendum A which is annexed hereto and made a part hereof, shall have the right to create an opening between such floors in a location reasonably acceptable to Owner for the purpose of installing a stairwell.

                  C. From and after the Fourth Additional Space Commencement Date, the Lease shall be deemed modified, as follows:

                      (1) The Demised Premises shall include the Fourth Additional Space for all purposes of the Lease;

                      (2) a. The Fixed Rent reserved in the Lease shall be increased by TWO HUNDRED EIGHTY THOUSAND and 00/100 ($280,000.00) DOLLARS per annum with respect to the first year of the Demised Term applicable to the Fourth Additional Space (i.e., from the Fourth Additional Space Commencement Date to the last day of the calendar month in which occurs the first (1st) anniversary of the Fourth Additional Space Commencement Date), FOUR HUNDRED EIGHTY and 00/100 ($480,000.00) DOLLARS per annum with respect to the next year of the Demised Term applicable to the Fourth Additional Space, and FIVE HUNDRED TWENTY THOUSAND and 00/100 ($520,000.00) DOLLARS per annum with respect to the remainder of the Demised Term applicable to the Fourth Additional Space and the monthly installments of Fixed Rent shall be increased accordingly.

                          b. In the event that the Fourth Additional Space
Commencement Date shall occur on a date other than the first (1st) day of any calendar month, then the increase in the Fixed Rent for the month in which the Fourth Additional Space Commencement Date shall occur shall be prorated.

                      (3) The Demised Premises Area, as set forth in Section 23.01, shall be increased by 20,000 square feet.

                      (4) With respect to the Fourth Additional Space only, the following new Section 29.09 entitled "Electricity: Fourth Additional Space" shall be deemed added to the Lease as of the date hereof, and Section 29.05 shall continue to apply to the previously leased portions of the Building by
Tenant:

                 "A. Owner shall redistribute or furnish electrical energy to or for the use of Tenant in the Fourth

Additional Space for the operation of the lighting fixtures and the electrical receptacles installed in the Fourth Additional Space on the Commencement Date and the operation of the Building heating, ventilating and air conditioning system unit serving the floors of the Building on which the Fourth Additional Space is located. If either the quantity or character of electrical service is changed by the corporation(s) and/or other entity(ies) selected by Owner to supply electrical service to the Building or is no longer available or suitable for Tenant's requirements, or, if any equipment supplementing or ancillary to such electrical service which is installed in the Building by or on behalf of said corporation(s) and/or other entity(ies) malfunctions or fails to operate for any reason while Tenant has made any connections to said equipment, no such change, unavailability, unsuitability, malfunction or failure to operate shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise, unless such change, unavailability or unsuitability is caused by Owner's negligence or willful misconduct or the negligence or willful misconduct of Owner's agents, employees or contractors. In the event the corporation(s) and/or other entity(ies) selected by Owner shall be different from such corporation(s) and or other entity(ies) presently providing electrical service to the Building as of the date hereof, any such new or replacement corporation(s) and/or other entity(ies) selected by Owner shall be reputable and provide competitive rates.

                  B. Owner shall provide for an electrical load of eight (8) watts per square foot of usable area demand load other than during any period it is prohibited from doing so by any laws, orders, rules and/or regulations of any applicable governmental authorities (including, but not limited to, the New York State Energy Conservation Construction Code) in which event the reference to eight (8) watts hereinabove set forth shall, during such period, be decreased to the maximum number of watts per usable square foot which is permitted by any such laws, orders, rules and/or regulations. The foregoing shall be exclusive of the electrical power for the Building HVAC systems. Solely for the purposes of this section, the Fourth Additional Space shall be deemed to contain 13,252 square feet. Any additional feeders or risers to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers shall be installed by Owner upon Tenant's request, at the sole cost and expense of Tenant; provided that, in Owner's judgment, such additional feeders or risers are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or riders will not cause permanent damage or injury to the Building or the Fourth Additional Space or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the Fourth Additional Space exceed the capacity of the existing feeders or risers or wiring installations then servicing the Fourth Additional Space.

                  C. Prior to the Commencement Date Owner, at Owner's expense, shall have installed a submeter or submeters in the Fourth Additional Space to measure Tenant's actual consumption of electricity in the entire Fourth Additional Space, including, but not limited to, all electricity required for the operation of the Building heating, ventilating and air conditioning system unit serving the floor of the Building on which the Fourth Additional Space are located. Tenant shall pay to Owner, from time to time, upon demand, for the electricity consumed in the Fourth Additional Space, as determined by such submeter or submeters, the actual cost to Owner of purchasing electricity for the Fourth Additional Space (as such actual cost is hereinafter defined) plus all applicable taxes thereon. Owner's actual cost for Tenant's KW and KWH shall be determined by the application of the Building's electric rate schedule per month from the corporation(s) and/or other entity(ies) selected by Owner to supply electrical service to the Building to Tenant's usage. With respect to any period when any such submeter is not in good working order, Tenant shall pay Owner for electricity consumed in the portion of the Fourth Additional Space served by such submeter at the rate paid by Tenant to Owner during the most recent comparable period when such submeter was in good working order. Tenant shall take good care of any such submeter and all submetering installation equipment, at Tenant's sole cost and expense, and make all repairs thereto occasioned by any acts, omissions or negligence of Tenant or any person claiming through or under Tenant as and when necessary to insure that any such submeter is, at all times during the Demised Term, in good working order. With respect to the period (referred to as the "Interim Period"), if any, from the Fourth Additional Space Commencement Date through the date immediately prior to the date upon which the submeter or submeters shall be operable, Tenant shall pay to Owner monthly on demand of Owner, for the electricity consumed in the Fourth Additional Space, a sum equal to one-twelfth (1/12th) of the product of (x) $1.50 multiplied by (y) 20,000. With respect to any period during the Interim Period constituting less than a full calendar month, the monthly payment referred to in the preceding sentence shall be appropriately prorated.

                  D. (1) Owner may, at any time, elect to discontinue the redistribution or furnishing of electrical energy. In the event of any such election by Owner, (i) Owner agrees to give reasonable advance notice of any such discontinuance to Tenant, (ii) Owner agrees to permit Tenant to receive electrical service directly from the corporation(s) and/or other entity(ies) selected by Owner to supply electrical service to the Building and to permit the existing feeders, risers, wiring and other electrical facilities serving the Fourth Additional Space to be used by Tenant for such purpose to the extent they are suitable and safely capable, (iii) Owner agrees to pay such charges and costs, if any, as such corporation(s) and/or other entity(ies) may impose in connection with the installation of Tenant's meters, (iv) the provisions of Subsection C of this Section 29.09 shall be deemed deleted from this Lease, and
(v) this Lease shall remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                     (2) Notwithstanding anything to the contrary contained in subsection D(1) of this Section 29.09, Owner agrees that Owner shall not voluntarily discontinue the redistribution or furnishing of electrical energy until Owner shall have made or paid for all installations required to provide Tenant with electrical service similar to the electrical service which Tenant had in the Fourth Additional Space immediately prior to such discontinuance and the public utility corporation(s) and/or other entity(ies) supplying electrical service to the Building has agreed to furnish such service so that Tenant shall immediately upon such discontinuance be able to receive electrical service directly from such public utility corporation(s) and/or other entity(ies). Unless a shorter time is required by the public utility corporation(s) and/or other entity(ies) supplying electrical service to the Building, Owner shall give Tenant at least ninety (90) days prior notice of any such discontinuance.

                  E. Notwithstanding anything to the contrary set forth in this Lease, any sums payable or granted in any way by the corporation(s) and/or other entity(ies) selected by Owner to supply electricity to the Building resulting from the installation in the Fourth Additional Space of energy efficient lighting fixtures, lamps, special supplemental heating, ventilation and air conditioning systems or any other Alterations, which sums are paid or given by way of rebate, direct payment, credit or otherwise, shall be and remain the property of Owner, and Tenant shall not be entitled to any portion thereof, unless such lighting fixtures, lamps, supplemental heating, ventilation and air conditioning systems or other Alterations were installed by Tenant, solely at Tenant's expense, without any contribution, credit or allowance by Owner, in accordance with all of the provisions of this Lease. For the purposes of the preceding sentence, any such lighting fixtures, lamps, supplemental heating, ventilation and air conditioning systems or other Alterations comprising part of Owner's Fourth Additional Construction shall be deemed installed solely at Tenant's expense. Nothing contained in the foregoing sentence, however, shall be deemed to obligate Owner to supply or install in the Fourth Additional Space any such lighting fixtures, lamps, supplemental heating, ventilation and air conditioning systems or other Alterations.

                  SECOND: a. From and after the Fourth Additional Space Commencement Date, the Demised Term shall be automatically extended to the last day of the calendar month in which the day immediately preceding the date which is five (5) months next following the fifth (5th) anniversary of the Fourth Additional Space Commencement Date shall occur so that the Lease and the First, Second, Third and Fourth Additional Space Agreements shall be co-terminous, unless sooner terminated pursuant to the provisions of the Lease or pursuant to law; any such extension shall be upon all of the then applicable executory terms, covenants and conditions set forth in the Lease (including, but not limited to, the provisions of Articles 23 and 29).

                          b. Supplementing the provisions of subsection D of
Section 1.02, after the determination of the Fourth Additional Space Commencement Date, each party agrees, upon demand of the other, to execute, acknowledge and deliver to each other, an instrument, in form reasonably satisfactory to Owner, setting forth said Fourth Additional Space Commencement Date and the Expiration Date, which instrument shall include the amounts of the annual and monthly Fixed Rent for the remainder of the Demised Term.

                  THIRD: Owner and Tenant each represent and warrant to the other that Schlesinger & Company, L.L.C. is the sole broker with whom either party has negotiated or otherwise dealt with in connection with the Fourth Additional Space or in bringing about this Agreement. Owner and Tenant shall indemnify each other from all loss, cost, liability, damage and expenses, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach of the foregoing representation and warranty. Owner shall pay any commission or compensation due hereunder pursuant to a separate agreement with such broker.

                  FOURTH: As of the date hereof, each floor of the Fourth Additional Space contains an Americans with Disabilities Act-compliant core toilet.

                  FIFTH: Except to the extent expressly modified by the foregoing provisions of this Agreement, the Lease is hereby ratified and confirmed in all respects.

                  IN WITNESS WHEREOF, the parties hereto have here unto set their hands and seals as of the day and year first above written.

                                        55 BROAD STREET COMPANY, Owner


                                        By:[illegible on original]
                                           -----------------------

                                        N2K Inc., Tenant


                                        By:/s/ Jonathan V. Diamond
                                           -----------------------
                                           Vice Chairman

STATE OF NEW YORK                   )
                                    ss:
COUNTY OF NEW YORK                  )


                  On the 10th day of October, 1996, before me personally came Jonathan V. Diamond to me known, who, being by me duly sworn, did depose and say that he resides at
                , that he is the Vice Chairman of N2K Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


                                            /s/ Eric B. Woldenberg
                                            ----------------------
                                                 Notary Public

                                   ADDENDUM A
                     OWNER'S FOURTH ADDITIONAL CONSTRUCTION

                  I. Owner agrees to supply and install in the Fourth Additional Space all of the items set forth on Tenant's Fourth Additional Plan referred to in Paragraph IV of this Schedule unless prevented by job conditions or other circumstances beyond the reasonable control of Owner. In consideration of the performance of such work by Owner, Tenant shall pay to Owner, from time to time upon demand, whether or not the Fourth Additional Space Commencement Date shall have occurred, a sum (referred to as "Tenant's Fourth Additional Construction Sum") equal to the amount, if any, by which the aggregate of: (a) the actual cost and expense to Owner of supplying and installing all of the items set forth on Tenant's Fourth Additional Plan (including, but not limited to, the cost to Owner of a field superintendent, operating engineer, laborers, freight elevator costs, rubbish removal, temporary sprinklers and lighting, electric and heat, protection, insurance, Building Department filing and expediting, Building permits, any other governmental approvals, blueprint costs and every other item which customarily would be considered a general condition and, if applicable, any construction management or other fees paid to the general contractor or construction manager who is performing Owner's Fourth Additional Construction) (such aggregate actual cost and expense is referred to as "Owner Construction Cost") plus (b) if there is no general contractor or construction manager who is performing Owner's Fourth Additional Construction, ten (10%) percent of Owner's Construction Cost for office overhead and as a construction management fee, shall exceed (c) the sum of SEVEN HUNDRED FORTY THOUSAND and 00/100 ($740,000.00) DOLLARS. In the event that said sum of SEVEN HUNDRED FORTY THOUSAND and 00/100 ($740,000.00) DOLLARS shall be in excess of the aggregate amounts set forth in subdivision (a) and, if applicable, (b) above, Tenant shall be entitled to apply such excess against any of Tenant's architects, engineers or designers fees incurred by Tenant in connection with Owner's Fourth Additional Construction and the cost of any moving expenses and telecommunications and telephone systems installed in the Demised Premises. In the event that any further excess remains after such application, Tenant shall not be entitled to any such further excess. Any such sums due Owner shall be payable by Tenant to Owner, from time to time, whether or not the Fourth Additional Space Commencement Date shall have occurred, within five (5) days next following the rendition of a statement therefor by Owner to Tenant. Tenant shall furnish to Owner security satisfactory to Owner in an amount at least equal to Owner's estimate of Tenant's Fourth Additional Construction Sum within five (5) days after demand by Owner therefor. In the event Owner's estimate of the amount of Tenant's Fourth

Additional Construction Sum is increased, then Tenant shall increase the amount of such security to an amount at least equal to such revised increased estimate of Tenant's Fourth Additional Construction Sum, within five (5) days after demand therefor by Owner. In connection with Owner's Fourth Additional Construction, Owner agrees to employ competitive bidding and to promptly submit copies of all bids to Tenant and to engage the lowest responsible bidder in each category after advising Tenant of the bidder selected and, if such bidder is not the lowest bidder, then the reason for such selection. Tenant and its architect shall be permitted to participate in the bidding process and awarding of all contracts.

                  II. The work and installations required to be performed and made by Owner pursuant to the provisions of Paragraph I of this Schedule shall be equal to standards adopted by Owner for the Building. Owner's Fourth Additional Construction shall constitute a single non-recurring obligation on the part of Owner. In the event the Lease is renewed or extended for a further term by agreement or operation of law, Owner's obligation to perform Owner's Fourth Additional Construction shall not apply to any such renewal or extension.

                  III. Subject to the provisions of Paragraphs IV(4) and VI of this Schedule, Owner's Fourth Additional Construction shall be substantially completed prior to the Fourth Additional Space Commencement Date. At any time after such substantial completion, Owner may enter the Demised Premises to complete unfinished details of Owner's Fourth Additional Construction and entry by Owner, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                  IV. (1) On or prior to November 1, 1996 with respect to either the twenty-fifth (25th) floor or the twenty-sixth (26th) floor and November 15, 1996 with respect to the other floor, Tenant, at Tenant's sole cost and expense, shall prepare and submit to Owner a complete set of detailed plans and specifications (referred to as "Tenant's Fourth Additional Plan") for those Alterations to the Fourth Additional Space which Tenant desires Owner to perform as Owner's Fourth Additional Construction. Tenant shall have the right to designate which floor it elects to submit plans to Owner on or by November 1, 1996 and November 15, 1996. Tenant's Fourth Additional Plan shall include, but shall not be limited to, engineering plans and specifications and Tenant's Fourth Additional Plan shall indicate the heat factor, if any, of all equipment intended to be used in, and the human load factor proposed for, each room or other area. All engineering drawings and specifications in connection with Tenant's Fourth Additional Plan (mechanical, electrical, plumbing, etc.) shall be prepared by licensed professional engineers, at Tenant's expense, selected by Tenant from a list of engineers submitted by Owner. Tenant's Fourth Additional Plan shall not designate any area which shall have an electrical load in of excess of four (4) watts per square foot of usable area for all purposes (including lighting and power) or which shall have a human occupancy factor in excess of one (1) person per one hundred (100) square feet of usable area (the average electrical load and human occupancy factors for which the Building's HVAC systems have been designed). Tenant's Fourth Additional Plan shall not designate any work, materials or installations which (i) are not in compliance with the provisions of Articles 3 and 6 of the Lease; (ii) are not practical and consistent with the physical conditions in the Building and with the plans for the Building filed with the Department of Buildings of the City of New York;
(iii) will impair Owner's ability to perform any of Owner's obligations under the provisions of the Lease; (iv) will affect any portions of the Building other than the Demised Premises; or (v) does not comply with the provision of Section
29.09. Tenant agrees that Tenant's Fourth Additional Plan and any revisions thereto shall be, signed, certified and sealed by a registered architect, and, if required, engineer, duly licensed in the State of New York and approved by Owner, such approval not to be unreasonably withheld, so that Tenant's Fourth Additional Plan and any revisions thereto may be filed with, and approved by, the Department of Buildings of the City of New York.

                  Tenant's Fourth Additional Plan shall designate a sprinkler system, and, accordingly, shall designate, subject to compliance with all laws, orders and regulations of all governmental authorities having jurisdiction, the location of sprinkler heads and associated piping. Tenant's Fourth Additional Plan also shall designate all work in the Fourth Additional Space which is required so that the Fourth Additional Space shall comply with all applicable provisions of the Americans With Disabilities Act and Local Law #58. Owner's Fourth Additional Construction shall be performed in accordance with all Legal Requirements including, but not limited to, the provisions of the Americans With Disabilities Act.

                  (2) Tenant's Fourth Additional Plan shall be subject to Owner's approval, which Owner agrees not unreasonably to withhold or delay. Owner's approval of Tenant's Fourth Additional Plan shall not, unless expressly set forth in such approval, be deemed to authorize Tenant to make any Alterations in or about the Fourth Additional Space.

                  (3) In the event (i) on or prior to November 1, 1996 with respect to the twenty-fifth (25th) or twenty-sixth (26th) floor and November 15, 1996 with respect to the other floor as designated by Tenant, Tenant shall fail to submit to Owner a Tenant's Fourth Additional Plan which shall meet with Owner's approval, or (ii) substantial completion of Owner's Fourth Additional Construction shall be delayed by reason of Tenant's unreasonable delays in submitting any other plans or specifications, or in supplying information, or in approving plans or specifications or estimates, or in giving authorizations or by reason of any Change Work (as hereinafter defined) or by reason of any other similar acts or omissions of Tenant, then, in such event, Tenant agrees to pay to Owner, as agreed liquidated damages for Tenant's failures aforesaid or for such delays occasioned by Tenant's acts or omissions, as the case may be, sums equal to one (1) day's rent applicable to the Fourth Additional Space for the first period of rent applicable thereto for each day that such failure or delay shall continue.

                  (4) Tenant, after the submission of Tenant's Fourth Additional Plan, may designate, subject to Owner's approval, not unreasonably to be withheld, substitute or additional work, materials or installations (referred to, collectively, as "Change Work") to be supplied and installed by Owner in replacement of, or in addition to, the work, materials and installations set forth on Tenant's Fourth Additional Plan provided that such Change Work: (i) is in compliance with the provisions of Articles 3 and 6 of the Lease; (ii) is practical and consistent with the physical conditions in the Building and with the plans for the Building filed with the Department of Buildings of the City of New York; (iii) will not impair Owner's ability to perform any of Owner's obligations under the provisions of the Lease; (iv) will not affect any portions of the Building other than the Demised Premises; (v) complies with the provisions of Section 29.09; (vi) shall (a) be signed, sealed and certified by a registered architect and, if applicable, engineer duly licensed in the State of New York and (b) comply with all applicable laws, orders, rules and regulations of governmental authorities so that Tenant's Fourth Additional Plan may without further amendment or change be used for engineering drawings and specifications and filed with and approved by the Department of Buildings of the City of New York; (vii) will not tend to delay completion of Owner's Fourth Additional Construction; and (viii) shall not designate any area which shall have an electrical load in excess of four (4) watts per square foot of usable area for all purposes (including lighting and power) or which shall have a human occupancy factor in excess of one (1) person per one hundred (100) square feet of usable area. At or about the time of the submission by Tenant to Owner of any Change Work, if it appears to Owner that any item of Change Work designated by Tenant will tend to delay completion of Owner's Fourth Additional Construction, or, notwithstanding Owner's approval of any Change Work, if it subsequently appears to Owner that any item of Change Work designated by Tenant will tend to delay completion of Owner's Fourth Additional Construction, Owner in each case shall notify Tenant to that effect and Tenant, within five (5) days after notice from Owner to that effect, will designate, subject to the foregoing limitations
(i) through (viii), other available items of Change Work which will not so tend to delay completion. If Tenant fails to make such designations within five (5) days after said notice from Owner, Owner will have no obligation to supply or install the items set forth in such Owner's notice or, at Owner's election, Owner shall have the right to perform such items of Change Work in accordance with the provisions of this Schedule, except that, solely for the purpose of determining whether or not Owner's Fourth Additional Construction has been substantially completed and for the purpose of fixing the Fourth Additional Space Commencement Date, such items of Change Work and all other related work and installations shall be deemed unfinished details of Owner's Fourth Additional Construction which may be performed after the Fourth Additional Space Commencement Date in accordance with the provisions of Paragraph III of this Schedule and, accordingly, shall not affect the Fourth Additional Space Commencement Date.

                  V. INTENTIONALLY DELETED

                  VI. At or about the time that Owner shall notify Tenant of the approval of Tenant's Fourth Additional Plan, such notice of approval shall state which items contained in Tenant's Fourth Additional Plan, if any, will or might be subject to certain delays in delivery and which might affect the date of substantial completion of Owner's Fourth Additional Construction. Tenant may, within five (5) days after such notice from Owner, designate, subject to the limitations (i) through (viii) set forth in subparagraph (4) of Paragraph IV, other available items which will not be subject to delays in delivery. If Tenant fails to timely make such designations, Owner will have no obligation to supply or install the items set forth in such Owner's notice or, at Owner's election, Owner shall have the right to perform such items and for the purpose of determining whether or not Owner's Fourth Additional Construction shall have been substantially completed and for the purpose of





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
fixing the Fourth Additional Space Commencement Date, said items set forth in such notice and all other related work and installations (sometimes hereinafter referred to collectively as "Long Lead Items") shall be deemed unfinished details of Owner's Fourth Additional Construction which may be performed by Owner after the substantial completion of Owner's Fourth Additional Construction in accordance with the provisions of Paragraph III of this Schedule and, accordingly, shall not affect the Fourth Additional Space Commencement Date.






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